THE GALAXY FUND
STATEMENT OF ADDITIONAL INFORMATION
FEBRUARY 28, 2002

GALAXY TAX-EXEMPT BOND FUND                                 RETAIL A SHARES,
GALAXY NEW JERSEY MUNICIPAL BOND FUND                       RETAIL B SHARES AND
GALAXY NEW YORK MUNICIPAL BOND FUND                         TRUST SHARES
GALAXY CONNECTICUT MUNICIPAL BOND FUND
GALAXY MASSACHUSETTS MUNICIPAL BOND FUND
GALAXY RHODE ISLAND MUNICIPAL BOND FUND
GALAXY INTERMEDIATE TAX-EXEMPT BOND FUND
GALAXY CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
GALAXY MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND
GALAXY PENNSYLVANIA MUNICIPAL BOND FUND
GALAXY FLORIDA MUNICIPAL BOND FUND                          SHARES

     This Statement of Additional Information is not a prospectus. It relates to the prospectuses for the Funds as listed below, as they may be supplemented or revised from time to time (the "Prospectuses"). The Prospectuses, as well as the Funds' Annual Report to Shareholders dated October 31, 2001 (the "Annual Report"), may be obtained without charge by writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520
or by calling 1-877-289-4252

Current Prospectuses

- Prospectus for Retail A Shares and Retail B Shares of the Funds dated February 28, 2002
- Prospectus for Trust Shares/Shares of the Funds dated February 28, 2002

     The audited financial statements included in the Annual Report and the report of Ernst & Young LLP, The Galaxy Fund's independent auditors, contained in the Annual Report are incorporated herein by reference in the section "Financial Statements." No other portions of the Annual Report are incorporated by reference.

     The Pennsylvania Municipal Bond Fund commenced operations as a separate portfolio (the "Predecessor Pillar Fund") of The Pillar Funds. On August 27, 2001, the Predecessor Pillar Fund was reorganized as a new portfolio of The Galaxy Fund. The financial statements included in the Predecessor Pillar Fund's Annual Report dated December 31, 2000 and the related report of Arthur Andersen LLP, the Predecessor Pillar Fund's former independent auditors, are incorporated herein by reference in the section "Financial Statements." No other portions of the Annual Report are incorporated by reference.

     The Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Florida Municipal Bond Fund commenced operations as separate portfolios (the "Predecessor Boston 1784 Funds") of the Boston 1784 Funds. On June 26, 2000, the Predecessor Boston 1784 Funds were reorganized as new portfolios of The Galaxy Fund. The financial statements included in the Predecessor Boston 1784 Funds' Annual Report dated May 31, 2000 and the related report of PricewaterhouseCoopers LLP, the Predecessor Boston 1784 Funds' former independent accountants, are incorporated herein by reference in the section "Financial Statements." No other portions of the Predecessor Boston 1784 Funds' Annual Report are incorporated by reference.

                                TABLE OF CONTENTS

                                                                         PAGE

GENERAL INFORMATION                                                        1
DESCRIPTION OF GALAXY AND ITS SHARES                                       2
INVESTMENT STRATEGIES, POLICIES AND RISKS                                  5
    Tax-Exempt Bond Fund                                                   5
    New Jersey Municipal Bond Fund                                         6
    New York Municipal Bond Fund                                           6
    Connecticut Municipal Bond Fund                                        7
    Massachusetts Municipal Bond Fund                                      7
    Rhode Island Municipal Bond Fund                                       8
    Intermediate Tax-Exempt Bond Fund                                      8
    Connecticut Intermediate Municipal Bond Fund                           9
    Massachusetts Intermediate Municipal Bond Fund                         9
    Florida Municipal Bond Fund                                           10
    Pennsylvania Municipal Bond Fund                                      10
    Special Considerations and Risks                                      11
    Investment Quality                                                    11
    General Risk Consideration                                            12
    Other Investment Policies and Risk Considerations                     12
    U.S. Government Obligations and Money Market Instruments              13
    Variable and Floating Rate Obligations                                15
    Municipal Securities                                                  15
    Stand-by Commitments                                                  18
    Private Activity Bonds                                                19
    Repurchase and Reverse Repurchase Agreements                          19
    Securities Lending                                                    20
    Investment Company Securities                                         21
    Custodial Receipts and Certificates of Participation                  21
    Derivative Securities                                                 22
    When-Issued, Forward Commitment and Delayed Settlement Transactions   28
    Asset-Backed Securities                                               29
    Mortgage-Backed Securities                                            30
    Convertible Securities                                                31
    Guaranteed Investment Contracts                                       32
    Bank Investment Contracts                                             33
    Loan Participations                                                   33
    STRIPS                                                                33
    Zero Coupon Securities                                                34
    Pay-In-Kind Securities                                                34
    Structured Investments                                                34
    Yankee Obligations                                                    35
    Special Considerations Relating to New Jersey Municipal Securities    35
    Special Considerations Relating to New York Municipal Securities      38
    Special Considerations Relating to Connecticut Municipal Securities   53


                                                                         PAGE

    Special Considerations Relating to Massachusetts Municipal Securities 56
    Special Considerations Relating to Rhode Island Municipal Securities  57
    Special Considerations Relating to Florida Municipal Securities       58
    Special Considerations Relating to Pennsylvania Municipal Securities  62
    Portfolio Turnover                                                    67
INVESTMENT LIMITATIONS                                                    67
VALUATION OF PORTFOLIO SECURITIES                                         73
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION                            73
    Purchases of Retail A Shares and Retail B Shares                      74
    General                                                               74
    Customers of Institutions                                             74
    Applicable Sales Charge -- Retail A Shares                            75
    Computation of Offering Price - - Retail A Shares                     77
    Quantity Discounts                                                    78
    Applicable Sales Charge - Retail B Shares                             80
    Characteristics of Retail A Shares and Retail B Shares                81
    Factors to Consider When Selecting Retail A Shares or Retail B Shares 82
    Purchases of Trust Shares and Shares of the Florida Municipal Bond
    Fund                                                                  83
    Other Purchase Information                                            84
    Redemptions                                                           84
INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES                   85
    Exchange Privilege                                                    85
    Automatic Investment Program and Systematic Withdrawal Plan           86
    Payroll Deduction Program                                             86
    College Investment Program                                            87
    Direct Deposit Program                                                87
TAXES                                                                     87
    State and Local                                                       89
    Taxation of Certain Financial Instruments                             92
    Miscellaneous                                                         93
TRUSTEES AND OFFICERS                                                     94
    Standing Board Committees                                             96
    Trustee Ownership of Fund Shares                                      96
    Board Compensation                                                    97
    Shareholder and Trustee Liability                                     99
INVESTMENT ADVISER                                                        99
    Annual Board Approval of Investment Advisory Agreement               103
ADMINISTRATOR                                                            104
CUSTODIAN AND TRANSFER AGENT                                             107
EXPENSES                                                                 108
PORTFOLIO TRANSACTIONS                                                   108
SHAREHOLDER SERVICES PLAN                                                109
DISTRIBUTION PLANS                                                       111


                                                                         PAGE

    Retail A Shares - Distribution Plan - Pennsylvania Municipal
    Bond Fund                                                            111
    Retail B Shares - Distribution and Service Plan                      111
    Both Plans                                                           113
DISTRIBUTOR                                                              114
AUDITORS                                                                 116
COUNSEL                                                                  117
CODES OF ETHICS                                                          118
PERFORMANCE AND YIELD INFORMATION                                        118
    Performance Reporting                                                133
MISCELLANEOUS                                                            134
FINANCIAL STATEMENTS                                                     156
APPENDIX A                                                               A-1
APPENDIX B                                                               B-1

                              GENERAL INFORMATION

     This Statement of Additional Information should be read in conjunction with a current Prospectus. This Statement of Additional Information relates to the Prospectuses for Trust Shares, Retail A Shares and Retail B Shares of the Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Pennsylvania Municipal Bond, Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond and Massachusetts Intermediate Municipal Bond Funds and Shares of the Florida Municipal Bond Fund. The Tax-Exempt Bond Fund also offers Prime A Shares and Prime B Shares, which are described in a separate statement of additional information and related prospectus. As of the date of this Statement of Additional Information, the Pennsylvania Municipal Bond Fund had not commenced its offering of Retail A Shares and Retail B Shares. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. No investment in shares of the Funds should be made without reading a Prospectus.

     The Pennsylvania Municipal Bond Fund commenced operations as separate portfolio (the "Predecessor Pennsylvania Municipal Bond Fund" or "Predecessor Pillar Fund") of The Pillar Funds. On August 27, 2001, the Predecessor Pillar Fund was reorganized as a new portfolio of The Galaxy Fund (the "Pillar Reorganization"). Prior to the Pillar Reorganization, the Predecessor Pillar Fund offered and sold shares of beneficial interest that were similar to The Galaxy Fund's Trust Shares and Retail A Shares.

     The Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds commenced operations as separate portfolios (each a "Predecessor Boston 1784 Fund," and collectively, the "Predecessor Boston 1784 Funds") of the Boston 1784 Funds. On June 26, 2000, each Predecessor Boston 1784 Fund was reorganized as a new portfolio of The Galaxy Fund (the Boston 1784 "Reorganization"). Prior to the Boston 1784 Reorganization, the Predecessor Boston 1784 Funds offered and sold one class of shares. In connection with the Boston 1784 Reorganization, shareholders of the Predecessor Boston 1784 Funds exchanged their shares for Shares, Trust Shares and/or BKB Shares of the Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Florida Municipal Bond Fund, respectively. Shareholders of the Predecessor Boston 1784 Funds who purchased their shares through an investment management, trust, custody, or other agency relationship with BankBoston, N.A. received Shares or Trust Shares of the Funds. BKB Shares were issued to shareholders of the Predecessor Boston 1784 Funds who were not eligible to receive Trust Shares at the time of the Boston 1784 Reorganization. On June 26, 2001, BKB Shares of the Funds converted into Retail A Shares upon a finding by the Board of Trustees of The Galaxy Fund at a meeting held on May 31, 2001 that such conversion was in the best interest of the holders of BKB Shares.

     SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON FINANCIAL CORPORATION OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY,

OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

                      DESCRIPTION OF GALAXY AND ITS SHARES

     The Galaxy Fund ("Galaxy") is an open-end management investment company currently offering shares of beneficial interest in forty investment portfolios:
Money Market Fund, Government Money Market Fund, U.S. Treasury Money Market Fund, Tax-Exempt Money Market Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Institutional Money Market Fund, Institutional Government Money Market Fund, Institutional Treasury Money Market Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Equity Value Fund, Equity Growth Fund, Growth Fund II, Equity Income Fund, International Equity Fund, Pan Asia Fund, Small Company Equity Fund, Asset Allocation Fund, Small Cap Value Fund, Growth and Income Fund, Strategic Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund, Rhode Island Municipal Bond Fund, Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund. Galaxy is also authorized to issue shares of beneficial interest in two additional investment portfolios, the MidCap Equity Fund and the New York Municipal Money Market Fund. As of the date of this Statement of Additional Information, however, the MidCap Equity Fund and the New York Municipal Money Market Fund had not commenced investment operations.

     Galaxy was organized as a Massachusetts business trust on March 31, 1986. Galaxy's Declaration of Trust authorizes the Board of Trustees to classify or reclassify any unissued shares into one or more classes or series of shares by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of the series in the Funds as follows: Class M - Series 1 shares (Trust Shares), Class M - Series 2 shares (Retail A Shares), Class M - Series 3 shares (Retail B Shares), Class M - Series 4 shares (Prime A Shares) and Class M - Series 5 shares (Prime B Shares), each series representing interests in the Tax-Exempt Bond Fund; Class O - Series 1 shares (Trust Shares), Class O - Series 2 shares (Retail A Shares) and Class O - Series 3 shares (Retail B Shares), each series representing interests in the New York Municipal Bond Fund; Class P - Series 1 shares (Trust Shares), Class P - Series 2 shares (Retail A Shares) and Class P - Series 3 shares (Retail B Shares), each series representing interests in the Connecticut Municipal Bond Fund; Class Q -

Series 1 shares (Trust Shares), Class Q - Series 2 shares (Retail A Shares) and Class Q - Series 3 shares (Retail B Shares), each series representing interests in the Massachusetts Municipal Bond Fund; Class R - Series 1 shares (Trust Shares), Class R - Series 2 shares (Retail A Shares) and Class R - Series 4 shares (Retail B Shares), each series representing interests in the Rhode Island Municipal Bond Fund; Class Y - Series 1 shares (Trust Shares), Class Y - Series 2 shares (Retail A Shares) and Class Y - Series 3 shares (Retail B Shares), each series representing interests in the New Jersey Municipal Bond Fund; Class II shares (Shares), representing interests in the Florida Municipal Bond Fund; Class JJ - Series 1 shares (Trust Shares), Class JJ - Series 2 shares (Retail A Shares) and Class JJ - Series 4 shares (Retail B Shares), each series representing interests in the Intermediate Tax-Exempt Bond Fund; Class KK - Series 1 shares (Trust Shares), Class KK - Series 2 shares (Retail A Shares) and Class KK - Series 4 shares (Retail B Shares), each series representing interests in the Connecticut Intermediate Municipal Bond Fund; Class LL - Series 1 shares (Trust Shares), Class LL - Series 2 shares (Retail A Shares) and Class LL - Series 4 shares (Retail B Shares), each series representing interests in the Massachusetts Intermediate Municipal Bond Fund; and Class TT-Series 1 shares (Trust Shares), Class TT-Series 2 shares (Retail A Shares) and Class TT-Series 3 shares (Retail B Shares), each series representing interests in the Pennsylvania Municipal Bond Fund. The Tax-Exempt Bond and Intermediate Tax-Exempt Bond Funds are classified as diversified companies and the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Connecticut Intermediate Municipal Bond, Massachusetts Municipal Bond, Massachusetts Intermediate Municipal Bond, Florida Municipal Bond, Rhode Island Municipal Bond and Pennsylvania Municipal Bond Funds are classified as non-diversified companies under the Investment Company Act of 1940, as amended (the "1940 Act").

     Each share of Galaxy (irrespective of series designation) has a par value of $.001 per share, represents an equal proportionate interest in the related investment portfolio with other shares of the same class (irrespective of series designation), and is entitled to such dividends and distributions out of the income earned on the assets belonging to such investment portfolio as are declared in the discretion of Galaxy's Board of Trustees.

     Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses, shares will be fully paid and non-assessable. Each series of shares in a Fund (i.e., Retail A Shares, Retail B Shares, Trust Shares, Prime A Shares and Prime B Shares) bear pro rata the same expenses and are entitled equally to the Fund's dividends and distributions except as follows. Each series will bear the expenses of any distribution and/or shareholder servicing plans applicable to such series. For example, as described below, holders of Retail A Shares will bear the expenses of the Shareholder Services Plan for Retail A Shares and Trust Shares (which is currently applicable only to Retail A Shares) and holders of Retail B Shares will bear the expenses of the Distribution and Services Plan for Retail B Shares. In addition, each series may incur differing transfer agency fees and may have differing sales charges. Standardized yield and total return quotations are computed separately for each series of shares. The differences in expenses paid by the respective series will affect their performance. See "Shareholder Services Plan" and "Distribution Plans" below.

     In the event of a liquidation or dissolution of Galaxy or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative asset values of Galaxy's respective Funds, of any general assets of Galaxy not belonging to any particular Fund, which are available for distribution. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved in liquidation, based on the number of shares of the Fund that are held by each shareholder, except that each series of a Fund would be solely responsible for the Fund's payments under any distribution and/or shareholder servicing plan applicable to such series.

     Holders of all outstanding shares of a particular Fund will vote together in the aggregate and not by series on all matters, except that only shares of a particular series of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to any distribution and/or shareholder servicing plan for such series (e.g., only Retail A Shares of a Fund (except the Pennsylvania Municipal Bond Fund) and Trust Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Shareholder Services Plan for Retail A Shares and Trust Shares, only Retail A Shares of the Pennsylvania Municipal Bond Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution Plan for Retail A Shares of such Fund, and only Retail B Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution and Services Plan for Retail B Shares). Further, shareholders of all of the Funds, as well as those of any other investment portfolio now or hereafter offered by Galaxy, will vote together in the aggregate and not separately on a Fund-by-Fund basis, except as otherwise required by law or when permitted by the Board of Trustees. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as Galaxy shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Fund affected by the matter. A particular Fund is deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are substantially identical or that the matter does not affect any interest of the Fund. Under the Rule, the approval of an investment advisory agreement or any change in an investment objective or a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund (irrespective of series designation). However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of Galaxy voting without regard to class or series.

     Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular class or series. Voting rights are not cumulative and, accordingly, the holders of more than 50% in the aggregate of Galaxy's outstanding shares may elect all of the trustees, irrespective of the votes of other shareholders.

     Galaxy is not required under Massachusetts law to hold annual shareholder meetings and intends to do so only if required by the 1940 Act. Shareholders have the right to remove Trustees. Galaxy's Declaration of Trust provides that a meeting of shareholders shall be called by the Board of Trustees upon a written request of shareholders owning at least 10% of the outstanding shares of Galaxy entitled to vote.

     Galaxy's Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by the 1940 Act, the Securities Act of 1933, as amended (the "1933 Act") or other applicable law), to (a) sell and convey the assets of a Fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert a Fund's assets into money and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to a Fund with the assets belonging to another Fund of Galaxy and, in connection therewith, to cause all outstanding shares of any Fund to be redeemed at their net asset value or converted into shares of another class of Galaxy's shares at the net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares, due to changes in the market prices of the Fund's portfolio securities, an amount that is more or less than the original investment. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the Fund's shareholders at least 30 days prior thereto.

                    INVESTMENT STRATEGIES, POLICIES AND RISKS

     Fleet Investment Advisors Inc. ("Fleet"), the Funds' investment adviser, will use its best efforts to achieve each Fund's investment objective, although such achievement cannot be assured. The investment objective of a Fund as described in its Prospectuses may not be changed without the approval of the holders of a majority of its outstanding shares (as defined under "Miscellaneous"). Except as noted below in the description of each Fund's investment policies and strategies and under "Investment Limitations," a Fund's investment policies may be changed without shareholder approval. An investor should not consider an investment in the Funds to be a complete investment program. The following investment strategies, policies and risks supplement those set forth in the Funds' Prospectuses.

TAX-EXEMPT BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Tax-Exempt Bond Fund's shareholders, the Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their respective authorities, agencies, instrumentalities and political subdivisions, the interest on which, in the opinion of bond counsel or counsel to the issuer, is exempt from regular federal income tax (including the federal alternative minimum tax) ("Municipal Securities"), primarily bonds (at least 65% under normal market conditions).

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Tax-Exempt Bond Fund.

NEW JERSEY MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the New Jersey Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities. The Fund expects that except during temporary defensive periods or when, in Fleet's opinion, suitable obligations are unavailable for investment, at least 65% of the Fund's net assets will be invested in Municipal Securities issued by or on behalf of the State of New Jersey, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers (which may include issuers located outside New Jersey such as Puerto Rico), the interest on which, in the opinion of bond counsel to the issuer, is exempt from regular federal income tax (including the federal alternative minimum tax) and New Jersey personal income tax ("New Jersey Municipal Securities"). See "Other Investment Policies and Risk Considerations - Special Considerations Relating to New Jersey Municipal Securities" below for a discussion of certain risks in investing in New Jersey Municipal Securities. Dividends derived from interest on Municipal Securities other than New Jersey Municipal Securities will generally be exempt from regular federal income tax but may be subject to New Jersey personal income tax (including the federal alternative minimum tax). See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the New Jersey Municipal Bond Fund.

NEW YORK MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the New York Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily (at least 65% of net assets under normal market conditions) in Municipal Securities issued by or on behalf of the State of New York, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers (which may include issuers located outside New York such as Puerto Rico), the interest on which, in the opinion of bond counsel to the issuer, is exempt from regular federal income tax (including the federal alternative minimum tax) and New York State and New York City personal income tax ("New York Municipal Securities"). See "Other Investment Policies and Risk Considerations - Special Considerations Relating to New York Municipal

Securities" below for a discussion of certain risks in investing in New York Municipal Securities. Dividends derived from interest on Municipal Securities other than New York Municipal Securities will generally be exempt from regular federal income tax (including the federal alternative minimum tax) but may be subject to New York State and New York City personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the New York Municipal Bond Fund.

CONNECTICUT MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Connecticut Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily (at least 65% of net assets under normal market conditions) in Municipal Securities issued by or on behalf of the State of Connecticut, its political sub-divisions, or any public instrumentality, state or local authority, district or similar public entity created under the laws of Connecticut and certain other governmental issuers (which may include issuers located outside Connecticut such as Puerto Rico), the interest on which is, in the opinion of qualified legal counsel, exempt from regular federal income tax (including the federal alternative minimum tax) and from Connecticut personal income tax by virtue of federal law ("Connecticut Municipal Securities"). See "Special Considerations Relating to Connecticut Municipal Securities" below, for a discussion of certain risks in investing in Connecticut Municipal Securities. Dividends derived from interest on Municipal Securities other than Connecticut Municipal Securities will generally be exempt from regular federal income tax (including the federal alternative minimum tax) but subject to Connecticut personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Connecticut Municipal Bond Fund.

MASSACHUSETTS MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Massachusetts Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily (at least 65% of net assets under normal market conditions) in Municipal Securities issued by or on behalf of the Commonwealth of Massachusetts, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers (which may include issuers located outside Massachusetts such as Puerto Rico), the interest on which, in the opinion of bond counsel to the issuer, is exempt from regular federal income tax (including the federal alternative minimum tax) and Massachusetts personal income tax ("Massachusetts Municipal Securities"). See "Other

Investment Policies and Risk Considerations - Special Considerations Relating to Massachusetts Municipal Securities" below for a discussion of certain risks in investing in Massachusetts Municipal Securities. Dividends derived from interest on Municipal Securities other than Massachusetts Municipal Securities will generally be exempt from regular federal income tax (including the federal alternative minimum tax) but may be subject to Massachusetts personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Massachusetts Municipal Bond Fund.

RHODE ISLAND MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Rhode Island Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily (at least 65% of net assets under normal market conditions) in Municipal Securities issued by or on behalf of the State of Rhode Island, its political sub-divisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers (which may include issuers located outside Rhode Island such as Puerto Rico), the interest on which, in the opinion of bond counsel to the issuer, is exempt from regular federal income taxes (including the federal alternative minimum tax) and Rhode Island personal income taxes ("Rhode Island Municipal Securities"). See "Other Investment Policies and Risk Considerations - Special Consideration Relating to Rhode Island Municipal Securities" below for a discussion of certain risks in investing in Rhode Island Municipal Securities. Dividends derived from interest on Municipal Securities other than Rhode Island Municipal Securities will generally be exempt from regular federal income tax (including the federal alternative minimum tax) but may be subject to Rhode Island personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Rhode Island Municipal Bond Fund.

INTERMEDIATE TAX-EXEMPT BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Intermediate Tax-Exempt Bond Fund's shareholders, the Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily bonds (at least 65% of net assets under normal market conditions). The Fund may comply with this 80% policy by investing in a partnership, trust, regulated investment company or other entity which invests in such Municipal Securities, in which case the Fund's investment in such entity shall be deemed to be an investment in the underlying Municipal Securities in the same proportion as such entity's investment in such Municipal Securities bears to its net assets.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Intermediate Tax-Exempt Bond Fund.

CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Connecticut Intermediate Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily (at least 65% of net assets under normal market conditions) in Connecticut Municipal Securities. The Fund may comply with these 80% and 65% policies by investing in a partnership, trust or other entity which invests in such Municipal Securities, in which case the Fund's investment in such entity shall be deemed to be an investment in the underlying Municipal Securities in the same proportion as such entity's investment in such Municipal Securities bears to its net assets. See "Special Considerations Relating to Connecticut Municipal Securities" below, for a discussion of certain risks in investing in Connecticut Municipal Securities. Dividends derived from interest on Municipal Securities other than Connecticut Municipal Securities will generally be exempt from regular federal income tax (including the federal alternative minimum tax) but subject to Connecticut personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Connecticut Intermediate Municipal Bond Fund.

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Massachusetts Intermediate Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily (at least 65% of net assets under normal market conditions) in Massachusetts Municipal Securities. The Fund may comply with these 80% and 65% policies by investing in a partnership, trust, regulated investment company or other entity which invests in such Municipal Securities, in which case the Fund's investment in such entity shall be deemed to be an investment in the underlying Municipal Securities in the same proportion as such entity's investment in such Municipal Securities bears to its net assets. See "Other Investment Policies and Risk Considerations - Special Considerations Relating to Massachusetts Municipal Securities" below for a discussion of certain risks in investing in Massachusetts Municipal Securities. Dividends derived from interest on Municipal Securities other than Massachusetts Municipal Securities will generally be exempt from regular federal income tax (including the federal alternative minimum tax) but may be subject to Massachusetts personal income tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Massachusetts Intermediate Municipal Bond Fund.

FLORIDA MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Florida Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily (normally, at least 65% of net assets under normal market conditions) in Municipal Securities issued by or on behalf of the State of Florida, its political sub-divisions, authorities, agencies, instrumentalities and corporations, the interest on which, in the opinion of bond counsel to the issuer, is exempt from regular federal income taxes (including the federal alternative minimum tax), and that are exempt from Florida intangible personal property tax ("Florida Municipal Securities"). The Fund may comply with these 80% and 65% policies by investing in a partnership, trust, regulated investment company or other entity which invests in such Municipal Securities, in which case the Fund's investment in such entity shall be deemed to be an investment in the underlying Municipal Securities in the same proportion as such entity's investment in such Municipal Securities bears to its net assets. See "Other Investment Policies and Risk Considerations - Special Considerations Relating to Florida Municipal Securities" below for a discussion of certain risks in investing in Florida Municipal Securities. Dividends derived from interest on Municipal Securities other than Florida Municipal Securities will generally be exempt from regular federal income tax (including the federal alternative minimum tax) but may be subject to Florida intangible personal property tax. See "Taxes" below.

     See "Special Considerations and Risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Florida Municipal Bond Fund.

PENNSYLVANIA MUNICIPAL BOND FUND

     As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Pennsylvania Municipal Bond Fund will invest, except during temporary defensive periods, at least 80% of its net assets (plus any borrowings for investment purposes) in Municipal Securities, primarily in Municipal Securities issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions, authorities, agencies, instrumentalities and corporations, and certain other governmental issuers (which may include issuers located outside Pennsylvania), the interest on which is exempt from both federal income tax (including the federal alternative minimum tax) and Pennsylvania state income tax ("Pennsylvania Municipal Securities"). See "Other Investment Policies and Risk Considerations" below - Special Considerations Relating to Pennsylvania Municipal Securities" below for a discussion of certain risks in investing in Pennsylvania Municipal Securities. Dividends derived from interest on Municipal Securities other than Pennsylvania Municipal

Securities will generally be exempt from regular federal income tax but may be subject to Pennsylvania state income tax. See "Taxes" below.

     See "Special Considerations and risks" and "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Pennsylvania Municipal Bond Fund.

     The Fund may invest in commitments to purchase Municipal Securities on a "when-issued" basis, and reserves the right to engage in "stand-by commitment" transactions. The Fund may also purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the long-term bond or commercial paper ratings described below under "Special Considerations and Risks - Investment Quality."

                        SPECIAL CONSIDERATIONS AND RISKS

INVESTMENT QUALITY

     Municipal Securities purchased by the Funds will consist primarily of issues which are rated at the time of purchase within the four highest rating categories assigned by Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or unrated instruments determined by Fleet to be of comparable quality. Municipal Securities rated within the four highest rating categories assigned by S&P ("AAA," "AA," "A" and "BBB") or Moody's ("Aaa," "Aa," "A" and "Baa") are considered to be investment grade. Municipal Securities rated in the lowest of the four highest rating categories assigned by S&P or Moody's are considered to have speculative characteristics, even though they are of investment grade quality, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade Municipal Securities. Such Municipal Securities will be purchased (and retained) only when Fleet believes the issuers have an adequate capacity to pay interest and repay principal. If the ratings of a particular Municipal Security purchased by a Fund are subsequently downgraded below the four highest ratings categories assigned by S&P or Moody's, such factor will be considered by Fleet in its evaluation of the overall merits of that Municipal Security, but such ratings will not necessarily result in an automatic sale of the Municipal Security unless the Municipal Security, together with any other securities held by the Fund that are rated below investment grade, exceed 5% of the Fund's net assets. Under normal market and economic conditions, at least 65% of each Fund's total assets will be invested in Municipal Securities rated in the three highest rating categories assigned by S&P or Moody's. See Appendix A to this Statement of Additional Information for a description of S&P's and Moody's rating categories.

     In addition to the investment grade municipal bonds described above, Municipal Securities that the Pennsylvania Municipal Bond Fund may purchase include: (i) municipal notes which are rated at least SP-1 by S&P or MIG-1 or V-MIG-1 by Moody's at the time of investment or, if not rated, determined by Fleet to be of comparable quality; and (ii) tax-exempt commercial paper rated at least A-1 by S&P or Prime-1 by Moody's at the time of investment or, if not rated, determined by Fleet to be of comparable quality.

GENERAL RISK CONSIDERATION

     Generally, the market value of fixed income securities, such as Municipal Securities, in the Funds can be expected to vary inversely to changes in prevailing interest rates. During periods of declining interest rates, the market value of investment portfolios comprised primarily of fixed income securities, such as the Funds, will tend to increase, and during periods of rising interest rates, the market value will tend to decrease. In addition, during periods of declining interest rates, the yields of investment portfolios comprised primarily of fixed income securities will tend to be higher than prevailing market rates and, in periods of rising interest rates, yields will tend to be somewhat lower. Fixed income securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also offset the value of these investments. Fluctuations in the market value of fixed income securities subsequent to their acquisition will not offset cash income from such securities but will be reflected in a Fund's net asset value.

     Although no Fund presently intends to do so on a regular basis, each Fund may invest more than 25% of its assets in Municipal Securities the interest on which is paid solely from revenues on similar projects if such investment is deemed necessary or appropriate by Fleet. To the extent that a Fund's assets are concentrated in Municipal Securities payable from revenues on similar projects, the Fund will be subject to the particular risks presented by such projects to a greater extent than it would be if its assets were not so concentrated.

     The New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Connecticut Intermediate Municipal Bond, Massachusetts Municipal Bond, Massachusetts Intermediate Municipal Bond, Florida Municipal Bond, Rhode Island Municipal Bond and Pennsylvania Municipal Bond Funds are classified as non-diversified companies under the 1940 Act. Investment return on a non-diversified portfolio typically is dependent upon the performance of a smaller number of securities relative to the number held in a diversified portfolio. Consequently, the change in value of any one security may affect the overall value of a non-diversified portfolio more than it would a diversified portfolio, and thereby subject the market-based net asset value per share of the non-diversified portfolio to greater fluctuations. In addition, a non-diversified portfolio may be more susceptible to economic, political and regulatory developments than a diversified investment portfolio with similar objectives may be.

                OTHER INVESTMENT POLICIES AND RISK CONSIDERATIONS

     Investment methods described in the Prospectuses and this Statement of Additional Information are among those which one or more of the Funds have the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

U.S. GOVERNMENT OBLIGATIONS AND MONEY MARKET INSTRUMENTS

     Each Fund may, in accordance with its investment policies, invest from time to time in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in money market instruments, including but not limited to bank obligations, commercial paper and corporate bonds.

     Examples of the types of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (hereinafter, "U.S. Government obligations") that may be held by the Funds include, without limitation, direct obligations of the U.S. Treasury, and securities issued or guaranteed by the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Resolution Trust Corporation and Maritime Administration.

     U.S. Treasury securities differ only in their interest rates, maturities and time of issuance: Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of more than ten years. Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law. Some of these instruments may be variable or floating rate instruments.

     Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns shares of the Funds.

     Bank obligations include bankers' acceptances, negotiable certificates of deposit, and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System or is insured by the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank which is insured by the FDIC. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. Investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. Investments by the Funds in non-negotiable time deposits are limited to no more than

5% of each Fund's total assets at the time of purchase. Time deposits with a maturity longer than seven days or that do not provide for payment within seven days after notice will be subject to each Fund's limitation on illiquid securities described below under "Investment Limitations." For purposes of each Fund's investment policies with respect to bank obligations, the assets of a bank or savings institution will be deemed to include the assets of its U.S. and foreign branches.

     Domestic and foreign banks are subject to extensive but different government regulation which may limit the amount and types of their loans and the interest rates that may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds to finance lending operations and the quality of underlying bank assets.

     Investments in obligations of foreign branches of U.S. banks and of U.S. branches of foreign banks may subject a Fund to additional risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and U.S. branches of foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks. The Funds will invest in the obligations of U.S. branches of foreign banks or foreign branches of U.S. banks only when Fleet believes that the credit risk with respect to the instrument is minimal.

     Commercial paper is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. Commercial paper may include variable and floating rate instruments which are unsecured instruments that permit the indebtedness thereunder to vary. Variable rate instruments provide for periodic adjustments in the interest rate. Floating rate instruments provide for automatic adjustment of the interest rate whenever some other specified interest rate changes. Some variable and floating rate obligations are direct lending arrangements between the purchaser and the issuer and there may be no active secondary market. However, in the case of variable and floating rate obligations with a demand feature, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell the instrument to a third party. In the event that an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default.

     The Pennsylvania Municipal Bond Fund may invest in commercial paper issued by corporations and other entities without registration under the 1933 Act in reliance on the so-called "private placement" exemption in Section 4(2) ("Section 4(2) Paper"). Section 4(2) Paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. Section 4(2) Paper is normally resold to other institutional investors through or with the assistance of investment dealers who make a market in Section 4(2) Paper, thus providing liquidity. For purposes of the Fund's limitation on purchases of illiquid instruments described below, Section 4(2) Paper will not be considered illiquid if Fleet has determined, in accordance with guidelines approved by the Board of Trustees, that an adequate trading market exists for such securities. The Pennsylvania Municipal Bond Fund may also purchase Rule 144A securities. See "Investment Limitations" below.

VARIABLE AND FLOATING RATE OBLIGATIONS

     The Funds may purchase variable and floating rate instruments. If such an instrument is not rated, Fleet must determine that such instrument is comparable to rated instruments eligible for purchase by a Fund and will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and will continuously monitor their financial status in order to meet payment on demand.

     In determining average weighted portfolio maturity an instrument will usually be deemed to have a maturity equal to the longer of the period remaining until the next regularly scheduled interest rate adjustment or the time the Fund involved can receive payment of principal as specified in the instrument. Instruments which are U.S. Government obligations and certain variable rate instruments having a nominal maturity of 397 days or less when purchased by the Fund involved, however, will be deemed to have a maturity equal to the period remaining until the next interest rate adjustment.

MUNICIPAL SECURITIES

     Municipal Securities acquired by the Funds include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance various privately operated facilities are "Municipal Securities" if the interest paid thereon is exempt from regular federal income tax and not treated as a specific tax preference item under the federal alternative minimum tax.

     The two principal classifications of Municipal Securities which may be held by the Funds are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed.

     Each Fund's portfolio may also include "moral obligation" securities, which are normally issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. There is no limitation on the amount of moral obligation securities that may be held by the Funds.

     There are, of course, variations in the quality of Municipal Securities, both within a particular category and between categories, and the yields on Municipal Securities depend upon a variety of factors, including general market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of a nationally recognized statistical rating organization ("NRSRO"), such as Moody's and S&P, represent such NRSRO's opinion as to the quality of Municipal Securities. It should be emphasized that these ratings are general and are not absolute standards of quality. Municipal Securities with the same maturity, interest rate and rating may have different yields. Municipal Securities of the same maturity and interest rate with different ratings may have the same yield.

     Municipal Securities may include rated and unrated variable and floating rate tax-exempt instruments, such as variable rate demand notes. Variable rate demand notes are long-term Municipal Securities that have variable or floating interest rates and provide a Fund with the right to tender the security for repurchase at its stated principal amount plus accrued interest. Such securities typically bear interest at a rate that is intended to cause the securities to trade at par. The interest rate may float or be adjusted at regular intervals (ranging from daily to annually), and is normally based on an applicable interest index or another published interest rate or interest rate index. Most variable rate demand notes allow a Fund to demand the repurchase of the security on not more than seven days prior notice. Other notes only permit a Fund to tender the security at the time of each interest rate adjustment or at other fixed intervals. Variable interest rates generally reduce changes in the market value of Municipal Securities from their original purchase prices. Accordingly, as interest rates decrease or increase, the potential for capital appreciation or depreciation is less for variable rate Municipal Securities than for fixed income obligations. The terms of these variable rate demand instruments require payment of principal and accrued interest from the issuer of the Municipal Securities, the issuer of the participation interest or a guarantor of either issuer.

     Municipal Securities that may be purchased by the Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond, Florida Municipal Bond and Pennsylvania Municipal Bond Funds include participation certificates in leases, installment purchase contracts, or conditional sales contracts ("lease obligations") entered into by states or political subdivisions to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations do not constitute general obligations of the issuer for which the lessee's unlimited taxing power is pledged, certain lease obligations are backed by the lessee's covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the lessee has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing and may not be as marketable as more conventional securities. To the extent these securities are illiquid, they are subject to each Fund's applicable limitation on illiquid securities described under "Investment Limitations" below.

     Certificates of participation represent undivided interests in lease payments by a governmental or nonprofit entity. A lease may provide that the certificate trustee cannot accelerate lease obligations upon default. The trustee would only be able to enforce lease payments as they become due. In the event of a default or failure of appropriation, it is unlikely that the trustee would be able to obtain an acceptable substitute source of payment. In addition, certificates of participation are less liquid than other bonds because there is a limited secondary trading market for such obligations. To alleviate potential liquidity problems with respect to these investments, a Fund may enter into remarketing agreements which may provide that the seller or a third party will repurchase the obligation within seven days after demand by the Fund and upon certain conditions such as the Fund's payment of a fee.

     Municipal Securities purchased by the Funds in some cases may be insured as to the timely payment of principal and interest. There is no guarantee, however, that the insurer will meet its obligations in the event of a default in payment by the issuer. In other cases, Municipal Securities may be backed by letters of credit or guarantees issued by domestic or foreign banks or other financial institutions which are not subject to federal deposit insurance. Adverse developments affecting the banking industry generally or a particular bank or financial institution that has provided its credit or guarantee with respect to a Municipal Security held by a Fund, including a change in the credit quality of any such bank or financial institution, could result in a loss to the Fund and adversely affect the value of its shares. As described above under "U.S. Government Obligations and Money Market Instruments," letters of credit and guarantees issued by foreign banks and financial institutions involve certain risks in addition to those of similar instruments issued by domestic banks and financial institutions.

     The payment of principal and interest on most Municipal Securities purchased by the Funds will depend upon the ability of the issuers to meet their obligations. Each state, the District of Columbia, each of their political subdivisions, agencies, instrumentalities and authorities and each multistate agency of which a state is a member is a separate "issuer" as that term is used in this Statement of Additional Information and the Prospectuses. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer." An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

     Among other instruments, the Funds may purchase short-term general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, commercial paper, construction loan notes and other forms of short-term loans that, with respect to the Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds, are rated in the two highest rating categories assigned by a Rating Agency with respect to such instruments or, if unrated, determined by Fleet to be of comparable quality. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. In addition, the Funds may invest in long-term tax-exempt instruments, such as municipal bonds and private activity bonds to the extent consistent with the limitations set forth in the Prospectuses.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Securities. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. Galaxy cannot, of course, predict what legislation may be proposed in the future regarding the income tax status of interest on Municipal Securities, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of Municipal Securities for investment by the Funds and the liquidity and value of their respective portfolios. In such an event, each Fund would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

     Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Funds nor Fleet will review the proceedings relating to the issuance of Municipal Securities or the bases for such opinions.

STAND-BY COMMITMENTS

     Each Fund may acquire "stand-by commitments" with respect to Municipal Securities held by it. Under a stand-by commitment, a dealer agrees to purchase, at a Fund's option, specified Municipal Securities at a specified price. The Funds will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The Funds expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Fund may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield otherwise available for the same securities). Where a Fund pays any consideration directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment is held by the Fund. Stand-by commitments acquired by a Fund would be valued at zero in determining the Fund's net asset value.

     Stand-by commitments are exercisable by a Fund at any time before the maturity of the underlying Municipal Security, and may be sold, transferred or assigned by the Fund only with respect to the underlying instruments. The default or bankruptcy of a securities dealer giving such a commitment would not affect the quality of the Municipal Securities purchased by a Fund. However, without a stand-by commitment, these securities could be more difficult to sell. A Fund will enter into stand-by commitments only with banks and broker/dealers that present minimal credit risks. In evaluating the creditworthiness of the issuer of a stand-by commitment,

Fleet will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

     Although there is no limit on the percentage of portfolio securities that the Pennsylvania Municipal Bond Fund may purchase subject to stand-by commitments, the amount paid directly or indirectly for all standby commitments, which are not integral parts of the security as originally issued, held by the Fund will not exceed 0.5% of the Fund's total assets calculated immediately after acquisition.

PRIVATE ACTIVITY BONDS

     Each Fund may invest in "private activity bonds," the interest on which, although exempt from regular federal income tax, may constitute an item of tax preference for purposes of the federal alternative minimum tax. Investments in such securities, however, will not be treated as investments in Municipal Securities for purposes of the 80% requirement mentioned above and, under normal conditions, will not exceed 20% of a Fund's total assets when added together with any taxable investments held by the Fund.

     Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

     Private activity bonds held by the Funds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of such private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

     Under normal conditions, the Pennsylvania Municipal Bond Fund's investments in private activity bonds will not exceed 10% of the Fund's total assets. The Fund has no present intention of investing in private activity bonds.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

     Each Fund may purchase portfolio securities subject to the seller's agreement to repurchase them at a mutually specified date and price ("repurchase agreements"). Repurchase agreements will be entered into only with financial institutions such as banks and broker/dealers which are deemed to be creditworthy by Fleet. No Fund will enter into repurchase agreements with Fleet or any of its affiliates. Unless a repurchase agreement has a remaining maturity of seven days or less or may be terminated on demand upon notice of seven days or less, the repurchase agreement will be considered an illiquid security and will be subject to the Funds' limitations on investments in illiquid securities described under "Investment Limitations" below.

     The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the agreed upon repurchase price. If the seller defaulted on its repurchase obligation, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying securities (including accrued interest) were less than the repurchase price (including accrued interest) under the agreement. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action. Income on repurchase agreements is taxable. Investments by the Funds in repurchase agreements will be, under normal market conditions, subject to each Fund's 20% overall limit on taxable obligations.

     The repurchase price under a repurchase agreement generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements will be held by a Fund's custodian or sub-custodian in a segregated account or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

     Each Fund (except the Pennsylvania Municipal Bond Fund) may also borrow funds for temporary purposes by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the repurchase price. A Fund would pay interest on amounts obtained pursuant to a reverse repurchase agreement. Whenever a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as cash or liquid portfolio securities equal to the repurchase price (including accrued interest). The Fund will monitor the account to ensure such equivalent value is maintained. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

SECURITIES LENDING

     Each Fund may lend its portfolio securities to financial institutions such as banks and broker/dealers in accordance with the investment limitations described below. Such loans would involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral, should the borrower of the securities fail financially. Any portfolio securities purchased with cash collateral would also be subject to possible depreciation. A Fund that loans portfolio securities would continue to accrue interest on the securities loaned and would also earn income on the loans. Any cash collateral received by a Fund would be invested in high quality, short-term money market instruments. Loans will generally be short-term, will be made only to borrowers deemed by Fleet to be of good standing and only when, in Fleet's judgment, the income to be earned from the loan justifies the attendant risks. The Funds currently intend to limit the lending of their portfolio securities so that, at any given time, securities loaned by a Fund represent not more than one-third of the value of its total assets.

INVESTMENT COMPANY SECURITIES

     The Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method, provided, however, that the Tax-Exempt Bond Fund may only invest in securities of other investment companies which invest in high quality short-term Municipal Securities and which determine their net asset value per share based on the amortized cost or penny-rounding method.

     The Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may invest in securities issued by other investment companies and foreign investment trusts. Each Fund may also invest up to 5% of its total assets in closed-end investment companies that primarily hold securities of non-U.S. issuers.

     The Pennsylvania Municipal Bond Fund may invest up to 10% of its total assets in securities issued by other open-end or closed-end investment companies. In addition, certain investment companies may issue securities that are considered structured securities. See "Structured Investments" below. Investments in closed-end investment companies may involve the payment of substantial premiums above the net asset value of the securities issued by such investment companies.

     Investments in other investment companies will cause a Fund (and, indirectly, the Fund's shareholders) to bear proportionately the costs incurred in connection with the investment companies' operations. Securities of other investment companies will be acquired by a Fund within the limits prescribed by the 1940 Act. Each Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies as a group; (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund; and (d) not more than 10% of the outstanding voting stock of any one closed-end investment company will be owned in the aggregate by the Fund, other investment portfolios of Galaxy, or any other investment companies advised by Fleet.

CUSTODIAL RECEIPTS AND CERTIFICATES OF PARTICIPATION

     Securities acquired by the Funds may be in the form of custodial receipts evidencing rights to receive a specific future interest payment, principal payment or both on certain Municipal Securities. Such obligations are held in custody by a bank on behalf of holders of the receipts. These custodial receipts are known by various names, including "Municipal Receipts," "Municipal Certificates of Accrual on Tax-Exempt Securities" ("M-CATS") and "Municipal Zero-Coupon Receipts." The Funds may also purchase from time to time certificates of participation that, in the opinion of counsel to the issuer, are exempt from federal income tax. A certificate of participation gives a Fund an undivided interest in a pool of Municipal Securities held by a bank. Certificates of participation may have fixed, floating or variable rates of interest. If a certificate of participation is unrated, Fleet will have determined that the instrument is of comparable quality to those instruments in which the Funds may invest pursuant to guidelines approved by Galaxy's Board of Trustees. For certain certificates of participation, a Fund will have the right to demand payment, on not more than 30 days' notice, for all or any part of the Fund's participation interest, plus accrued interest. As to these instruments, each Fund intends to exercise its right to demand payment as needed to provide liquidity, to maintain or improve the quality of its investment portfolio or upon a default (if permitted under the terms of the instrument).

DERIVATIVE SECURITIES

     The Funds (other than the Pennsylvania Municipal Bond Fund) may from time to time, in accordance with their respective investment policies, purchase certain "derivative" securities. Derivative securities are instruments that derive their value from the performance of underlying assets, interest rates, or indices, and include, but are not limited to, municipal bond index and interest rate futures, put and call options and certain asset-backed and mortgage-backed securities.

     Derivative securities present, to varying degrees, market risk that the performance of the underlying assets, interest rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest rates change adversely, the value of the derivative security will decline more than the assets, rates or indices on which it is based; liquidity risk that the Funds will be unable to sell a derivative security when it wants to because of lack of market depth or market disruption; pricing risk that the value of a derivative security will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative securities are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

     Fleet will evaluate the risks presented by the derivative securities purchased by the Funds, and will determine, in connection with its day-to-day management of the Funds, how they will be used in furtherance of the Funds' investment objectives. It is possible, however, that Fleet's evaluations will prove to be inaccurate or incomplete and, even when accurate and complete, it is possible that the Funds will, because of the risks discussed above, incur loss as a result of their investments in derivative securities.

     OPTIONS -- INTERMEDIATE TAX-EXEMPT BOND FUND, CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND, MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND AND FLORIDA MUNICIPAL BOND

FUND. Each of the Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may write covered call options from time to time on its assets as determined by Fleet to be appropriate in seeking to achieve such Fund's investment objective, provided that the aggregate value of such options may not exceed 10% of such Fund's net assets as of the time such Fund enters into such options. The Funds may write covered call options for hedging purposes only and will not engage in option writing strategies for speculative purposes.

     The purchaser of a call option has the right to buy, and the writer (in this case a Fund) of a call option has the obligation to sell, an underlying security at a specified exercise price during a specified option period. The advantage to a Fund of writing covered calls is that the Fund receives a premium for writing the call, which is additional income. However, if the security rises in value and the call is exercised, the Fund may not participate fully in the market appreciation of the security.

     During the option period, a covered call option writer may be assigned an exercise notice by the broker/dealer through whom such call option was sold, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation is terminated upon the expiration of the option period or at such earlier time at which the writer effects a closing purchase transaction.

     A closing purchase transaction is one in which a Fund, when obligated as a writer of an option, terminates its obligation by purchasing an option of the same series as the option previously written. A closing purchase transaction cannot be effected with respect to an option once the Fund writing the option has received an exercise notice for such option. Closing purchase transactions will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security or to enable a Fund to write another call option on the underlying security with either a different exercise price or different expiration date or both. The Fund may realize a net gain or loss from a closing purchase transaction depending upon whether the net amount of the original premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be partially or entirely offset by the premium received from a sale of a different call option on the same underlying security. Such a loss may also be wholly or partially offset by unrealized appreciation in the market value of the underlying security. Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part by a decline in the market value of the underlying security.

     If a call option expires unexercised, a Fund will realize a short-term capital gain in the amount of the premium on the option, less the commission paid, even though, in economic terms, such gain may be offset by depreciation in the market value of the underlying security during the option period. If a call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security equal to the difference between (a) the Fund's tax basis in the underlying security and (b) the proceeds of the sale of the security, plus the amount of the premium on the option, less the commission paid.

     The market value of a call option generally reflects the market price of the underlying security. Other principal factors affecting market value include supply and demand, interest rates, the price volatility of the underlying security and the time remaining until the expiration date.

     Each of these Funds will write call options only on a covered basis, which means that the Fund will own the underlying security subject to a call option at all times during the option period. Unless a closing purchase transaction is effected, the Fund would be required to continue to hold a security which it might otherwise wish to sell, or deliver a security it would want to hold. Options written by a Fund will normally have expiration dates between one and nine months from the date written. The exercise price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

     A Fund may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in the Fund's portfolio. If such a decline occurs, the put options will permit the Fund to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The premium paid for a put or a call option plus any transaction costs will reduce the benefit, if any, realized by the Fund upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Fund. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to the Fund, the benefits realized by the Fund as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

     FUTURES CONTRACTS -- TAX-EXEMPT BOND FUND, NEW JERSEY MUNICIPAL BOND FUND, NEW YORK MUNICIPAL BOND FUND, CONNECTICUT MUNICIPAL BOND FUND, MASSACHUSETTS MUNICIPAL BOND FUND AND RHODE ISLAND MUNICIPAL BOND FUND. Each Fund may purchase and sell municipal bond index futures contracts as a hedge against changes in market conditions. A municipal bond index assigns values daily to the municipal bonds included in the index based on the independent assessment of dealer-to-dealer municipal bond brokers. A municipal bond index futures contract represents a firm commitment by which two parties agree to take or make delivery of an amount equal to a specified dollar amount multiplied by the difference between the municipal bond index value on the last trading date of the contract and the price at which the futures contract is originally struck. No physical delivery of the underlying securities in the index is made.

     Each Fund may also enter into contracts for the future delivery of fixed income securities commonly known as interest rate futures contracts. Interest rate futures contracts are similar to municipal bond index futures contracts except that, instead of a municipal bond index, the "underlying commodity" is represented by various types of fixed-income securities.

     The Funds will not engage in futures transactions for speculation, but only to hedge against changes in the market values of securities which the Funds hold or intend to purchase. The Funds will engage in futures transactions only to the extent permitted by the Commodity Futures Trading Commission ("CFTC") and the Securities and Exchange Commission ("SEC").

The purchase of futures instruments in connection with securities which the Funds intend to purchase will require an amount of cash or other liquid assets, equal to the market value of the outstanding futures contracts, to be deposited in a segregated account to collateralize the position and thereby insure that the use of such futures is unleveraged. Each Fund will limit its hedging transactions in futures contracts so that, immediately after any such transaction, the aggregate initial margin that is required to be posted by the Fund under the rules of the exchange on which the futures contract is traded does not exceed 5% of the Fund's total assets after taking into account any unrealized profits and unrealized losses on the Fund's open contracts. In addition, no more than one-third of each Fund's total assets may be covered by such contracts.

     Transactions in futures as a hedging device may subject the Funds to a number of risks. Successful use of futures by the Funds is subject to the ability of Fleet to predict correctly movements in the direction of the market. In addition, there may be an imperfect correlation, or no correlation at all, between movements in the price of futures contracts and movements in the price of the instruments being hedged. There is no assurance that a liquid market will exist for any particular futures contract at any particular time. Consequently, a Fund may realize a loss on a futures transaction that is not offset by a favorable movement in the price of securities which it holds or intends to purchase or may be unable to close a futures position in the event of adverse price movements. Any income from investments in futures contracts will be taxable. Additional information concerning futures transactions is contained in Appendix B to this Statement of Additional Information.

     FUTURES CONTRACTS -- INTERMEDIATE TAX-EXEMPT BOND FUND, CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND, MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND AND FLORIDA MUNICIPAL BOND FUND. Subject to applicable laws, each of the Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Florida Municipal Bond Fund may enter into bond and interest rate futures contracts. The Funds intend to use futures contracts only for bona fide hedging purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specified security at a specified future time and at a specified price. A "sale" of a futures contract entails a contractual obligation to deliver the underlying securities called for by the contract, and a "purchase" of a futures contract entails a contractual obligation to acquire such securities, in each case in accordance with the terms of the contract. Futures contracts must be executed through a futures commission merchant, or brokerage firm, which is a member of an appropriate exchange designated as a "contract market" by the Commodity Futures Trading Commission ("CFTC").

     When a Fund purchases or sells a futures contract, Galaxy must allocate assets of that Fund as an initial deposit on the contract. The initial deposit may be as low as approximately 5% or less of the value of the contract. The futures contract is marked to market daily thereafter and the Fund may be required to pay or entitled to receive additional "variation margin," based on a decrease or increase in the value of the futures contract.

     Futures contracts call for the actual delivery or acquisition of securities, or in the case of futures contracts based on indices, the making or acceptance of a cash settlement at a specified future time; however, the contractual obligation is usually fulfilled before the date specified in the contract by closing out the futures contract position through the purchase or sale, on a commodities exchange, of an identical futures contract. Positions in futures contracts may be closed out only if a liquid secondary market for such contract is available, and there can be no assurance that such a liquid secondary market will exist for any particular futures contract.

     A Fund's ability to hedge effectively through transactions in futures contracts depends on, among other factors, Fleet's judgment as to the expected price movements in the securities underlying the futures contracts. In addition, it is possible in some circumstances that a Fund would have to sell securities from its portfolio to meet "variation margin" requirements at a time when it may be disadvantageous to do so.

     OPTIONS ON FUTURES CONTRACTS -- INTERMEDIATE TAX-EXEMPT BOND FUND, CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND, MASSACHUSETTS INTERMEDIATE BOND FUND AND FLORIDA MUNICIPAL BOND FUND. The Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may, subject to any applicable laws, purchase and write options on futures contracts for hedging purposes only. The holder of a call option on a futures contract has the right to purchase the futures contract, and the holder of a put option on a futures contract has the right to sell the futures contract, in either case at a fixed exercise price up to a stated expiration date or, in the case of certain options, on a stated date. Options on futures contracts, like futures contracts, are traded on contract markets.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Fund will receive an option premium when it writes the call, and, if the price of the futures contracts at expiration of the option is below the option exercise price, the Fund will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Fund writes an option on a futures contract and that option is exercised, the Fund may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Fund's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Fund and changes in the value of its futures positions. This correlation cannot be expected to be exact, and the Fund bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Fund to incur a loss on both the hedging instrument and the futures contract being hedged.

     The ability of a Fund to engage in options and futures strategies depends also upon the availability of a liquid market for such instruments; there can be no assurance that such a liquid market will exist for such instruments.

     FOREIGN CURRENCY EXCHANGE TRANSACTIONS -- INTERMEDIATE TAX-EXEMPT BOND FUND, CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND, MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND AND FLORIDA MUNICIPAL BOND FUND. Because the Intermediate Tax-Exempt, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may buy and sell securities denominated in currencies other than the U.S. dollar, the Funds from time to time may enter into foreign currency exchange transactions to convert the U.S. dollar to foreign currencies, to convert foreign currencies to the U.S. dollar and to convert foreign currencies to other foreign currencies. A Fund either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. Forward foreign currency exchange contracts are agreements to exchange one currency for another -- for example, to exchange a certain amount of U.S. dollars for a certain amount of Japanese yen -- at a future date, which may be any fixed number of days from the date of the contract, and at a specified price. Typically, the other party to a currency exchange contract will be a commercial bank or other financial institution. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of a Fund's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

     Forward foreign currency exchange contracts also allow a Fund to hedge the currency risk of portfolio securities denominated in a foreign currency. This technique permits the assessment of the merits of a security to be considered separately from the currency risk. By separating the asset and the currency decision, it is possible to focus on the opportunities presented by the security apart from the currency risk. Although forward foreign currency exchange contracts are of short duration, generally between one and twelve months, such contracts are rolled over in a manner consistent with a more long-term currency decision. Because there is a risk of loss to a Fund if the other party does not complete the transaction, forward foreign currency exchange contracts will be entered into only with parties approved by Galaxy's Board of Trustees.

     A Fund may maintain "short" positions in forward foreign currency exchange transactions, which would involve the Fund's agreeing to exchange currency that it currently does not own for another currency -- for example, to exchange an amount of Japanese yen that it does not own for a certain amount of U.S. dollars -- at a future date and at a specified price in anticipation of a decline in the value of the currency sold short relative to the currency that the Fund has contracted to receive in the exchange. In order to ensure that the short position is not used to achieve leverage with respect to a Fund's investments, the Fund will establish with its custodian a segregated account consisting of cash or other liquid assets equal in value to the fluctuating market value of the currency as to which the short position is being maintained. The value of the securities in the segregated account will be adjusted at least daily to reflect changes in the market value of the short position.

     Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of a Fund's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

     The Funds may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Since consideration of the prospect for currency parities will be incorporated into a Fund's long-term investment decisions, the Fund will not routinely enter into foreign currency hedging transactions with respect to portfolio security transactions; however, it is important to have the flexibility to enter into foreign currency hedging transactions when it is determined that the transactions would be in the Fund's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

     CURRENCY SWAPS -- INTERMEDIATE TAX-EXEMPT BOND FUND, CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND, MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND AND FLORIDA MUNICIPAL BOND FUND. Each of the Intermediate Tax-Exempt, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may engage in currency swaps. Currency swaps involve the exchange of rights to make or receive payments in specified currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If Fleet is incorrect in its forecast of market values and currency exchange rates, the investment performance of a Fund would be less favorable than it would have been if this investment technique were not used.

WHEN-ISSUED, FORWARD COMMITMENT AND DELAYED SETTLEMENT TRANSACTIONS

     Each Fund may purchase eligible securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. Each of the Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds may also purchase or sell eligible securities on a "delayed settlement" basis. When-issued and forward commitment transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. Delayed settlement describes settlement of a securities transaction in the secondary market which will occur sometime in the future. When-issued, forward commitment and delayed settlement transactions involve the risk, however, that the yield or price obtained in a transaction may be less favorable than the yield or price available in the market when the security delivery takes place. It is expected that forward commitments, when issued purchases and delayed settlements will not exceed 25% of the value of a Fund's total assets absent unusual market conditions. In the event a Fund's forward commitments, when-issued purchases and delayed settlements ever exceeded 25% of the value of its total assets, the Fund's liquidity and the ability of Fleet to manage the Fund might be adversely affected. The Funds do not intend to engage in when-issued purchases, forward commitments and delayed settlements for speculative purposes, but only in furtherance of their investment objectives.

     A Fund may dispose of a commitment prior to settlement if Fleet deems it appropriate to do so. In addition, a Fund may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Funds may realize short-term profits or losses upon the sale of such commitments.

     When a Fund agrees to purchase securities on a when-issued, forward commitment or delayed settlement basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. In the event of a decline in the value of the securities that the custodian has set aside, the Fund may be required to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. A Fund's net assets may fluctuate to a greater degree if it sets aside portfolio securities to cover such purchase commitments than if it sets aside cash. Because a Fund sets aside liquid assets to satisfy its purchase commitments in the manner described, its liquidity and ability to manage its portfolio might be adversely affected in the event its forward commitments, when-issued purchases and delayed settlements exceeded 25% of the value of its total assets.

     When a Fund engages in when-issued, forward commitment or delayed settlement transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous for a security. For purposes of determining the average weighted maturity of a Fund's portfolio, the maturity of when-issued securities is calculated from the date of settlement of the purchase to the maturity date.

ASSET-BACKED SECURITIES

     Each Fund (other than the Pennsylvania Municipal Bond Fund) may purchase asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another. Assets generating such payments will consist of such instruments as motor vehicle installment purchase obligations, credit card receivables and home equity loans. Payment of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with entities issuing the securities. The estimated life of an asset-backed security varies with the prepayment experience with respect to the underlying debt instruments. The rate of such prepayments, and hence the life of the asset-backed security, will be primarily a function of current market rates, although other economic and demographic factors will be involved. A Fund will not invest more than 10% of its total assets in asset-backed securities.

     Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

     The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity.

     Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities.

     Asset-backed securities are subject to greater risk of default during periods of economic downturn. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Fund's experiencing difficulty in valuing or liquidating such securities. For these reasons, under certain circumstances, asset-backed securities may be considered illiquid securities.

MORTGAGE-BACKED SECURITIES

     Each Fund (other than the Pennsylvania Municipal Bond Fund) may invest in mortgage-backed securities (including collateralized mortgage obligations ("CMOs") and, with respect to the Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts

Intermediate Municipal Bond and Florida Municipal Bond Funds, real estate mortgage investment conduits ("REMICs")) that represent pools of mortgage loans assembled for sale to investors by various governmental agencies and government-related organizations, such as the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation. Mortgage-backed securities provide a monthly payment consisting of interest and principal payments. Additional payments may be made out of unscheduled repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs that may be incurred. Prepayments of principal on mortgage-backed securities may tend to increase due to refinancing of mortgages as interest rates decline. To the extent that the Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and prepayments of principal by mortgagors (which may be made at any time without penalty) may result in some loss of the Fund's principal investment to the extent of the premium paid. The yield of a Fund that invests in mortgage-backed securities may be affected by reinvestment of prepayments at higher or lower rates than the original investment.

     Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. These private mortgage-backed securities may be supported by U.S. Government mortgage-backed securities or some form of non-government credit enhancement. Mortgage-backed securities have either fixed or adjustable interest rates. The rate of return on mortgage-backed securities may be affected by prepayments of principal on the underlying loans, which generally increase as interest rates decline; as a result, when interest rates decline, holders of these securities normally do not benefit from appreciation in market value to the same extent as holders of other non-callable debt securities. In addition, like other debt securities, the value of mortgage-related securities, including government and government-related mortgage pools, generally will fluctuate in response to market interest rates. Each of the Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund and Florida Municipal Bond Fund may also invest in mortgage-backed securities not issued by governmental issuers which are rated in one of the top three rating categories by S&P, Moody's or Fitch, or if unrated, determined by Fleet to be of comparable quality.

CONVERTIBLE SECURITIES

     Each of the Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may from time to time, in accordance with its investment policies, invest in convertible securities. Convertible securities are fixed income securities which may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities.

     Convertible bonds and convertible preferred stocks generally retain the investment characteristics of fixed income securities until they have been converted but also react to movements in the underlying equity securities. The holder is entitled to receive the fixed income of a bond or the dividend preference of a preferred stock until the holder elects to exercise the conversion privilege. Usable bonds are corporate bonds that can be used in whole or in part, customarily at full face value, in lieu of cash to purchase the issuer's common stock. When owned as part of a unit along with warrants, which are options to buy the common stock, they function as convertible bonds, except that the warrants generally will expire before the bond's maturity. Convertible securities are senior to equity securities and therefore have a claim to the assets of the issuer prior to the holders of common stock in the case of liquidation. However, convertible securities are generally subordinated to similar non-convertible securities of the same issuer. The interest income and dividends from convertible bonds and preferred stocks provide a stable stream of income with generally higher yields than common stocks, but lower than non-convertible securities of similar quality. A Fund will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock in instances in which, in Fleet's opinion, the investment characteristics of the underlying common stock will assist the Fund in achieving its investment objective. Otherwise, the Fund will hold or trade the convertible securities. In selecting convertible securities for a Fund, Fleet evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, Fleet considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

GUARANTEED INVESTMENT CONTRACTS

     Each Fund (other than the Pennsylvania Municipal Bond Fund) may invest in guaranteed investment contracts ("GICs") issued by U.S. and Canadian insurance companies. Pursuant to GICs, a Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund payments at negotiated, floating or fixed interest rates. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. The Funds will only purchase GICs that are issued or guaranteed by insurance companies that at the time of purchase are rated at least AA by S&P or receive a similar high quality rating from a nationally recognized service which provides ratings of insurance companies. GICs are considered illiquid securities and will be subject to the Funds' limitation on such investments stated under "Investment Limitations" below, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available. No Fund will invest more than 20% of its total assets in GICs.

BANK INVESTMENT CONTRACTS

     Each of the Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds may invest in bank investment contracts ("BICs") issued by banks that meet the quality and asset size requirements for banks described above under "U.S. Government Obligations and Money Market Instruments." Pursuant to BICs, cash contributions are made to a deposit account at the bank in exchange for payments at negotiated, floating or fixed interest rates. A BIC is a general obligation of the issuing bank. BICs are considered illiquid securities and will be subject to the Funds' 15% limitation on such investments, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available.

LOAN PARTICIPATIONS

     Each of the Intermediate Tax-Exempt, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may purchase interests in loan participations. Loan participations are interests in loans which are administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member. The Funds may only purchase interests in loan participations issued by a bank in the United States with assets exceeding $1 billion and for which the underlying loan is issued by borrowers in whose obligations the Funds may invest. Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risk generally associated with the underlying corporate borrower. In addition, in the event the underlying corporate borrower defaults, a Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of the borrower. Under the terms of a loan participation, the purchasing Fund may be regarded as a creditor of the intermediary bank so that the Fund may also be subject to the risk that the issuing bank may become insolvent.

STRIPS

     Each of the Intermediate Tax-Exempt, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond, Florida Municipal Bond and Pennsylvania Municipal Bond Funds may invest in Separately Traded Interest and Principal Securities ("STRIPS"), which are component parts of U.S. Treasury Securities traded through the Federal Reserve Book-Entry System. Fleet will purchase only those STRIPS that it determines are liquid or, if illiquid, do not violate a Fund's investment policy concerning investments in illiquid securities. While there is no limitation on the percentage of a Fund's assets that may be invested in STRIPS, Fleet will monitor the level of such holdings to avoid the risk of impairing shareholders' redemption rights. The interest-only component of STRIPS is extremely sensitive to the rate of principal payments on the underlying obligation. The market value of the principal-only component generally is usually volatile in response to changes in interest rates.

ZERO COUPON SECURITIES

     Each of the Intermediate Tax-Exempt, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond, Florida Municipal Bond and Pennsylvania Municipal Bond Funds may invest in zero coupon securities. A zero coupon security pays no interest or principal to its holder during its life. A zero coupon security is sold at a discount, frequently substantial, and redeemed at face value at its maturity date. The market prices of zero coupon securities are generally more volatile than the market prices of securities of similar maturity that pay interest periodically, and zero coupon securities are likely to react more to interest rate changes than non-zero coupon securities with similar maturity and credit qualities.

PAY-IN-KIND SECURITIES

     The Pennsylvania Municipal Bond Fund may invest in pay-in-kind securities. Pay-in-kind securities pay interest in either cash or additional securities, at the issuer's option, for a specified period. Pay-in-kind bonds are designed to give an issuer flexibility in managing cash flow. Pay-in-kind bonds are expected to reflect the market value of the underlying debt plus an amount representing accreted interest since the last payment. Upon maturity, the holder is entitled to receive the aggregate par value of the securities.

STRUCTURED INVESTMENTS

     To the extent consistent with its investment objective and policies, the Pennsylvania Municipal Bond Fund may acquire structured investments. Structured investments are a relatively new innovation and may be designed to have various combinations of equity and fixed-income characteristics. Equity-linked securities are a form of structured investment and generally consist of a conversion privilege to a single company's common stock plus a fixed annual distribution to the holder. Equity-linked securities have some derivative characteristics because the conversion feature is linked to the price of the company's common stock. Equity-linked securities are designed to provide investors with higher quarterly income than the dividend paid per share on the common stock. However, equity-linked securities have decreased potential for capital appreciation because of limitations of the conversion feature.

     Equity-linked securities include issues such as "Structured Yield Product Exchangeable for Stock" ("STRYPES"), "Trust Automatic Common Exchange Securities" ("TRACES"), "Trust Issued Mandatory Exchange Securities" ("TIMES"), "Trust Enhanced Dividend Securities" ("TRENDS") and other similar securities, including those which may be developed in the future. The issuers of the above listed examples of equity-linked securities generally purchase and hold a portfolio of stripped U.S. Treasury securities maturing on a quarterly basis through the conversion date, and a forward purchase contract with an existing shareholder of the company relating to the common stock. Quarterly distributions on equity-linked securities generally consist of the cash received from the U.S. Treasury securities and equity-linked securities generally are not entitled to any dividends that may be declared on the common stock.

     Equity-linked securities may be issued by closed-end or other forms of investment companies. To the extent that equity-linked securities are issued by investment companies, the Fund's investments in equity-linked securities are subject to the same limitations as investments in more traditional forms of investment companies.

YANKEE OBLIGATIONS

     The Pennsylvania Municipal Bond Fund may invest in Yankee obligations, which are U.S. dollar-denominated instruments of foreign issuers that are either registered with the SEC or issued pursuant to Rule 144A under the 1933 Act. These obligations consist of debt securities (including preferred or preference stock of non-governmental issuers), certificates of deposit, fixed time deposits and banker's acceptances issued by foreign banks, and debt obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. Some securities issued by foreign governments or their subdivisions, agencies and instrumentalities may not be backed by the full faith and credit of the foreign government.

SPECIAL CONSIDERATIONS RELATING TO NEW JERSEY MUNICIPAL SECURITIES

     The New Jersey Municipal Bond Fund's ability to achieve its investment objective is dependent upon the ability of the issuers of New Jersey Municipal Securities to meet their continuing obligations for the payment of principal and interest. Since the Fund invests primarily in New Jersey Municipal Securities, the value of the Fund's shares may be especially affected by factors pertaining to the economy of New Jersey and other factors specifically affecting the ability of issuers of New Jersey Municipal Securities to meet their obligations.

     The State of New Jersey generally has a diversified economic base consisting of, among others, commerce and service industries, selective commercial agriculture, insurance, tourism, petroleum refining and manufacturing, although New Jersey's manufacturing industry has experienced a downward trend in the last few years. New Jersey is a major recipient of federal assistance and, of all the states, is among the highest in the amount of federal aid received. Therefore, a decrease in federal financial assistance may adversely affect the financial condition of New Jersey and its political subdivisions and instrumentalities. While New Jersey's economic base has become more diversified over time and thus its economy appears to be less vulnerable during recessionary periods, a recurrence of high levels of unemployment could adversely affect New Jersey's overall economy and the ability of New Jersey and its political subdivisions and instrumentalities to meet their financial obligations. In addition, New Jersey maintains a balanced budget which restricts total appropriation increases to only 5% annually with respect to any municipality or county. This balanced budget plan may adversely affect a particular municipality's or county's ability to repay its obligations.

     The State of New Jersey is experiencing a significant revenue decline in fiscal 2002 compared to originally budgeted figures and will exceed original budgetary spending authority by virtue of supplemental appropriations approved since budget adoption. These two factors combined will produce a $2.9 billion shortfall in the fiscal 2002 operations of the State. Total revenues are expected to be nearly $2.5 billion below original estimates. The tragic events of September 11, 2001, as well as a slowing economy contributed to this revenue decline. In addition, the fiscal year 2002 budget assumed a 7% revenue growth which has not been realized. Supplemental appropriations have amounted to $463 million since July 1, 2001 that were not included in the original Fiscal Year 2002 Appropriations Act. The Governor expects to present to the Legislature a complete plan to address the fiscal year 2002 budgetary shortfall and bring this budget back into balance. For fiscal 2003, revenue growth is expected to only be sufficient to cover the effect of the utilization of one-time revenues in fiscal 2002. Constitutional and statutory growth in many State appropriations, when coupled with the lack of overall revenue growth, may produce between a $5 and $6 billion shortfall next year. However, the administration is actively analyzing all fiscal 2002 budgetary solutions and quantifying their impact on the fiscal 2003 budget and is again aggressively seeking all possible revenue sources and budgetary reductions to close the shortfall in fiscal 2003. To the extent that any adverse conditions exist in the future which affect the obligor's ability to repay debt, the value of the New Jersey Municipal Bond Fund may be immediately and substantially affected.

     The State of New Jersey and its political subdivisions, agencies and public authorities are authorized to issue two general classes of indebtedness: general obligation bonds and revenue bonds. Both classes of bonds may be included in the Fund's portfolio. The repayment of principal and interest on general obligation bonds is secured by the full faith and credit of the issuer, backed by the issuer's taxing authority, without recourse to any special project or source of revenue. Special obligation or revenue bonds may be repaid only from revenues received in connection with the project for which the bonds are issued, special excise taxes, or other special revenue sources and generally are issued by entities without taxing power. Neither the State of New Jersey nor any of its subdivisions is liable for the repayment of principal or interest on revenue bonds except to the extent stated in the preceding sentences.

     General obligation bonds of the State are repaid from revenues obtained through the State's general taxing authority. An inability to increase taxes may adversely affect the State's ability to authorize or repay debt.

     Public authorities, private non-profit corporations, agencies and similar entities of New Jersey ("Authorities") are established for a variety of beneficial purposes, including economic development, housing and mortgage financing, health care facilities and public transportation. The Authorities are not operating entities of the State of New Jersey, but are separate legal entities that are managed independently. The State oversees the Authorities by appointing the governing boards, designating management, and by significantly influencing operations. The Authorities are not subject to New Jersey constitutional restrictions on the incurrence of debt, applicable to the State of New Jersey itself, and may issue special obligation or private activity bonds in legislatively authorized amounts.

     An absence or reduction of revenue will affect a bond-issuing Authority's ability to repay debt on special obligation bonds and no assurance can be given that sufficient revenues will be obtained to make such payments, although in some instances repayment may be guaranteed or otherwise secured.

     Various Authorities have issued bonds for the construction of health care facilities, transportation facilities, office buildings and related facilities, housing facilities, pollution control facilities, water and sewage facilities and power and electric facilities. Each of these facilities may incur different difficulties in meeting its debt repayment obligations. Hospital facilities, for example, are subject to changes in Medicare and Medicaid reimbursement regulations, attempts by Federal and state legislatures to limit the costs of health care and management's ability to complete construction projects on a timely basis as well as to maintain projected rates of occupancy and utilization. At any given time, there are several proposals pending on a federal and state level concerning health care which may further affect a hospital's debt service obligation.

     Housing facilities may be subject to increases in operating costs, management's ability to maintain occupancy levels, rent restrictions and availability of federal or state subsidies, while power and electric facilities may be subject to increased costs resulting from environmental restrictions, fluctuations in fuel costs, delays in licensing procedures and the general regulatory framework in which these facilities operate. All of these entities are constructed and operated under rigid regulatory guidelines.

     Some entities which financed facilities with proceeds of private activity bonds issued by the New Jersey Economic Development Authority, a major issuer of special obligation bonds, have defaulted on their debt service obligations. Because these special obligation bonds were repayable only from revenue received from the specific projects which they funded, the New Jersey Economic Development Authority was unable to repay the debt service to bondholders for such facilities. Each issue of special obligation bonds, however, depends on its own revenue for repayment, and thus these defaults should not affect the ability of the New Jersey Economic Development Authority to repay obligations on other bonds that it issues in the future.

     Certain litigation is pending against the State in which the State has a potential for either a significant loss of revenue or a significant unanticipated expenditure including as of December 1, 2001, suits relating to the following matters: (i) representatives of the trucking industry have filed a constitutional challenge to annual hazardous and solid waste licensure renewal fees; (ii) several suits have been filed against the State to compel the State to close the spending gap between poor urban school districts and wealthy rural school districts and state actions have resulted therefrom which are also under review; (iii) a class action consisting of prisoners with serious mental disorders has been filed against officers of the Department of Corrections, alleging sex discrimination, violation of the Americans with Disabilities Act of 1990, and constitutional violations; (iv) a class action brought in federal court challenging the State's method of determining the monthly needs of a spouse of an institutionalized person under the Medicare Catastrophic Act is now being appealed to the U.S. Supreme Court by the plaintiff; (v) a suit has been filed against the State alleging that the State committed a regulatory taking of property in the City of Cape May; (vi) a class action filed against the State alleging the State failed to protect children in the custody of the Division of Youth and Family Services; (vii) several cases have been filed by State hospitals with respect to Medicaid hospital reimbursement that challenge the State's compliance with Federal regulations and the correctness of reimbursement rates (this Chapter 11 case commenced when United Hospital closed and demanded that the bankruptcy court take jurisdiction of and decide certain Medicaid reimbursement matters pending in New Jersey administrative proceedings or the New Jersey appellate courts);
(viii) several plaintiffs have filed a complaint seeking damages and injunctive relief on constitutional grounds on behalf of individuals who did not obtain an increase in welfare benefits under the "family cap" provisions of the State Work First New Jersey Act; (ix) several cases have been filed by various hospitals alleging the $10 per adjusted hospital admission charge is a "tax" as opposed to a "regulatory fee" and is in violation of the State's constitution; and (x) the owner of a resource recovery facility in South Camden who filed suit to have the County's solid waste process halted to clarify bid specifications has filed a motion for leave to appeal to the Supreme Court of New Jersey.

     Although the New Jersey Municipal Bond Fund generally intends to invest its assets primarily in New Jersey Municipal Securities rated within the four highest rating categories assigned by S&P or Moody's, there can be no assurance that such ratings will remain in effect until such obligations mature or are redeemed or will not be revised downward or withdrawn. Such revisions or withdrawals may have an adverse affect on the market price of such securities.

     Although there can be no assurance that such conditions will continue, the State's general obligation bonds are currently rated "AA+" by S&P and "Aa1" by Moody's.

SPECIAL CONSIDERATIONS RELATING TO NEW YORK MUNICIPAL SECURITIES

     Some of the significant financial considerations relating to the New York Municipal Bond Fund's investments in New York Municipal Securities are summarized below. This summary information is not intended to be a complete description and is principally derived from the Annual Information Statement of the State of New York as supplemented and contained in official statements relating to issues of New York Municipal Securities that were available prior to the date of this Statement of Additional Information. The accuracy and completeness of the information contained in those official statements have not been independently verified.

     The State of New York's current fiscal year began on April 1, 2001 and ends on March 31, 2002. The most recent published update to the Annual Information Statement was January 31, 2002.

     RECENT EVENTS. A substantial amount of Federal aid is projected to flow through the State to certain localities over the next several years for disaster response and reconstruction activities related to the World Trade Center ("WTC") attacks. At the request of the Governor of New York ("Governor"), the President has waived any matching requirement for the State and New York City (which is typically 25 percent of eligible costs), so that the Federal government will provide 100 percent reimbursement for the cost of rescue, recovery, debris removal and public infrastructure repair and reconstruction. To date, the Congress has appropriated $10.4 billion for these purposes. This Federal "pass-through" disaster aid is projected by the Division of the Budget ("DOB") to total $1.53 billion in the current State fiscal year and $3.74 billion in fiscal year 2002-03 as recovery and rebuilding efforts reach full capacity. The majority of the Federal disaster aid is expected to flow from the Federal Emergency Management Agency through State Emergency Management Office (SEMO) to New York City and surrounding localities affected by the disaster. This "flow-through" spending is not counted in the All Governmental Funds estimates, and is expected to have a positive economic impact on the State and New York City.

     On an All Governmental Fund basis, the State Financial Plan includes spending for WTC costs of $214 million in the 2001-02 fiscal year and $329 million in the 2002-03 fiscal year. Unlike the pass-through aid, these disbursements in the Financial Plan finance State government activities. Most of this spending is supported by Federal funds ($180 million in the 2001-02 fiscal year and $292 million in the 2002-03 fiscal year). Over the next two years, Federal money is expected to finance, among other things, payments to the victims of the attacks ($203 million), State Police and the Division of Military and Naval Affairs staffing costs directly related to the disaster ($98 million), expanded counseling and trauma services ($59 million), and infrastructure repairs ($40 million).

     Spending from State Funds or WTC costs is projected to total $71 million over the next two years, with $57 million of this amount expected to be financed by the General Fund and $14 million from State special revenue funds. The General Fund is primarily providing support for tourism and marketing activities to attract visitors to New York City, and bridge loans to small businesses. State special revenue funds will primarily support expanded case processing costs for insurance and workers' compensation.

     On January 8, 2002, the State reached a tentative settlement in school desegregation litigation concerning the City of Yonkers. Under the terms of the settlement, which must be approved by the federal court with jurisdiction in the case, the State has agreed to pay $300 million to Yonkers over the next five years in roughly equal annual installments ($10 million of this amount has already been paid). To finance the fiscal year 2001-02 and fiscal year 2002-03 costs of the settlement, the State plans to use the $151 million balance in the Contingency Reserve Fund, which was established to help the State pay costs related to litigation.

     On January 16, 2002, the State enacted certain amendments to the Health Care Reform Act of 2000. The amendments authorize $1.93 billion in new spending on health care initiatives over the two and one-half year period ending June 30, 2004. The State's share of this new spending, which is estimated at $774 million, is expected to be financed from, among other sources, a 39 cent increase in the cigarette tax, the reestablishment of the "covered lives assessment" on health insurance, and, subject to federal approval, a three percent increase in the federal matching rate for Medicaid expenditures beginning October 1, 2002. The amendments also provide for the financing through non-General Fund resources of a number of health programs that were previously in the General Fund, including the Elderly Pharmaceutical Insurance Program
(EPIC) and certain Medicaid expenditures. The State expects that these changes will provide $785 million in General Fund Financial Plan savings in 2002-03.

     On January 22, 2002, the Governor submitted his Executive Budget for 2002-03, which contained an updated Financial Plan for the 2001-02 fiscal year and a recommended Fiscal Plan for the 2002-03 fiscal year. The revenue forecast on which these Financial Plans are based reflects both the impact of the WTC disaster and the national economic downturn. The interrelated effects of the terrorist attacks and the broader weakening in the economy are not possible to separate accurately, but the combined revenue losses associated with these events is still expected to be within the range originally estimated by DOB.

     DOB now estimates a projected revenue shortfall for the 2001-02 fiscal year of $1.08 billion, or $418 million below the November 2001 estimate. DOB expects that the shortfall will be closed through the use of $646 million in reserves and $435 million in administrative and legislative actions that have already been accomplished. By comparison, the November estimate had projected the use of $1.50 billion in General Fund reserves to help balance the current year. After accounting for other revisions to the 2001-02 Financial Plan, DOB projects a General Fund closing balance of $2.08 billion. This total includes a planned $83 million deposit to the Tax Stabilization Reserve Fund at the close of the current year.

     DOB reports that the 2002-03 Financial Plan closes a General Fund budget gap originally projected at $5.7 billion. Legislative and administrative actions to date have reduced this gap by $581 million, and enactment of the HCRA legislation described above lowered it by another $785 million. The Governor has proposed to close the remaining $4.3 billion budget gap with $1.91 billion in recurring spending reductions and revenue actions, $1.13 billion in General Fund reserves, $885 million in reserves from the Temporary Assistance for Needy Families (TANF) program, and $490 million in one-time actions (excluding $72 million in fund balances available through HCRA). The Financial Plan also supports $109 million in new spending related to homeland security, the WTC disaster, and economic development. The Financial Plan projects a closing balance in the General Fund of $710 million at the end of 2002-03, which consists of the balance in the State's Tax Stabilization Reserve Fund.

     The terrorist attacks in New York City and the national recession are expected to have materially adverse financial consequences for the State, and their impact is reflected in the economic and receipts forecasts described in most recent update to the Annual Information Statement. At this point, it is no longer possible to separate the impact of the terrorist attacks from the national recession, but the combined effect of both events introduces significant uncertainty into the current Financial Plan estimates.

     In the long term, the most significant risk is the possible loss of financial sector firms and related businesses to other states. The financial sector is an important economic activity in the State and a substantial reduction in its operations would likely have an adverse impact on State tax revenues, leading to material changes to the Executive Budget projections and the State's outyear projections of receipts, adding further pressure to budget balance in future fiscal years.

     In addition to the recent terrorist attacks in New York City, many complex political, social and economic forces influence the State's economy and finances, which may in turn affect the State's Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions, and events that are not subject to the State's control. The Financial Plan is also necessarily based upon forecasts of national and State economic activity. Economic forecasts have frequently failed to predict accurately the timing and magnitude of changes in the national and State economies.

     In every year, many uncertainties exist in the forecast of the national and State economies. Given the recent terrorist attacks, the nation's war-time preparations, and the volatility in financial markets, such uncertainties are significantly more pronounced at this time. For example, the current downturn in the financial markets could continue over a sustained period. The securities industry is more important to the New York economy than to the national economy as a whole, potentially amplifying the impact of such a downturn. A large change in stock market performance during the forecast horizon could result in wage and unemployment levels that are significantly different from those embodied in the current forecast.

     Two variables which stand out as being particularly vulnerable to financial market volatility, and which are closely associated with the recent strength of State personal income tax receipts, are finance sector bonus income and capital gains realizations. Historically, financial sector bonus income has been closely tied to security firm profits. With many Wall Street profit-making activities (such as initial public offerings and mergers and acquisitions) now significantly below 2000 levels, DOB is forecasting a significant decline in financial sector profits for 2001 and 2002. DOB also expects that the decline in equity values observed since early 2000, combined with the recent decline in the average holding period for equities, will produce a decline in capital gains realizations for the 2001 calendar year. However, both bonus income and capital gains realizations have historically been subject to a large degree of variation and may produce results below DOB's current forecast.

     An ongoing risk to the State Financial Plan arises from the potential impact of certain litigation and federal disallowances now pending against the State, which could produce adverse effects on the State's projections of receipts and disbursements. The Financial Plan assumes no significant federal disallowances or other federal actions that could adversely affect State finances.

     The United States Congress is expected to consider several economic stimulus packages during the winter. Certain components of these packages may adversely affect State tax revenues. The most significant risk concerns a provision that would allow expanded expensing of investment costs against federal taxable income. Since the State uses federal taxable income as the starting point for calculating taxable income, the provision could adversely impact State tax revenues.

     STATE ECONOMY. New York is one of the most populous states in the nation and has a relatively high level of personal wealth. The State's economy is diverse with a comparatively large share of the nation's finance, insurance, transportation, communications and services employment, and a very small share of the nation's farming and mining activity. The State's location and its air transport facilities and natural harbors have made it an important link in international commerce. Travel and tourism constitute an important part of the economy. Like the rest of the nation, New York has a declining proportion of its workforce engaged in manufacturing, and an increasing proportion engaged in service industries.

     The services sector, which includes entertainment, personal services, such as health care and auto repairs, and business-related services, such as information processing, law and accounting, is the State's leading economic sector. The services sector accounts for more than three of every ten nonagricultural jobs in New York and has a noticeably higher proportion of total jobs than does the rest of the nation.

     Relative to the nation, the State has a smaller share of manufacturing and construction and a larger share of service-related industries. The State's finance, insurance and real estate share, as measured by wages, is particularly large relative to the nation. The State is likely to be less affected than the nation as a whole during an economic recession that is concentrated in manufacturing and construction, but likely to be more affected by any economic downturn that is concentrated in the services sector.

     The cataclysmic events of September 11 have had a substantial negative impact on the New York City, State, and national economies. As the epicenter of the September 11 attacks, the New York State economy is bearing the brunt of the consequent employment losses. DOB expects the recession to stretch into calendar year 2002, with a slow but sustained recovery beginning in the middle of the year.

     DOB estimates that tens of thousands of jobs may have been lost or displaced from New York, at least temporarily, due to the events of September
11. The sector hardest hit by the disaster was the finance industry, which is estimated to have lost 30,000 jobs, many of whom have been either laid off or relocated out-of-state. Other industries expected to experience severe losses are business and media services, hotel and motel services, retail trade, arts and entertainment services, and transportation. In contrast, as part of the reconstruction process, the construction sector is expected to experience a net gain in employment. On an annual average basis, State employment is expected to have grown a modest 0.1 percent for 2001 and to decline 1.2 percent for 2002.

     DOB estimates that the events of September 11 will also have a significantly negative impact on securities industry profits. The fall in profit growth is expected to result in a severe decline in finance and insurance industry cash bonuses. The decline will likely be exacerbated by firms weighting their bonus payouts more heavily than usual in favor of stock options as well as the transfer of dislocated workers out-of-state. Lower growth in both employment and bonus income is expected to result in personal income growth 2.6 percent for 2001, followed by growth of 1.1 percent for 2002.

     The most significant risks to the New York economic forecast pertain to the pace of layoffs related to the events of September 11, and the impact of both the disaster itself and deteriorating economic conditions on wages. The possibility of yet another terrorist attack on the New York City area poses a substantial negative risk to the DOB forecast. Fewer layoffs, stronger financial markets, and higher bonuses than projected would result in a stronger State economy than reflected in the current forecast. Similarly, greater job losses, weaker financial markets, and smaller bonus payments than expected would result in a weaker State economy.

     STATE BUDGET. The State Constitution requires the Governor to submit to the State legislature (the "Legislature") a balanced executive budget which contains a complete plan of expenditures for the ensuing fiscal year and all moneys and revenues estimated to be available therefor, accompanied by bills containing all proposed appropriations or reappropriations and any new or modified revenue measures to be enacted in connection with the executive budget. The entire plan constitutes the proposed State financial plan for that fiscal year. The Governor is required to submit to the Legislature quarterly budget updates which include a revised cash-basis state financial plan, and an explanation of any changes from the previous state financial plan. State law requires the Governor to propose a balanced budget each year. In recent years, the State has closed projected budget gaps of $5.0 billion (1995-96), $3.9 billion (1996-97), $2.3 billion (1997-98), and less than $1 billion (1998-99 and 1999-2000). The 2001-02
Executive Budget, as amended, projected budget gaps of $5.7 billion in 2002-03. DOB projects budget gaps of $2.8 billion in 2003-04 and $3.3 billion in 2004-05. The gap projections assume the Legislature will enact the 2002-03 Executive Budget in its entirety. The projections do not include unspecified spending "efficiencies." The outyear forecast is subject to greater volatility than in previous years due to the economic uncertainties surrounding the WTC attacks and the national recession.

     The State ended its 2000-2001 fiscal year on March 31, 2001 with an available cash surplus of $2.73 billion in the General Fund as reported by DOB. Of this balance, $80 million from the surplus was deposited into the State's Tax Stabilization Reserve Fund (the sixth consecutive annual deposit). The Governor has proposed setting aside $1.48 billion from the 2000-01 fiscal year surplus to guard against economic uncertainties. In addition, the State has another $627 million available in the Tax Stabilization Reserve Fund.

     The General Fund is the principal operating fund of the State and is used to account for all financial transactions except those required to be accounted for in another fund. It is the State's largest fund and receives almost all State taxes and other resources not dedicated to particular purposes. General Fund moneys are also transferred to other funds, primarily to support certain capital projects and debt service payments in other fund types.

     General Fund receipts, including transfers from other funds, totaled $39.88 billion for the 2000-01 fiscal year, an increase of $2.49 billion (6.7 percent) over fiscal year 1999-2000 results. General Fund disbursements, including transfers to other funds, totaled $39.70 billion for the 2000-01 fiscal year, an increase of $2.53 billion (6.8 percent) from the 1999-2000 fiscal year.

     The 2001-02 Financial Plan projects receipts in excess of disbursements on a cash basis in the General Fund, after accounting for the transfer of available receipts from 2000-01 to 2001-02 through the refund reserve account. Under the Governor's Executive Budget, total General Fund receipts, including transfers from other funds, are projected at $42.43 billion, an increase of $2.55 billion, over 2000-01. The estimated impact of the World Trade Center disaster on 2001-02 receipts remains significant, but within the range estimated by DOB in the immediate aftermath of the September 11 attacks. General Fund disbursements, including transfers to other funds, are projected to grow to $41.46 billion, an increase of $1.77 billion over 2000-01. Spending from all Governmental Funds is expected to increase by $4.52 billion to $84.27 billion.

     Growth in spending occurs throughout the 2001-02 Financial Plan, with education programs receiving the largest share of increased funding. School aid will grow by $979 million or 8.5 percent over the prior year (on a State fiscal year basis). Outside of education, the largest growth in spending is for Medicaid ($398 million). All other spending grows by $504 million over 2000-01 levels.

     The 2001-02 Financial Plan projects a closing balance in the General Fund of $2.08 billion, comprised of $1.13 billion in reserve for economic uncertainties (all of which will be used to help balance the 2002-03 Financial
Plan); $710 million in the Tax Stabilization Reserve Fund ("TSRF"), after a planned $83 million deposit in 2001-02; $281 million in undesignated reserves; $81 million in the Contingency Reserve Fund ("CRF") (which helps offset litigation risks) after the use of $70 million to finance a portion of the State's settlement in the Yonkers desegregation lawsuit; $142 million in the Community Projects Fund ("CPF") (which finances legislative and gubernatorial initiatives); and $11 million in the Universal Pre-Kindergarten Fund.

     For the 2000-01 fiscal year, the closing balance in the General Fund was $1.10 billion. This closing balance is comprised of $627 million in TSRF (after an $80 million deposit in 2000-01); $150 million in CRF; $292 million in the CPF; and $29 million in the Universal Pre-Kindergarten Fund. In addition to the $1.10 billion balance in the General Fund, the State had $3.52 billion in the tax refund reserve account at the end of 2000-01. The closing balance excludes a $1.2 billion for reserve in the School Tax Relief (STAR) Special Revenue Fund and $250 million in the Debt Reduction Reserve Fund ("DRRF").

     Several developments arising from negotiations on the budget will affect State finances in subsequent years. First, a portion of Legislative additions to the 2000-01 Executive Budget will recur at higher spending levels in 2001-02 and beyond, including increased funding for school aid, tuition assistance, and prescription drug coverage for the elderly. Second, the Legislature enacted the Debt Reform Act of 2000 ("Debt Reform Act"). The Debt Reform Act, which applies to new State-supported debt issued on or after April 1, 2000, imposes caps on new debt outstanding and new debt service costs, restricts the use of debt to capital purposes only, and restricts the maximum term of State debt issuances to no more than 30 years. The State's projected levels of debt issuances and debt service costs for 2000-01 and 2001-02 are well below the debt caps and limitations imposed by the Debt Reform Act.

     Finally, the State adopted an additional tax relief package that will reduce tax receipts by $1.2 billion when fully effective; this package includes the elimination or reduction of gross receipts tax on energy ($330 million), the expansion of the "Power for Jobs" energy tax credit program ($125 million), a college tuition deduction or credit taken against personal income taxes ($200 million), and reduction of the marriage penalty for taxpayers who file jointly ($200 million).

     The 2000-01 Financial Plan reflects the use of resources from the Health Care Reform Act of 2000 ("HCRA 2000") that will help finance several health and mental hygiene programs in Special Revenue Funds, including prescription drug assistance for the elderly, supplemental Medicare insurance, and other public health services.

     Despite recent budgetary surpluses recorded by the State, actions affecting the level of receipts and disbursements, the relative strength of the State and regional economy, and actions by the federal government could impact projected budget gaps for the State. These gaps would result from a disparity between recurring revenues and the costs of increasing the level of support for State programs. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year, and, under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the Governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. There can also be no assurance that the Legislature will enact into law the Governor's Executive Budget, as amended, or that the State's adopted budget projections will not differ materially and adversely from the projections set forth therein.

     Over the long term, uncertainties with regard to the economy present the largest potential risk to future budget balance in New York State. For example, a downturn in the financial markets or the wider economy is possible, a risk that is heightened by the lengthy expansion currently underway. The securities industry is more important to the New York economy than the national economy as a whole, potentially amplifying the impact of an economic downturn. A large change in stock market performance during the forecast horizon could result in wage, bonus, and unemployment levels that are significantly different from those embodied in the State's Financial Plans forecasts. Merging and downsizing by firms, as a consequence of deregulation or continued foreign competition, may also have more significant adverse effects on employment than expected.

     An ongoing risk to the 2001-02 Financial Plan arises from the potential impact of certain litigation and federal disallowances now pending against the State, which could produce adverse effects on the State's projections of receipts and disbursements. The 2000-01 Financial Plan contained projected reserves of $150 million in 2001-02 for such events, but assumed no significant federal disallowances or other federal actions that could affect State finances.

     The Health Care Financing Administration issued a final rule on January 12, 2001 that modified the manner in which states are required to calculate their Medicaid Upper Payment Limit methodology. It is anticipated that the implementation of this rule would require the State to phase-out most of its nursing home Intergovernmental Transfer payments over a five-year period beginning in fiscal year 2002-03. Upon full implementation of this rule, the net impact is expected to result in an annual loss of $351 million for the State and $88 million for local governments.

     The State's Financial Plans assume the availability of certain resources to finance portions of General Fund spending for fringe benefits, health and welfare programs. These resources could become unavailable or decrease, placing additional pressures on budget balance.

     The State's historical financial results for the 1999-2000 are as follows. The State ended its 1999-2000 fiscal year in balance on a cash basis, with a General Fund cash-basis surplus of $1.51 billion as reported by DOB. As in recent years, strong growth in receipts above forecasted amounts produced most of the year-end surplus. Spending was also modestly below projections, further adding to the surplus.

     The State reported a closing balance of $1.17 billion in the General Fund, an increase of $275 million over the closing balance from the prior year. The balance was held in four accounts within the General Fund: the TSRF, the CRF, the DRRF and the CPF. The balance is comprised of $547 million in the TSRF after a deposit of $74 million in 1999-2000; $107 million in the CRF; $250 million in the DRRF; and $263 million in the CPF.

     The closing fund balance excludes $3.97 billion that the State deposited into the tax refund reserve account at the close of 1999-2000 to pay for tax refunds in 2000-01 of which $521 million was made available as a result of the Local Government Assistance Corporation ("LGAC") financing program and was required to be on deposit as of March 31, 2000. The tax refund reserve account transaction has the effect of decreasing reported personal income tax receipts in 1999-2000, while increasing reported receipts in 2000-01.

     General Fund receipts and transfers from other funds (net of tax refund reserve account activity) for the 1999-2000 fiscal year totaled $37.40 billion, an increase of 1.6 percent over 1998-99. General Fund disbursements and transfers to other funds totaled $37.17 billion, an increase of 1.6 percent from the prior fiscal year.

     DEBT LIMITS AND OUTSTANDING DEBT. There are a number of methods by which the State of New York may incur debt. Under the State Constitution, the State may not, with limited exceptions for emergencies, undertake long-term general obligation borrowing (i.e., borrowing for more than one year) unless the borrowing is authorized in a specific amount for a single work or purpose by the Legislature and approved by the voters. There is no limitation on the amount of long-term general obligation debt that may be so authorized and subsequently incurred by the State.

     The State may undertake short-term borrowings without voter approval (i) in anticipation of the receipt of taxes and revenues, by issuing tax and revenue anticipation notes, and (ii) in anticipation of the receipt of proceeds from the sale of duly authorized but unissued general obligation bonds, by issuing bond anticipation notes. The State may also, pursuant to specific constitutional authorization, directly guarantee certain obligations of the State of New York's authorities and public benefit corporations ("Authorities"). Payments of debt service on New York State general obligation and New York State-guaranteed bonds and notes are legally enforceable obligations of the State of New York.

     The State employs additional long-term financing mechanisms, lease-purchase and contractual-obligation financings, which involve obligations of public authorities or municipalities that are State-supported but are not general obligations of the State. Under these financing arrangements, certain public authorities and municipalities have issued obligations to finance the construction and rehabilitation of facilities or the acquisition and rehabilitation of equipment, and expect to meet their debt service requirements through the receipt of rental or other contractual payments made by the State. Although these financing arrangements involve a contractual agreement by the State to make payments to a public authority, municipality or other entity, the State's obligation to make such payments is generally expressly made subject to appropriation by the Legislature and the actual availability of money to the State for making the payments. The State has also entered into a contractual-obligation financing arrangement with the LGAC to restructure the way the State makes certain local aid payments.

     Sustained growth in the State's economy could contribute to closing projected budget gaps over the next several years, both in terms of higher-than-projected tax receipts and in lower-than-expected entitlement spending. In the past, the State has taken management actions to address potential financial plan shortfalls, and DOB believes it could take similar actions should adverse variances occur in its projections for the current fiscal year.

     On January 13, 1992, S&P reduced its ratings on the State's general obligation bonds from A to A- and, in addition, reduced its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. On August 28, 1997, S&P revised its ratings on the State's general obligation bonds from A- to A and revised its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. On March 5, 1999, S&P affirmed its A rating on the State's outstanding bonds. On March 10, 2000, S&P assigned its A+ rating on New York State's long-term general obligations. On December 19, 2000, S&P assigned its AA rating on New York State's long-term general obligations.

     On January 6, 1992, Moody's reduced its ratings on outstanding limited-liability State lease purchase and contractual obligations from A to Baa1. On February 28, 1994, Moody's reconfirmed its A rating on the State's general obligation long-term indebtedness. On March 20, 1998, Moody's assigned the highest commercial paper rating of P-1 to the short-term notes of the State. On March 5, 1999, Moody's affirmed its A2 rating with a stable outlook to the State's general obligations. In June 2000, Moody's revised its outlook on the State's general obligations from stable to positive.

     New York State has never defaulted on any of its general obligation indebtedness or its obligations under lease-purchase or contractual-obligation financing arrangements and has never been called upon to make any direct payments pursuant to its guarantees.

     LITIGATION. The legal proceedings listed below involve State finances and programs and miscellaneous civil rights, real property, contract and other tort claims in which the State is a defendant and the potential monetary claims against the State are substantial, generally in excess of $100 million. These proceedings could adversely affect the financial condition of the State in the 2001-02 fiscal year or thereafter. The State will describe newly initiated proceedings which the State believes to be material, as well as any material and adverse developments in the listed proceedings, in updates or supplements to its Annual Information Statement.

     Certain litigation pending against New York State or its officers or employees could have a substantial or long-term adverse effect on New York State finances. Among the more significant of these cases are those that involve (1) the validity of agreements and treaties by which various Indian tribes transferred title to New York State of certain land in central and upstate New York; (2) certain aspects of New York State's Medicaid policies, including its rates, regulations and procedures; (3) the validity of certain provisions of State gaming law; (4) a challenge to the Governor's application of his constitutional line item veto authority; (5) a challenge to the funding for New York City public schools; (6) a challenge as to the adequacy of the shelter allowance granted to recipients of public assistance and (7) the Governor seeking a judgment declaring that the actions of the Senate and the Assembly in voting and passing 46 budget bills violated the State Constitution, because they deleted provisions of appropriations proposed by the Governor, substituted other appropriations, and considered other bills prior to taking action on the appropriation bills submitted by the Governor (This action would not affect appropriations enacted to pay debt service obligations for the 2001-02 fiscal year.)

     Adverse developments in the proceedings described above, other proceedings for which there are unanticipated, unfavorable and material judgments, or the initiation of new proceedings could affect the ability of the State to maintain a balanced 2001-02 Financial Plan. The State believes that the proposed 2001-02 Financial Plan includes sufficient reserves to offset the costs associated with the payment of judgments that may be required during the 2001-02 fiscal year. These reserves include (but are not limited to) amounts appropriated for Court of Claims payments and projected fund balances in the General Fund. In addition, any amounts ultimately required to be paid by the State may be subject to settlement or may be paid over a multi-year period. There can be no assurance, however, that adverse decisions in legal proceedings against the State would not exceed the amount of all potential 2001-02 Financial Plan resources available for the payment of judgments, and could therefore affect the ability of the State to maintain a balanced 2001-02 Financial Plan.

     Although other litigation is pending against New York State, except as described herein, no current litigation involves New York State's authority, as a matter of law, to contract indebtedness, issue its obligations, or pay such indebtedness when it matures, or affects New York State's power or ability, as a matter of law, to impose or collect significant amounts of taxes and revenues.

     On November 23, 1998, the attorneys general for 46 states (including New
York) entered into a master settlement agreement ("MSA") with the nation's largest tobacco manufacturers. Under the terms of the MSA, the states agreed to release the manufacturers from all smoking-related claims in exchange for specified payments and the imposition of restrictions on tobacco advertising and marketing. New York is projected to receive $25 billion over 25 years under the MSA, with payments apportioned among the State (51 percent), counties (22 percent), and New York City (27 percent). The projected payments are an estimate and subject to adjustments for, among other things, the annual change in the volume of cigarette shipments and the rate of inflation. From 1999-2000 through 2002-03, the State expects to receive $1.54 billion under the nationwide settlement with cigarette manufacturers. Counties, including New York City, will receive settlement payments of $1.47 billion over the same period.

     The State plans to use $1.29 billion in tobacco settlement money over the next three years to finance health programs under HCRA 2000 ($1.01 billion) and projected increased costs in Medicaid ($274 million). The remaining $250 million in one-time tobacco payments from 1999-2000 will be deposited to DRRF.

     AUTHORITIES. The fiscal stability of New York State is related, in part, to the fiscal stability of its Authorities, which generally have responsibility for financing, constructing and operating revenue-producing public benefit facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt which apply to the State itself, and may issue bonds and notes within the amounts of, and as otherwise restricted by, their legislative authorization. The State's access to the public credit markets could be impaired, and the market price of its outstanding debt may be materially and adversely affected, if any of the Authorities were to default on their respective obligations, particularly with respect to debt that is State-supported or State-related.

     Authorities are generally supported by revenues generated by the projects financed or operated, such as fares, user fees on bridges, highway tolls and rentals for dormitory rooms and housing. In recent years, however, New York State has provided financial assistance through appropriations, in some cases of a recurring nature, to certain of the Authorities for operating and other expenses and, in fulfillment of its commitments on moral obligation indebtedness or otherwise, for debt service. This operating assistance is expected to continue to be required in future years. In addition, certain statutory arrangements provide for State local assistance payments otherwise payable to localities to be made under certain circumstances to certain Authorities. The State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to Authorities under these arrangements. However, in the event that such local assistance payments are so diverted, the affected localities could seek additional State funds.

     For purposes of analyzing the financial condition of the State, debt of the State and of certain public authorities may be classified as State-supported debt, which includes general obligation debt of the State and lease-purchase and contractual obligations of public authorities (and municipalities) where debt service is paid from State appropriations (including dedicated tax sources, and other revenues such as patient charges and dormitory facilities rentals). In addition, a broader classification, referred to as State-related debt, includes State-supported debt, as well as certain types of contingent obligations, including moral obligation financings, certain contingent contractual-obligation financing arrangements, and State-guaranteed debt described above, where debt service is expected to be paid from other sources and State appropriations are contingent in that they may be made and used only under certain circumstances.

     NEW YORK CITY AND OTHER LOCALITIES. Continuing recovery, cleanup and repair efforts following the September 11 attacks on the World Trade Center will result in substantial expenditures for New York City (the "City"). The U.S. Congress passed emergency legislation which appropriates $40 billion for increased disaster assistance, increased security costs, rebuilding infrastructure systems and other public facilities, and disaster recovery and related activities, at least $11.2 billion of which is for disaster recovery activities and assistance in New York, Pennsylvania and Virginia. The City expects to be reimbursed for all of its direct costs for response and remediation at the World Trade Center site. These costs are now expected to be substantially below previous estimates. The City also expects to receive federal funds for the costs of economic revitalization and other needs, not directly payable through the City budget, related to the September 11 attacks.

     Prior to the events of September 11, the national and local economic had been weakening, reflecting lower business investment, increased unemployment and, recently, a decline in consumer confidence. It is expected that the destruction of the World Trade Center will have an adverse impact on the City and its economy. Reduced economic activity is expected to lower corporate profits, increase job losses and reduce consumer spending, which would result in reduced personal income and sales tax receipts and other business tax revenues for the City and could negatively affect real property values. The events of September 11 increased the risk of a delay in recovery. It is not possible to quantify at present with any certainty the short-term or long-term adverse impact of the September 11 events on the City and its economy, any offsetting economic benefits which may result from recovery and rebuilding activities, and the amount of additional resources from Federal, State, City and other sources which will be required.

     The fiscal health of the State may also be impacted by the fiscal health of its localities, particularly the City, which has required and continues to require significant financial assistance from the State. The City depends on State aid both to enable the City to balance its budget and to meet its cash requirements. There can be no assurance that there will not be reductions in State aid to the City from amounts currently projected or that State budgets will be adopted by the April 1 statutory deadline or that any such reductions or delays will not have adverse effects on the City's cash flow or expenditures. In addition, the Federal budget negotiation process could result in a reduction in or a delay in the receipt of Federal grants which could have additional adverse effects on the City's cash flow or revenues.

     In 1975, New York City suffered a fiscal crisis that impaired the borrowing ability of both the City and New York State. In that year the City lost access to the public credit markets. The City was not able to sell short-term notes to the public again until 1979. In 1975, S&P suspended its A rating of City bonds. This suspension remained in effect until March 1981, at which time the City received an investment grade rating of BBB from S&P.

     On July 2, 1985, S&P revised its rating of City bonds upward to BBB+ and on November 19, 1987, to A-. On February 3, 1998 and again on May 27, 1998, S&P assigned a BBB+ rating to the City's general obligation debt and placed the ratings on CreditWatch with positive implications. On March 9, 1999, S&P assigned its A- rating to Series 1999H of New York City general obligation bonds and affirmed the A- rating on various previously issued New York City bonds.

     Moody's ratings of City bonds were revised in November 1981 from B (in effect since 1977) to Ba1, in November 1983 to Baa, in December 1985 to Baa1, in May 1988 to A and again in February 1991 to Baa1. On February 25, 1998, Moody's upgraded approximately $28 billion of the City's general obligations from Baa1 to A3. On June 9, 1998, Moody's affirmed its A3 rating to the City's general obligations and stated that its outlook was stable. In August 2000, Moody's upgraded approximately $26 billion of the City's general obligations from A3 to A2.

     On March 8, 1999, Fitch IBCA upgraded New York City's $26 billion outstanding general obligation bonds from A- to A. Subsequent to that time, the City's general obligation bonds have not been downgraded by Fitch IBCA.

     In response to the City's fiscal crisis in 1975, the State took action to assist the City in returning to fiscal stability. Among those actions, the State established the Municipal Assistance Corporation for the City of New York ("NYC MAC") to provide financing assistance to the City; the New York State Financial Control Board (the "Control Board") to oversee the City's financial affairs; and the Office of the State Deputy Comptroller for the City of New York ("OSDC") to assist the Control Board in exercising its powers and responsibilities. A "control period" existed from 1975 to 1986, during which the City was subject to certain statutorily-prescribed fiscal controls. The Control Board terminated the control period in 1986 when certain statutory conditions were met. State law requires the Control Board to reimpose a control period upon the occurrence, or "substantial likelihood and imminence" of the occurrence, of certain events, including (but not limited to) a City operating budget deficit of more than $100 million or impaired access to the public credit markets.

     Currently, the City and its Covered Organizations (i.e., those organizations which receive or may receive moneys from the City directly, indirectly or contingently) operate under the City's Financial Plan. The City's Financial Plan summarizes its capital, revenue and expense projections and outlines proposed gap-closing programs for years with projected budget gaps. The City's projections set forth in its Financial Plan are based on various assumptions and contingencies, some of which are uncertain and may not materialize. Unforeseen developments (such as the World Trade Center attacks) and changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements.

     In June 2001, New York City issued a Four-Year Financial Plan that projected a balanced budget for fiscal year 2002 and budget gaps of $2.8 billion in fiscal year 2003, $2.6 billion in fiscal year 2004, and $2.2 billion in fiscal year 2005. On December 4, 2001, the City issued a modification to its Financial Plan that reflected a reduction in projected revenues of $1.1 billion in fiscal year 2002, $1.6 billion in fiscal year 2003, $1.4 billion in fiscal year 2004, and $1.5 billion in fiscal year 2005, due primarily to the impact on City tax revenues of the attacks on the World Trade Center and a slow-down in economic activity. To offset the impact of these and other adverse developments, the City intends to take extraordinary actions to ensure a balanced budget in fiscal year 2002 and to narrow the budget gaps projected for fiscal years 2003 through 2005. On December 31, 2001, the City revised its Financial Plan to reflect a slight improvement in its tax revenue forecast and the expiration of a cut in the personal income tax surcharge, which together increase tax revenue forecasts by $322 million in fiscal year 2002 and by more than $370 million annually thereafter. The Financial Plan includes a Budget Stabilization Account of $697 million in fiscal year 2002, which has been used to narrow the fiscal year 2003 budget gap, and remaining budget gaps of $2.9 billion in fiscal year 2003, $3.6 billion in fiscal 2004, and $3.5 billion in fiscal year 2005. These estimates, however, do not make provision for wage increases for teachers, police officers or firefighters beyond those negotiated with the unions representing other civilian and uniformed employees nor does it include resources to fund wage increases for any employees beyond the current round of collective bargaining.

     New York City is heavily dependent on New York State and federal assistance to cover insufficiencies in its revenues. There can be no assurance that in the future federal and State assistance will enable the City to make up its budget deficits. Although the City has consistently maintained balanced budgets and is projected to achieve balanced operating results for the current fiscal year, there can be no assurance that the gap-closing actions proposed in its Financial Plan can be successfully implemented or that the City will maintain a balanced budget in future years without additional State aid, revenue increases or expenditure reductions. Additional tax increases and reductions in essential City services could adversely affect the City's economic base.

     The projections set forth in the City's Financial Plan were based on various assumptions and contingencies which are uncertain and which may not materialize. Changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements. Such assumptions and contingencies include the condition of the regional and local economies, the impact on real estate tax revenues of the real estate market, wage increases for City employees consistent with those assumed in the Financial Plan, employment growth, the ability to implement proposed reductions in City personnel and other cost reduction initiatives, the ability of the Health and Hospitals Corporation and the BOE to take actions to offset reduced revenues, the ability to complete revenue generating transactions, provision of State and Federal aid and mandate relief and the impact on City revenues and expenditures of Federal and State welfare reform and any future legislation affecting Medicare or other entitlements.

     To successfully implement its Financial Plan, the City and certain entities issuing debt for the benefit of the City must market their securities successfully. This debt is issued to finance the rehabilitation of the City's infrastructure and other capital needs and to refinance existing debt, as well as to finance seasonal needs. In recent years, the State Constitutional debt limit would have prevented the City from entering into new capital contracts. To prevent disruptions in the capital program, two actions were taken to increase the City's capital financing capacity: (i) the State Legislature created the New York City Transitional Finance Authority ("TFA") in 1997, and (ii) in 1999, the City created TSASC, Inc., a not-for-profit corporation empowered to issue tax-exempt debt backed by tobacco settlement revenues. The City expects that these actions will provide sufficient financing capacity to continue its capital program through City fiscal year 2004-05.

     The City Comptroller and other agencies and public officials have issued reports and made public statements which, among other things, state that projected revenues and expenditures may be different from those forecast in the City's financial plans. It is reasonable to expect that such reports and statements will continue to be issued and to engender public comment.

     Certain localities, in addition to the City, have experienced financial problems and have requested and received additional New York State assistance during the last several State fiscal years. The potential impact on the State of any future requests by localities for additional assistance is not included in the State's projections of its receipts and disbursements for the fiscal year.

     Municipalities and school districts have engaged in substantial short-term and long-term borrowings. State law requires the Comptroller to review and make recommendations concerning the budgets of those local government units other than New York City that are authorized by State law to issue debt to finance deficits during the period that such deficit financing is outstanding.

     From time to time, federal expenditure reductions could reduce, or in some cases eliminate, federal funding of some local programs and accordingly might impose substantial increased expenditure requirements on affected localities. If the State, the City or any of the Authorities were to suffer serious financial difficulties jeopardizing their respective access to the public credit markets, the marketability of notes and bonds issued by localities within the State could be adversely affected. Localities also face anticipated and potential problems resulting from certain pending litigation, judicial decisions and long-range economic trends. Long-range potential problems of declining urban population, increasing expenditures and other economic trends could adversely affect localities and require increasing the State assistance in the future.

SPECIAL CONSIDERATIONS RELATING TO CONNECTICUT MUNICIPAL SECURITIES

     The following information is a brief summary of factors affecting the economies and financial strengths of the State of Connecticut, its municipalities and its political subdivisions and does not purport to be a complete description of such factors. Other factors will affect issuers. The summary is based primarily upon one or more publicly available offering statements relating to debt offerings of the State of Connecticut that were available prior to the date of this Statement of Additional Information. The accuracy and completeness of the information contained in such offering statements have not been independently verified.

     The ability of the issuers of Connecticut Municipal Securities to pay the principal and interest on their obligations may be impacted by a variety of factors relating to the economy of Connecticut and to the fiscal stability of issuers of Connecticut Municipal Securities. The latter may include such matters as the ability of issuers to raise sufficient tax and other revenues to meet their needs, the availability of aid from other governmental bodies, and the burdens that may be imposed on issuers by law or necessity. To the extent that the Fund invests in obligations that are not general obligations of their issuers, payments of principal and interest will depend on all factors affecting the revenue sources from which payments thereon are to be derived. The value of the obligations held by the Fund would be adversely affected not only by any actual inability of their issuers to pay the principal and interest thereon, but also by a public perception that such ability is in doubt.

     Connecticut (sometimes referred to as the State) is highly urbanized, with a 2000 population density of 703 persons per square mile, as compared to 80 for the United States as a whole and 222 for the New England region. More than 80% of the population resides within the State's four largest metropolitan areas of Hartford, Waterbury, Bridgeport and New Haven. Per capita personal income of the State's residents, historically among the highest in the nation, increased in every year from 1991 to 2000, rising from $26,775 to $40,870. However, pockets of significant unemployment and poverty exist in several of the State's most important cities and towns.

     Manufacturing has historically been of prime economic importance to Connecticut but has declined during the last decade. The State's manufacturing sector is diversified, with the construction of transportation equipment (primarily aircraft engines, helicopters and submarines) being the dominant industry, followed by fabricated metals, non-electrical machinery, and electrical machinery. As a result of a rise in employment in service-related industries and the decline in manufacturing employment, manufacturing accounted for only 15.49% of total non-agricultural employment in Connecticut in 2000. Defense-related business has represented a relatively high proportion of the manufacturing sector, but reductions in defense spending have considerably reduced this sector's significance in Connecticut's economy. The average annual unemployment rate in Connecticut decreased from 6.8 % in 1991 to 2.3% in 2000.

     At the end of the 1990-1991 fiscal year, the General Fund had an accumulated unappropriated deficit of $965,712,000. For the nine fiscal years ended June 30, 2000, the General Fund ran operating surpluses, based on the State's budgetary method of accounting, of approximately $110,200,000, $113,500,000, $19,700,000, $80,500,000, $250,000,000, $262,600,000,
$312,900,000, $71,800,000, and $300,400,000, respectively. The General Fund budget for the 2000-2001 fiscal year anticipated revenues of $11,281,300,000, authorized expenditures of $11,280,800,000, and projected a surplus of $500,000. An unaudited annual report by the State Comptroller dated October 22, 2001, indicated an operating surplus of $30,700,000 for the 2000-2001 fiscal year.

     The State's adopted budget for fiscal year 2001-2002 anticipated General Fund revenues of $11,894,100,000 and General Fund expenditures of $11,894,000,000, with an estimated surplus of $100,000. For fiscal year 2002-2003, the adopted budget anticipated General Fund revenues of $12,432,000,000 and General Fund expenditures of $12,431,400,000, with an estimated surplus of $600,000. The Comptroller estimated an operating deficit for the 2001-2002 fiscal year of $301,700,000 as of September 30, 2001. At a special session of the Connecticut General Assembly in November called by the Governor to respond to the State's projected deficit, legislation was enacted to reduce deficit projections below 1% of anticipated General Fund expenditures.

     The State's primary method for financing capital projects is through the sale of general obligation bonds. These bonds are backed by the full faith and credit of the State. As of

October 15, 2001, the State had authorized direct general obligation bond indebtedness totaling $15,879,212,000, of which $13,703,922,000 had been approved for issuance by the State Bond Commission and $11,696,976,000 had been issued. As of October 15, 2001, net State direct general obligation bond indebtedness outstanding was $7,629,194,000.

     In addition, the State has limited or contingent liability on a significant amount of other bonds. Such bonds have been issued by the following quasi-public agencies: the Connecticut Housing Finance Authority, the Connecticut Development Authority, the Connecticut Higher Education Supplemental Loan Authority, the Connecticut Resources Recovery Authority and the Connecticut Health and Educational Facilities Authority. Such bonds have also been issued by the City of Waterbury and the Southeastern Connecticut Water Authority. As of October 15, 2001, the amount of bonds outstanding on which the State has limited or contingent liability totaled $4,005,700,000.

     The State is obligated to various cities and towns under grant programs to fund certain school construction costs. As of June 30, 2001, the State's outstanding obligation was $1,277,000,000, and the Commissioner of Education estimated that future grant obligations might total $2,269,000,000.

     The State's general obligation bonds are rated AA by Standard & Poor's and AA by Fitch. On February 21, 2001, Moody's upgraded its ratings of the State's general obligation bonds from Aa3 to Aa2.

     The State, its officers and its employees are defendants in numerous lawsuits. Although it is not possible to determine the outcome of these lawsuits, the Attorney General has opined that an adverse decision in any of the following cases might have a significant impact on the State's financial position: (i) an action on behalf of all persons with traumatic brain injury who have been placed in certain State hospitals, and other persons with acquired brain injury who are in the custody of the Department of Mental Health and Addiction Services, claiming that their constitutional rights are violated by placement in State hospitals alleged not to provide adequate treatment and training, and seeking placement in community residential settings with appropriate support services; (ii) litigation involving claims by Indian tribes and alleged Indian tribes to portions of the State's land area; (iii) an action by certain students and municipalities claiming that the State's formula for financing public education violates the State's constitution and seeking a declaratory judgment and injunctive relief; (iv) an action seeking to represent a class of certain Medicaid recipients, claiming that the Commissioner of the Department of Social Services fails to provide them adequate access to dental services and to adequately compensate providers of such services, and seeking declaratory and injunctive relief plus attorneys' fees and costs; (v) actions by several hospitals claiming partial refunds of taxes imposed on hospital gross earnings to the extent such taxes related to tangible personal property transferred in the provision of services to patients; (vi) an action against the State and its Attorney General by importers and distributors of cigarettes previously sold by their manufacturers seeking damages and injunctive relief relating to business losses alleged to result from the 1998 Master Settlement Agreement entered into by most states in litigation against the major domestic tobacco companies and challenging certain related so-called Non Participating Manufacturer statutes; (vii) an action seeking to represent a class of juveniles, claiming that the policy of strip searching all juveniles arriving at State detention centers is unconstitutional, and seeking damages, declaratory and injunctive relief, attorneys' fees, and costs; (viii) an action seeking to represent a class of adults, challenging the policy or practice of strip searching all adult inmates arriving at correctional centers, whether or not there is a reasonable suspicion of the presence of weapons or contraband, and seeking damages, declaratory and injunctive relief, attorneys' fees, and costs; and (ix) an action alleging that the Department of Mental Retardation violates federal laws by maintaining a waiting list for Medicaid services of Medicaid-eligible persons and by placing persons in quasi-institutional settings without allowing them to choose more integrated community settings, and seeking mandatory injunctive relief, attorneys' fees, and costs.

     As a result of litigation on behalf of black and Hispanic school children in the City of Hartford seeking "integrated education" within the Greater Hartford metropolitan area, on July 9, 1996, the State Supreme Court directed the legislature to develop appropriate measures to remedy the racial and ethnic segregation in the Hartford public schools. In 1998, the Superior Court ordered the State to show cause as to whether there had been compliance with the Supreme Court's ruling, and on March 3, 1999, it concluded that the State had complied but that the plaintiffs had not allowed the State sufficient time to take additional remedial steps. On December 28, 2000, the plaintiffs filed a motion seeking to have the Superior Court again monitor the State's compliance with the 1996 Supreme Court decision. A hearing has been scheduled for 2002. The fiscal impact of this matter might be significant but is not determinable at this time.

     General obligation bonds issued by municipalities are payable primarily from ad valorem taxes on property located in the municipality. A municipality's property tax base is subject to many factors outside the control of the municipality, including the decline in Connecticut's manufacturing industry. Certain Connecticut municipalities have experienced severe fiscal difficulties and have reported operating and accumulated deficits. The most notable of these is the City of Bridgeport, which filed a bankruptcy petition on June 7, 1991. The State opposed the petition. The United States Bankruptcy Court for the District of Connecticut held that Bridgeport had authority to file such a petition but that its petition should be dismissed on the grounds that Bridgeport was not insolvent when the petition was filed. State legislation enacted in 1993 prohibits municipal bankruptcy filings without the prior written consent of the Governor.

     In addition to general obligation bonds backed by the full faith and credit of the municipality, certain municipal authorities finance projects by issuing bonds that are not considered to be debts of the municipality. Such bonds may be repaid only from revenues of the financed project, the revenues from which may be insufficient to service the related debt obligations.

SPECIAL CONSIDERATIONS RELATING TO MASSACHUSETTS MUNICIPAL SECURITIES

     The ability of the Massachusetts Municipal Bond and Massachusetts Intermediate Municipal Bond Funds to achieve their investment objective depends on the ability of issuers of Massachusetts Municipal Securities to meet their continuing obligations to pay principal and interest. Since the Funds invest primarily in Massachusetts Municipal Securities, the value of the Funds' shares may be especially affected by factors pertaining to the economy of Massachusetts and other factors specifically affecting the ability of issuers of Massachusetts Municipal Securities to meet their obligations. As a result, the value of the Funds' shares may fluctuate more widely than the value of shares of a portfolio investing in securities of issuers in a number of different states. The ability of Massachusetts and its political subdivisions to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amount of tax and other revenues available to governmental issuers of Massachusetts Municipal Securities may be affected from time to time by economic, political and demographic conditions within Massachusetts. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. The availability of federal, state and local aid to an issuer of Massachusetts Municipal Securities may also affect that issuer's ability to meet its obligations. Payments of principal and interest on limited obligation bonds will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political and demographic conditions in Massachusetts or a particular locality. Any reduction in the actual or perceived ability of an issuer of Massachusetts Municipal Securities to meet its obligations (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of its obligations and could affect adversely the values of other Massachusetts Municipal Securities as well.

SPECIAL CONSIDERATIONS RELATING TO RHODE ISLAND MUNICIPAL SECURITIES

     The ability of the Rhode Island Municipal Bond Fund to achieve its investment objective depends on the ability of issuers of Rhode Island Municipal Securities to meet their continuing obligations to pay principal and interest. Since the Fund invests primarily in Rhode Island Municipal Securities, the value of the Fund's shares may be especially affected by factors pertaining to the economy of Rhode Island and other factors specifically affecting the ability of issuers of Rhode Island Municipal Securities to meet their obligations. As a result, the value of the Fund's shares may fluctuate more widely than the value of shares of a portfolio investing in securities of issuers in a number of different states. The ability of Rhode Island and its political subdivisions to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amount of tax and other revenues available to governmental issuers of Rhode Island Municipal Securities may be affected from time to time by economic, political and demographic conditions within Rhode Island. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. The availability of federal, state and local aid to an issuer of Rhode Island Municipal Securities may also affect that issuer's ability to meet its obligations. Payments of principal and interest on limited obligation bonds will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political and demographic conditions in Rhode Island or a particular locality. Any reduction in the actual or perceived ability of an issuer of Rhode Island Municipal Securities to meet its obligations (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of its obligations and could affect adversely the value of other Rhode Island Municipal Securities as well.

SPECIAL CONSIDERATIONS RELATING TO FLORIDA MUNICIPAL SECURITIES

     The financial condition of the State of Florida may be affected by various financial, social, economic and political factors. Those factors can be very complex, may vary from fiscal year to fiscal year, and are frequently the result of actions taken not only by the State and its agencies and instrumentalities but also by entities that are not under the control of the State. Adverse developments affecting the State's financing activities, its agencies or its political subdivisions could adversely affect the State's financial condition.

     The State's revenues increased from $37,080,673,000 for the fiscal year ended June 30, 1999 to $39,670,035,000 for the fiscal year ended June 30, 2000. The State's operating expenditures increased from $35,095,057,000 during the fiscal year ended June 30, 1999 to $37,675,401 during the fiscal year ended June 30, 2000. The revenue growth in the 1999-2000 fiscal year has been driven by the State's sales and use tax collections. The sales and use tax accounts for 62% of total revenue in fiscal year 1999-2000.

     The State's general revenues were approximately $130 million less than expected for fiscal year ended June 30, 2001, or 0.7 percent of the expected general revenues of $19.3 billion. In anticipation of continued weakness, only 24 percent of the state operations budget funded by general revenues were released in the first two quarters of the 2001-2002 fiscal year. Revised general revenue collection estimates were issued on September 13, 2001 reducing estimates by $673.2 million. As a result of the September 11 terrorist attacks, a Consensus Estimating Conference was held on October 15, 2001 to further revise the September 13 estimates. This resulted in a further reduction in the estimated general revenue collections of $644.3 million, bringing the total reduction to $1,317.5 million and the total revised general revenue estimate to $19,361.7 billion for the fiscal year ending June 30, 2002. This new estimate, when combined with other funds available but not taking into account reserve funds of $940.9 million in the Budget Stabilization Fund, left a projected year-end budget shortfall of $928.5 million.

     The size of the expected budget shortfall required the legislature to address it. At a special session of the Florida legislature concluded on December 6, 2001, the Florida legislature passed a revised appropriations bill and budget for the 2001-2002 fiscal year. The revised appropriations bill balances the State's budget as required by law through spending reductions of $722 million, use of $104 million from the Working Capital Fund and $383 million from other trust funds and deferral of intangible tax relief until July 31, 2003.

     No further action by the legislature on the 2001-2002 budget is expected. The Florida legislature will formulate the 2002-2003 budget during its regular session which began on January 22, 2002. The next Consensus Estimating Conference for General Revenues is scheduled to be held on March 8, 2002.

     The Constitution of the State of Florida limits the right of the State and its local governments to tax. The Constitution requires the State to have a balanced budget and to raise revenues to defray its operating expenses. The State may not borrow for the purpose of maintaining ordinary operating expenses, but may generally borrow for capital improvements.

     An amendment to the Florida Constitution adopted in 1994 requires that state revenues in excess of an allowed amount plus a growth factor must be contributed to a Budget Stabilization Fund until this fund reaches a certain amount at which time the excess state revenues must be distributed to the taxpayers. The growth factor is the average annual rate of growth in the state personal income over the most recent 20 quarters times the amount of state revenue allowed under the Constitution for the prior fiscal year. Included among the categories of revenues that are exempt from this revenue limitation are revenues pledged to state bonds and other payments related to debt. A two-thirds vote of the Florida legislature can raise the amount of the limit on state revenues. It is difficult to predict the impact of this amendment on Florida state finances, especially since courts have not interpreted it extensively. To the extent that local governments traditionally receive revenues from the state which are subject to or limited by this Constitutional amendment, the further distribution of such state revenues may be adversely impacted by the amendment.

     There are a number of methods by which the State of Florida may incur debt. The State may issue bonds backed by the State's full faith and credit to finance or refinance certain capital projects authorized by its voters. The total outstanding principal of State bonds pledging the full faith and credit of the State may not exceed 50% of the total tax revenues of the State for the two preceding fiscal years, excluding any tax revenues held in trust. The State also may issue certain bonds backed by the State's full faith and credit to finance or refinance pollution control, solid waste disposal and water facilities for local governments; right-of-way acquisition and bridge construction; county roads; school districts and capital public education projects without voter authorization. Although theses bonds are not subject to the above-referenced debt limitation, each program has debt service coverage tests which must be met prior to issuance. The State may also, pursuant to specific constitutional authorization, directly guarantee certain obligations of the State's authorities, agencies and instrumentalities. Payments of debt service on State bonds backed by the State's full faith and credit and State-guaranteed bonds and notes are legally enforceable obligations of the State. Revenue bonds to finance or refinance certain capital projects also may be issued by the State of Florida without voter authorization. However, revenue bonds are payable solely from funds derived directly from sources other than state tax revenues.

     The State of Florida currently imposes, among other taxes, an ad valorem tax on intangible property and a corporate income tax. The Florida Constitution prohibits the levying of a personal income tax in excess of the amount which may be allowed to be credited towards any similar tax levied by the United States. Currently there is no Florida personal income tax. Certain other taxes the State of Florida imposes include: an estate or inheritance tax which is limited by the State's Constitution to an amount not in excess of the amount allowed to be credited upon or deducted from federal estate taxes or the estate taxes of another state; and a 6% sales tax on most goods and certain services with an option for counties to impose up to an additional 1% sales tax on such goods and services. In addition, counties may assess various discretionary sales surtaxes within the county.

     The Constitution reserves the right to charge an ad valorem tax on real estate and tangible personal property to Florida's local governments. All other forms of taxation are preempted to the State of Florida except as may be provided by general law. Motor vehicles, boats, airplanes, trailers, trailer coaches and mobile homes, as defined by law, may be subject to a license tax for their operation, but may not be subject to an ad valorem tax.

     Under the Constitution, ad valorem taxes may not be levied in excess of the following millage upon the assessed value of real estate and tangible personal property: for all county purposes, ten mills; for all municipal purposes, ten mills; for all school purposes, ten mills; for water management purposes for the northwest portion of the State, .05 mills; for water management purposes for the remaining portion of the State, one mill; and for all other special districts a millage authorized by law and approved by referendum. When authorized by referendum, the above millage caps may be exceeded for up to two years. Counties, school districts, municipalities, special districts and local governmental bodies with taxing powers may issue bonds to finance or refinance capital projects payable from ad valorem taxes in excess of the above millage cap when approved by referendum. It should be noted that several municipalities and counties have charters that further limit either ad valorem taxes or the millage that may be assessed.

     The Florida legislature has passed a number of mandates which limit or place requirements on local governments without providing the local governments with compensating changes in their fiscal resources. The Florida legislature enacted a comprehensive growth management act which forces local governments to establish and implement comprehensive planning programs to guide and control future development. This legislation prohibits public or private development that does not conform to the locality's comprehensive plan. Local governments may face greater requirements for services and capital expenditures than they had previously experienced if their locality experiences increased growth or development. The burden for funding these potential services and capital expenditures which has been left to the local governments may be quite large.

     The Florida Constitution limits the assessed value of homestead real property for ad valorem tax purposes to the lower of (A) three percent (3%) of the assessed value for the prior year; or (B) the percentage change in the Consumer Price Index for the preceding calendar year. In addition, no such assessed value shall exceed "just value" and such just value shall be reassessed (notwithstanding the 3% cap) as of January 1 of the year following a change of ownership of the assessed real property.

     Florida has grown dramatically since 1980 and as of the date hereof ranked fourth nationally with an estimated population of 16.34 million. Florida's substantial population increases over the past few years are expected to continue. It is anticipated that corresponding increases in State revenues will be necessary during the next decade to meet increased burdens on the various public and social services provided by the State. Much of this growth is being funded by bonded revenues secured by the expanding real property tax base. As of 1998, real property values exceeded $846 billion.

     Although the national recession continues to negatively impact Florida's job market, the December 2001 jobless rate of 5.7 percent, up from 5.2 percent in November 2001, was still lower than the rates Florida experienced during the 1990-1991 recession but is well above the low of 3.5 percent realized in July and August 2000. All major nonagricultural industries, except manufacturing and mining, continued to create jobs over the year. Despite slowing job growth, Florida was ranked number one among all states in both the number of jobs created and percentage job growth over the year. Services, Florida's largest industry, continued to grow the fastest at 3.6 percent over the year and added the highest number of new jobs (+97,000). However, the rate of growth has shrunk significantly (4.2 percentage points) since peaking at 7.8 percent in January 2000. Government created the second highest number of new jobs since a year ago (+20,500 jobs, +2.0 percent). Trade gained the third highest number of new jobs since a year ago (+13,100 jobs, +0.7 percent). Construction had an annual growth rate of 2.3 percent (+9,000) over the year. Manufacturing continued to decline over the year, shedding 12,600 jobs (-2.6 percent).

     Historically, Florida's total personal income has grown at rates similar to those of the U.S. and other southeastern states. From 1990 to 1999, Florida's total nominal personal income grew by 62% and per capita income expanded approximately 41%. For the nation, total and per capita personal income increased by 59% and 46% respectively.

     Because the State has an older and proportionately greater retirement age population, property income (dividends, interest and rent) and transfer payments (social security and pension benefits among other sources of income) are major sources of income.

     Tourism is one of Florida's most important industries. According to Visit Florida the direct support organization for the Florida Tourism Commission, about 48.7 million people visited the State in 1999. According to the Florida Statistical Abstract, (University of Florida, Bureau of Economic and Business Research, 1999) during fiscal year ended June 20, 2000, the State licensed 4,705 hotels and motels with 370,961 total units. During the same period 37,076 food service establishments were licensed, with seating capacity of 3,187,167. Visitors to the State's public parks and recreation areas totaled 16,451,587 for fiscal year ended 1999-2000, a 12.3% increase over the prior year.

     Florida's location lends itself to international trade and travel. The State's international merchandise trade (imports and exports) reached $69.6 billion in 1999, with such trade increasing an average of $3.79 billion per year from 1987-1999.

     Transportation of goods and passengers is facilitated by Florida's integrated transportation system. The State has 114,571 miles of roads, 11 freight railroads with 2,888 miles of track, and AMTRAK passenger train service. There are 19 urban public transit systems, 2 fixed guideway transit systems and 760 airports, of which 123 are available for public use; 19 provide scheduled commercial service and 13 provide international service. Florida also has 14 deep water ports, 9 major shallow water ports, and 4 significant river ports, many of which are interconnected by the State's inland waterway system.

     Florida has a moderate debt burden. As of June 30, 2000 full faith and credit bonds totaled $9.5 billion and revenue bonds totaled $6.34 billion for a total debt of $15.8 billion. Full faith and credit debt per capita was $607.69. In the 1999-2000 fiscal year, debt service as a percent of Governmental Fund expenditures was 1.94%. In recent years debt issuance for the State has been increasing.

     The payment on most Florida Municipal Securities held by the Florida Municipal Bond Fund will depend upon the issuer's ability to meet its obligations. If the State or any of its political subdivisions were to suffer serious financial difficulties jeopardizing their ability to pay their obligations, the marketability of obligations issued by the State or localities within the State, and the value of the Florida Municipal Bond Fund's portfolio, could be adversely affected.

SPECIAL CONSIDERATIONS RELATING TO PENNSYLVANIA MUNICIPAL SECURITIES

     The following information is a brief summary of factors affecting the economies and financial strengths of the Commonwealth of Pennsylvania, its municipalities and its political subdivisions and does not purport to be a complete description of such factors. Other factors will affect issuers. The summary is based primarily upon one or more publicly available offering statements relating to debt offerings of the Commonwealth of Pennsylvania that were available prior to the date of this Statement of Additional Information. The accuracy and completeness of the information contained in such offering statements have not been independently verified.

     The ability of the issuers of Pennsylvania Municipal Securities to pay the principal and interest on their obligations may be impacted by a variety of factors relating to the economy of Pennsylvania and to the fiscal stability of issuers of Pennsylvania Municipal Securities. The latter may include such matters as the ability of issuers to raise sufficient tax and other revenues to meet their needs, the availability of aid from other governmental bodies, and the burdens that may be imposed on issuers by law or necessity. To the extent that the Fund invests in obligations that are not general obligations of their issuers, payments of principal and interest will depend on all factors affecting the revenue sources from which payments thereon are to be derived. The value of the obligations held by the Fund would be adversely affected not only by any actual inability of their issuers to pay the principal and interest thereon, but also by a public perception that such ability is in doubt.

     The Commonwealth of Pennsylvania is one of the most populous states, ranking sixth behind California, Texas, New York, Florida, and Illinois. Pennsylvania is an established state with a diversified economy, and had been historically identified as a heavy industry state. That reputation has changed over the last thirty years as the coal, steel and railroad industries declined and the Commonwealth's business environment readjusted to reflect a more diversified economic base. This economic readjustment was a direct result of a long-term shift in jobs, investment and workers away from the northeast part of the nation. Currently, the major sources of growth in Pennsylvania are in the service sector, including trade, medical and health services, education, and financial institutions. Pennsylvania's workforce is estimated at 5.6 million people, ranking as the sixth largest labor pool in the nation. The high level of education embodied in the Commonwealth's work force fosters a wide variety of employment capabilities with the Commonwealth's basic and higher education statistics comparing favorably with other states in the nation.

     The Commonwealth is highly urbanized. Of the Commonwealth's 2001 mid-year population estimate, 79 percent resided in the 15 Metropolitan Statistical Areas ("MSAs") of the Commonwealth. The largest MSAs in the Commonwealth are those that include the cities of Philadelphia and Pittsburgh, which together contain almost 44 percent of the Commonwealth's total population. The population of Pennsylvania, the highest ever, 12.28 million people in 2001, according to the U.S. Bureau of the Census, represents a population growing slower than the nation with a higher portion than the nation or the region comprised of persons between 45 years and 65 years.

     Non-agricultural employment in Pennsylvania over the ten years ending in 2000 increased at an annual rate of 0.6 percent, compared to a 0.7 percent rate for the Middle Atlantic region and 2.2 percent for the U.S. Non-manufacturing employment in Pennsylvania has increased in recent years and reached 83.7 percent of total employment by 2000. Consequently, manufacturing employment constitutes a diminished share of total employment within the Commonwealth. Manufacturing, contributing 16.3 percent of 2000 non-agricultural employment, has fallen behind both the services sector and the trade sector as the largest single source of employment within the Commonwealth. In 2000, the services sector accounted for 32.9% of all non-agricultural employment while the trade sector accounted for 22.4 percent.

     Pennsylvania's annual average unemployment rate was equivalent to the national average throughout the 1990s. Slower economic growth caused the unemployment rate in the Commonwealth to rise to 7.6 percent in 1992. The resumption of faster economic growth resulted in a decrease in the Commonwealth's annual unemployment rate to 4.2 percent in 2000. From 1996 through 2000, Pennsylvania's average annual unemployment rate was below the Middle Atlantic Region's average, but slightly higher than that of the United States. As of December 2001, the most recent month for which data is available, the seasonally adjusted unemployment rate for the Commonwealth was 5.1 percent.

     Personal income in the Commonwealth for 2000 is $362.8 billion, an increase of 5.7 percent over the previous year. During the same period, national personal income increased at a rate of 7.2 percent. Based on the 2000 personal income estimates, per capita income for 2000 is at $29,533 in the Commonwealth as compared to per capita income in the United States of $29,451.

     For the 2001 fiscal year, revenues were above estimate and expenditures and expenditures were lower than projected, enabling the General Fund to end the fiscal year with an unappropriated surplus balance of $335.5 million. Expenditures from Commonwealth revenues for the fiscal year, net of appropriation lapses and intergovernmental transfer transaction contributions, totaled $19,966.2 million against Commonwealth revenues, net of tax refund and rebate reserves, of $19,691.1 million. Financial operations during the fiscal year caused the total unappropriated surplus balance to decline by $275 million as of June 30, 2001, an amount smaller than budgeted.

     Commonwealth revenues (prior to reserves for tax refunds) totaled $20,561.7 million, $81.2 million (0.4 percent) above the estimate made at the time the budged was enacted. Commonwealth tax revenues for the fiscal year increased by
1.4 percent over fiscal year 2000 tax receipts. The growth of tax receipts during the fiscal year was constrained by $444.6 million of tax reductions enacted for the fiscal year and the slowing rate of economic growth experienced in the nation and the state during this period. Reserves for tax refunds in fiscal year 2001 were $870 million, an increase of 6.7 percent over fiscal year 2000 reserves. Actual tax refund payments in recent fiscal years have been rising at a rate faster than the increase in reserves for tax refunds, causing the amount of reserves carried over from one fiscal year to the next to decline. At the end of fiscal year 2001, approximately $184 million of reserves were available for making tax refunds in the following fiscal year. Appropriations from Commonwealth funds in the enacted budget for fiscal year 2001 (including supplemental appropriations) were 2.9 percent over fiscal year 2000 appropriations.

     By law, the Governor must submit a balanced operating budget and while the General Assembly may change items, the Governor retains a line-item veto power. Total appropriations cannot exceed estimated revenues, also taking into account any deficit or surplus remaining from the previous year. A proposed fiscal year 2003 budget was submitted by the Governor to the General Assembly on February 5, 2002. The proposed budget recommended appropriations totaling $20.9 billion of Commonwealth funds against estimated revenues, net of tax refunds and proposed tax reductions of $20.6 billion. The $0.3 billion difference between estimated revenues and recommended appropriations is to be funded by a draw down of the anticipated $0.3 billion beginning balance. Achieving the projected fiscal year beginning balance is dependent upon the transfer of $550 million from the Tax Stabilization Reserve Fund in fiscal year 2002 recommended by the Governor. The Governor is also recommending the current annual tax rate reduction for the capital stock and franchise tax enacted in fiscal year 2001 be modified to a one-half mill rate reduction for tax years 2002 and 2003. Together with a proposed rise in the income limit to qualify for personal income tax forgiveness of income these proposed tax cuts total $103 million for the fiscal year.

     Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations including as of February 1, 2001, suits relating to the following matters:

     In 1987, the Supreme Court of Pennsylvania held the statutory scheme for county funding of the judicial system to be in conflict with the Constitution of the Commonwealth, but it stayed judgment pending enactment by the legislature of funding consistent with the opinion. The Court appointed retired Justice Frank
J. Montemuro, Jr. as special master to devise and submit a plan for implementation. The INTERIM REPORT OF THE MASTER recommended a four phase transition to state funding of a unified judicial system, during each of which specified court employees would transfer into the state payroll system. Phase I recommended that the General Assembly provide for an administrative structure of local court administrators to be employed by the Administrative Office of Pennsylvania Courts, a state agency. Numbering approximately 165 people statewide, local court administrators are employees of the counties in which they work. On June 22, 1999, the Governor approved Act 1999-12 under which approximately 165 county-level court administrators became employees of the Commonwealth. Act 12 also triggered the release of appropriations that had been made for this purpose in 1998 and 1999. The remainder of Justice Montemuro's recommendation for later phases remains pending before the Supreme Court of Pennsylvania.

     On March 9, 1998 several residents of the City of Philadelphia along with the School District of Philadelphia and others brought suit in the United States District Court for the Eastern District of Pennsylvania against the Governor, the Secretary of Education and others alleging that the defendants are violating Title VI of the Civil Rights Act of 1964 in that the Commonwealth's system for funding public schools has the effect of discrimination on the basis of race. On November 18, 1998, the district court dismissed the action with prejudice. In August 1999, the U.S. Court of Appeals for the Third Circuit reversed the District Court's dismissal of the action and remanded the case for further proceedings, including the filing of an answer. The defendants and legislator intervenors filed petitions for writ of certiorari with the U.S. Supreme Court. In December 1999, the Supreme Court denied the petitions.

     In the District Court, the parties began the process of discovery. However, on June 23, 2000, by agreement of the parties, the District Court stayed all proceedings and placed the case in civil suspense until approximately June 8, 2001. Since that time, the Governor of Pennsylvania and the Pennsylvania Secretary of Education together with the Mayor of Philadelphia entered into an agreement that resulted in the designation of the Philadelphia School District as distressed under the School Code. Prior to making that agreement the governmental plaintiffs and the defendants in POWELL asked the District Court to stay all proceedings in the case until the end of October 2001. The non-governmental plaintiffs in POWELL oppose the stay. The District Court has yet to rule on the motion for stay. In the meantime, no other activity has occurred in the District Court.

     By decision dated November 30, 2001, the Pennsylvania Supreme Court held that the manufacturing exemption to Pennsylvania's capital stock/franchise tax discriminates against interstate commerce in violation of the Commerce clause of the United States Constitution. Accordingly, the Court ordered the manufacturing exemption severed from the capital stock/franchise tax. Further, the Court directed the Commonwealth must forthwith provide a retrospective remedy to taxpayers along the lines of those provided by the U.S. Supreme Court in McKesson v. Division of Alcoholic Beverages and Tobacco, Dept. of Business Regulation of Florida, 496 U.S. 18 (1990), i.e., (1) refunds for those taxpayers who were discriminated against by the unlawful exemption, (2) additional assessments against those who benefited by the unlawful exemption, or (3) some combination of the two so long as any remedy does not discriminate against interstate commerce. PPG filed with the court a petition for reconsideration of its November 30, 2001 Opinion and Order which is currently pending before the Court. The Department of Revenue has not yet announced what retrospective remedy will be implemented. During the course of this litigation, the General Assembly enacted amendments to the Tax Reform Code of 1971, which presumptively cure the constitutional problem with the tax after January 1, 1999, but do not impact on the tax during the years involved in this litigation.

     In UNISYS CORP. V. COMMONWEALTH, Unisys challenged the statutory three-factor apportionment formula used for the apportionment of capital stock value in the franchise tax on constitutional and statutory (fairness) grounds. The case was argued before the Commonwealth Court en banc, which issued its decision on March 8, 1999. The court sustained the statute from the constitutional challenge in favor of the Commonwealth. However, it ruled in favor of the taxpayer's fairness argument, which was based on 72 P.S. Section 7401(3) 2. (a)(18). There were two dissents. The Commonwealth appealed this decision to the Pennsylvania Supreme Court and Unisys cross-appealed. Briefs were filed by both parties during 1999 and the Pennsylvania Supreme Court held oral argument in December 2000. The Court has yet to render a decision.

     NORTHBROOK LIFE INSURANCE CO., is the lead case in potential litigation with the entire insurance industry that does business in Pennsylvania. Currently, the Commonwealth Court has docketed in excess of 40 cases representing 20 or more insurance companies. Dozens of additional cases are being held pending this litigation at the administrative boards. The cases challenge the Department of Revenue's application of portions of the Life and Health Guarantee Association Act of 1982 (the Act). The Act establishes a funding mechanism to fulfill defaulted obligations of insurance companies under life and health insurance policies and annuities contracts to insured Pennsylvania residents. In accordance with this funding mechanism, other insurance companies are assessed to provide the funds due to Pennsylvania residents insured from insurance companies which have become insolvent or are otherwise in default to its insureds. Because the assessed insurance companies are paying the insurance obligations of other companies, a provision was placed in the Act which allows assessed insurance companies to claim a credit against their gross premiums tax liability based on such assessments. The assessments on each company are broken into various categories including life insurance assessments, health insurance assessments, and annuity assessments, based on the type and amount of business each company transacts in Pennsylvania. Life and health insurance premiums have always been subject to the premiums tax and there is no dispute that companies may claim credit for life and health assessments. Annuity considerations, however, were taxed for approximately a three-year period, 1992-1995. Some annuity considerations were subject to tax, others were not. After several changes of direction, the Department of Revenue decided to allow credits for assessments pain on taxable annuity considerations. Credits were not allowed for assessments paid on non-taxable annuities. There is no provision in the insurance law that restricts the credit to only the assessments paid on taxable annuities. Taxpayers want the credit for assessments paid on all annuities, both during the period that annuities were taxed and going forward. Settlement negotiations continue and the matter is also being prepared for litigation. Estimates of refund potential vary widely, ranging from $50 million to $300 million.

     Although there can be no assurance that such conditions will continue, the Commonwealth's general obligation bonds are currently rated AA by S&P and Aa2 by Moody's and Philadelphia's general obligation bonds are currently rated BBB by S&P and Baa1 by Moody's.

     In recent years an authority of the Commonwealth of Pennsylvania Intergovernmental Cooperation Authority ("PICA"), has issued approximately $1.76 billion of special revenue bonds on behalf of the City of Philadelphia (the "City") to cover budget shortfalls, to eliminate projected deficits and to fund capital spending. As one of the conditions of issuing bonds on behalf of the

City, PICA exercises oversight of the City's finances. The City is currently operating under a five year plan approved by PICA on May 1, 2001. PICA's power to issue further bonds to finance capital projects expired on December 31, 1994. PICA's authority to issue bonds to finance cash flow deficits expired on December 31, 1995, but its authority to refund existing debt will not expire. PICA had approximately $901.9 million in special revenue bonds outstanding as of June 30, 2001.

PORTFOLIO TURNOVER

     Each Fund may sell a portfolio investment soon after its acquisition if Fleet believes that such a disposition is consistent with the Fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover may result in the realization of substantial capital gains and involves correspondingly greater transaction costs.

                             INVESTMENT LIMITATIONS

     In addition to each Fund's investment objective as stated in its Prospectus(es), the following investment limitations are matters of fundamental policy and may not be changed with respect to a Fund without the affirmative vote of the holders of a majority of its outstanding shares. A "vote of the holders of a majority of the outstanding shares" of a particular Fund means the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund, or (b) 67% or more of the shares of such Fund present at a meeting if more than 50% of the outstanding shares of such Fund are represented at the meeting in person or by proxy.

     The Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may not:

     1. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted by the 1940 Act.

     2. Make any investment inconsistent with the Fund's classification as a diversified series of an open-end investment company under the 1940 Act, provided, however, that the Florida Municipal Bond Fund may invest all of its investable assets in a Qualifying Portfolio (i.e., a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund). This limitation does not apply, however, to any Fund classified as a non-diversified series of an open-end investment company under the 1940 Act.

     3. Concentrate its investments in the securities of one or more issuers conducting their principal business activities in the same industry (other than (a) securities issued or guaranteed by the U.S. Government, any state, territory or possession of the U.S. Government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions, and (b) with respect to the Florida Municipal Bond Fund, investment of all the investable assets of the Fund in a Qualifying Portfolio (i.e., a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund)).

     4.   Make loans except to the extent permitted by the 1940 Act.

     5. Underwrite securities of other issuers, except insofar as the Fund technically may be deemed to be an underwriter under the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities.

     6. Purchase or sell real estate, except that the Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

     7. Purchase or sell commodities or commodity contracts except that a Fund may, to the extent consistent with its investment objective and policies, purchase and sell financial futures contracts and related options and foreign currency forward contracts, futures contracts and related options.

     The Pennsylvania Municipal Bond Fund may not:

     8. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 33-1/3% of the value of the Fund's total assets. Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Fund's total assets, asset coverage of at least 300% is required. In the event that such asset coverage shall at any time fall below 300%, the Fund shall, within three days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. This borrowing provision is included for temporary liquidity or emergency purposes. All borrowings in excess of 5% of the value of the Fund's total assets will be repaid before making additional investments and any interest paid on such borrowing will reduce income.

     9. Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by Investment Limitation No. 8 above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.

     10. Purchase or sell real estate or real estate limited partnership interests; provided that this shall not prevent the Fund from investing in readily marketable securities of issuers which own or invest in real estate.

     11. Make short sales of securities, maintain a short position or purchase securities on margin, except that the Fund may obtain short-term credits as necessary for the clearance of security transactions.

     12. Act as an underwriter of securities of other issuers, except as it may be deemed an underwriter under federal securities laws in selling a security held by the Fund.

     13. Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder.

     14. Issue senior securities (as defined in the 1940 Act) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the SEC.

     15. Make loans, except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies;
          (b) enter into repurchase agreements; and (c) engage in securities lending as described in the Prospectuses and in this Statement of Additional Information.

     16. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities or, to investments in tax-exempt securities issued by governments or political subdivisions of governments. For purposes of this limitation, (i) utility companies will be divided according to their services; for example, gas, gas transmission, electric and telephone will each be considered a separate industry; and (ii) financial service companies will be classified according to the end users of their services; for example, automobile finance, bank finance and diversified finance will each be considered a separate industry.

     The following investment limitations with respect to the Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may be changed by Galaxy's Board of Trustees without shareholder approval:

     17. A Fund may not sell securities short, maintain a short position, or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions.

     18. A Fund may not write or sell put options, call options, straddles, spreads or any combination thereof, except that a Fund may, to the extent consistent with its investment objective and policies, write covered call options and purchase and sell other options.

     19. A Fund may not purchase securities of companies for the purpose of exercising control.

     20. A Fund may not purchase the securities of other investment companies except as permitted by the 1940 Act, except that the Florida Municipal Bond Fund may invest all of its investable assets in a Qualifying Portfolio (i.e., a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund).

     The following investment limitations with respect to the Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds may be changed by Galaxy's Board of Trustees without shareholder approval:

     21. Each of the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond and Rhode Island Municipal Bond Funds may not purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, if immediately after such purchase more than 5% of the value of the Fund's total assets would be invested in the securities of such issuer, except that up to 50% of the value of the Fund's total assets may be invested without regard to this 5% limitation, provided that no more than 25% of the value of the Fund's total assets are invested in the securities of any one issuer.

     22. A Fund may not invest more than 15% of its net assets in illiquid securities.

     23. Each Fund may invest in foreign securities to the extent consistent with its investment objective and policies.

     The following investment limitations with respect to the Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Florida Municipal Bond Funds may be changed by Galaxy's Board of Trustees without shareholder approval:

     24.  No Fund may invest in warrants.

     25. No Fund may invest in illiquid securities in an amount exceeding, in the aggregate, 15% of that Fund's net assets, provided that this limitation does not apply to an investment of all of the investable assets of the Florida Municipal Bond Fund in a Qualifying Portfolio (i.e. a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund).

     26. No Fund may purchase or retain securities of an issuer if, to the knowledge of Galaxy, an officer, trustee, member or director of Galaxy or any investment adviser of Galaxy owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, members and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

     27. No Fund may invest in interests in oil, gas or other mineral exploration or development programs. No Fund may invest in oil, gas or mineral leases.

     The following investment limitations with respect to the Pennsylvania Municipal Bond Fund may be changed by Galaxy's Board of Trustees without shareholder approval:

     28. Invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases.

     29. Write or purchase puts, calls, options, warrants or combinations thereof, except that the Fund may purchase securities subject to a stand-by commitment.

     30. Purchase or retain securities of an issuer if, to the knowledge of Galaxy, an officer, trustee, member or director of Galaxy or any investment adviser of Galaxy owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, members and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

     31.  Invest in companies for the purpose of exercising control.

     32. Invest more than 15% of the value of its net assets in illiquid securities.

     With respect to Investment Limitation Nos. 1 and 8 above, the 1940 Act permits a Fund to borrow from any bank, provided that immediately after any such borrowing, there is an asset coverage of at least 300% for all borrowings of the Fund. In addition, a Fund may engage in certain securities trading practices, such as reverse repurchase agreements, that are deemed to be borrowings under the 1940 Act, provided that the Fund maintains in a segregated custodial account liquid assets equal to the repurchase price (including accrued interest).

     With respect to Investment Limitation No. 2 above, the 1940 Act prohibits a diversified Fund from purchasing the securities of any one issuer if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer, except that (a) up to 25% of the value of the Fund's total assets may be invested without regard to these limitations and (b) the Fund may invest in U.S. Government obligations without regard to these limitations.

     With respect to Investment Limitation No. 4 above, the 1940 Act permits a Fund to lend its portfolio securities against collateral having a value equal at all times to at least 100% of the value of the securities loaned. However, no portfolio securities loan shall be made on behalf of a Fund if, as a result, the aggregate value of all securities loaned by the Fund would exceed 33-1/3% of the value of its total assets (including the value of the collateral for the loans) at the time of the loan. In addition, a Fund may engage in certain securities trading practices, such as repurchase agreements, that are deemed to be loans under the1940 Act.

     With respect to Investment Limitation Nos. 13 and 20 above, the 1940 Act prohibits a Fund, subject to certain exceptions, from acquiring the securities of other investment companies if, as a result of such acquisition, (a) the Fund owns more than 3% of the total outstanding voting stock of the investment company; (b) securities issued by any one investment company represent more than 5% of the total assets of the Fund; or (c) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Fund.

     Each Fund may purchase restricted securities, which are any securities in which the Fund may otherwise invest pursuant to its investment objective and policies but which are subject to restrictions on resale under the federal securities laws. Certain restricted securities may be considered liquid pursuant to guidelines established by the Board of Trustees. To the extent restricted securities are deemed illiquid, each Fund will limit its purchase, together with other securities considered to be illiquid, to 15% of its net assets.

     The Pennsylvania Municipal Bond Fund may purchase Rule 144A securities. Rule 144A under the 1933 Act allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. The Fund's investment in Rule 144A securities could have the effect of increasing the level of illiquidity of the Fund during any period that qualified institutional buyers were no longer interested in purchasing these securities. For purposes of the Fund's 15% limitation on purchases of illiquid instruments described above, Rule 144A securities will not be considered to be illiquid if Fleet has determined, in accordance with guidelines established by the Board of Trustees, that an adequate trading market exists for such securities.

     Except as stated otherwise, if a percentage limitation is satisfied at the time of investment, a later increase in such percentage resulting from a change in the value of a Fund's portfolio securities generally will not constitute a violation of the limitation. If the value of a Fund's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity. With respect to borrowings, if a Fund's asset coverage at any time falls below that required by the 1940 Act, the Fund will reduce the amount of its borrowings in the manner required by the 1940 Act to the extent necessary to satisfy the asset coverage requirement.

     Each Fund may follow non-fundamental operating policies that are more restrictive than its fundamental investment limitations, as set forth in the Prospectuses and this Statement of Additional Information, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act.

                        VALUATION OF PORTFOLIO SECURITIES

     The Funds' assets are valued for purposes of pricing sales and redemptions by an independent pricing service ("Service") approved by Galaxy's Board of Trustees. When, in the judgment of the Service, quoted bid prices for portfolio securities are readily available and are representative of the bid side of the market, these investments are valued at the mean between quoted bid prices (as obtained by the Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). Other investments are carried at fair value as determined by the Service, based on methods which include consideration of yields or prices of bonds of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. The Service may also employ electronic data processing techniques and matrix systems to determine value. Short-term securities are valued at amortized cost, which approximates market value. The amortized cost method involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of the difference between the principal amount due at maturity and cost.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

     Shares in each Fund are sold on a continuous basis by Galaxy's distributor, PFPC Distributors, Inc.. ("PFPC Distributors"). PFPC Distributors is a registered broker/dealer with its principal offices at 400 Bellevue Parkway, Wilmington, Delaware 19809. PFPC Distributors has agreed to use appropriate efforts to solicit all purchase orders.

     This Statement of Additional Information provides additional purchase and redemption information for Trust Shares, Retail A Shares and Retail B Shares of the Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Pennsylvania Municipal Bond Funds and for Shares of the Florida Municipal Bond Fund. Purchase and redemption information for Prime A Shares and Prime B Shares of the Tax-Exempt Bond Fund are described in a separate prospectus and statement of additional information.

PURCHASES OF RETAIL A SHARES AND RETAIL B SHARES

GENERAL

     Investments in Retail A Shares of the Funds are subject to a front-end sales charge. Investments in Retail B Shares of the Funds are subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge." Investors should read "Characteristics of Retail A Shares and Retail B Shares" and "Factors to Consider When Selecting Retail A Shares or Retail B Shares" below before deciding between the two.

     PFPC Distributors has established several procedures to enable different types of investors to purchase Retail A Shares and Retail B Shares of the Funds (collectively, "Retail Shares"). Retail Shares may be purchased by individuals or corporations who submit a purchase application to Galaxy, purchasing directly for their own accounts or for the accounts of others. Retail Shares may also be purchased by FIS Securities, Inc., Fleet Securities, Inc., Fleet Enterprises, Inc., FleetBoston Financial Corporation, its affiliates, their correspondent banks and other qualified banks, savings and loan associations and broker/dealers on behalf of their customers. Purchases may take place only on days on which the New York Stock Exchange (the "Exchange"), the Federal Reserve Bank of New York and the principal bond markets (as recommended by the Bond Market Association) are open ("Business Days"). If an institution accepts a purchase order from a customer on a non-Business Day, the order will not be executed until it is received and accepted by PFPC Distributors on a Business Day in accordance with PFPC Distributors' procedures.

     Galaxy has authorized certain brokers to accept purchase, exchange and redemption orders on behalf of Galaxy with respect to Retail A Shares of the Funds. Such brokers are authorized to designate other intermediaries to accept purchase, exchange or redemption orders on behalf of Galaxy. Galaxy will be deemed to have received a purchase, exchange or redemption order when such an authorized broker or designated intermediary accepts the order. Orders for purchase, exchange or redemption of Retail A Shares of the Funds accepted by any such authorized broker or designated intermediary will be effected at the Funds' respective net asset values per share next determined after acceptance of such order and will not be subject to the front-end sales charge with respect to Retail A Shares described in the applicable Prospectus and this Statement of Additional Information.

CUSTOMERS OF INSTITUTIONS

     Retail Shares purchased by institutions on behalf of their customers will normally be held of record by the institution and beneficial ownership of Retail Shares will be recorded by the institution and reflected in the account statements provided to its customers. Galaxy's transfer agent may establish an account of record for each customer of an institution reflecting beneficial ownership of Retail Shares. Depending on the terms of the arrangement between a particular institution and Galaxy's transfer agent, confirmations of Retail Share purchases and redemptions and pertinent account statements will either be sent by Galaxy's transfer agent directly to a customer with a copy to the institution, or will be furnished directly to the customer by the institution. Other procedures for the purchase of Retail Shares established by institutions in connection with the requirements of their customer accounts may apply. Customers wishing to purchase Retail Shares through their institution should contact such entity directly for appropriate purchase instructions.

APPLICABLE SALES CHARGE -- RETAIL A SHARES

     The public offering price for Retail A Shares of the Funds is the sum of the net asset value of the Retail A Shares purchased plus any applicable front-end sales charge as described in the applicable Prospectus. A deferred sales charge of up to 1.00% is assessed on certain redemptions of Retail A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more. A portion of the front-end sales charge may be reallowed to broker-dealers as follows:


                                        REALLOWANCE TO
                                       DEALERS AS A % OF
                                        OFFERING PRICE
AMOUNT OF TRANSACTION                     PER SHARE

Less than $50,000                            4.25
$50,000 but less than $100,000               3.75
$100,000 but less than $250,000              2.75
$250,000 but less than $500,000              2.00
$500,000 but less than $1,000,000            1.75
$1,000,000 and over                          0.00

     The appropriate reallowance to dealers will be paid by PFPC Distributors to broker-dealer organizations which have entered into agreements with PFPC Distributors. The reallowance to dealers may be changed from time to time.

     Certain affiliates of Fleet may, at their own expense, provide additional compensation to broker-dealer affiliates of Fleet and to unaffiliated broker-dealers whose customers purchase significant amounts of Retail A Shares of the Funds. Such compensation will not represent an additional expense to the Funds or their shareholders, since it will be paid from the assets of Fleet's affiliates.

     In certain situations or for certain individuals, the front-end sales charge for Retail A Shares of the Funds may be waived either because of the nature of the investor or the reduced sales effort required to attract such investments. In order to receive the sales charge waiver, an investor must explain the status of his or her investment at the time of purchase. In addition to the sales charge waivers described in the applicable Prospectus, no sales charge is assessed on purchases of Retail A Shares of the Funds by the following categories of investors or in the following types of transactions:

     - purchases by directors, officers and employees of broker-dealers having agreements with PFPC Distributors pertaining to the sale of Retail A Shares to the extent permitted by such organizations;

     - purchases by current and retired members of Galaxy's Board of Trustees and members of their immediate families;

     - purchases by officers, directors, employees and retirees of FleetBoston Financial Corporation and any of its affiliates and members of their immediate families;

     - purchases by officers, directors, employees and retirees of PFPC Inc. and members of their immediate families;

     - purchases by persons who are also plan participants in any employee benefit plan which is the record or beneficial holder of Trust Shares of the Funds or any of the other portfolios offered by Galaxy;

     - purchases by institutional investors, including but not limited to bank trust departments and registered investment advisers;

     - purchases by clients of investment advisers or financial planners who place trades for their own accounts if such accounts are linked to the master accounts of such investment advisers or financial planners on the books of the broker-dealer through whom Retail A Shares are purchased; and

     - purchases by institutional clients of broker-dealers, including retirement and deferred compensation plans and the trusts used to fund these plans, which place trades through an omnibus account maintained with Galaxy by the broker-dealer.

COMPUTATION OF OFFERING PRICE - - RETAIL A SHARES

     An illustration of the computation of the offering price per share of Retail A Shares of the Funds, using the value of each Fund's net assets attributable to such Shares and the number of outstanding Retail A Shares of each Fund at the close of business on October 31, 2001 and the maximum front-end sales charge of 4.75% are set forth below. Retail A Shares of the Pennsylvania Municipal Bond Fund were not offered during the period ended October 31, 2001 and the information presented below is based on the projected value of the Fund's net assets and the projected number of Retail A Shares of the Fund on the date such Shares are first offered for sale to the public.

                                                              NEW JERSEY        NEW YORK         CONNECTICUT
                                          TAX-EXEMPT          MUNICIPAL         MUNICIPAL         MUNICIPAL
                                          BOND FUND           BOND FUND         BOND FUND         BOND FUND

Net Assets                                $20,501,524         $11,248,234       $40,409,543      $27,978,353

Outstanding Shares                          1,809,912           1,080,616         3,494,705        2,553,846

Net Asset Value Per Share                 $     11.33         $     10.41       $     11.56      $     10.96

Sales Charge (4.75% of
the offering price)                       $      0.57         $      0.52       $      0.58      $      0.55

Offering Price to Public                  $     11.90         $     10.93       $     12.14      $     11.51

                                                                                                 CONNECTICUT
                                          MASSACHUSETTS       RHODE ISLAND      INTERMEDIATE     INTERMEDIATE
                                            MUNICIPAL           MUNICIPAL        TAX-EXEMPT        MUNICIPAL
                                            BOND FUND           BOND FUND        BOND FUND         BOND FUND

Net Assets                                $33,454,627         $40,256,633       $13,745,600      $27,691,485

Outstanding Shares                          3,136,770           3,561,754         1,308,935        2,536,168

Net Asset Value Per Share                 $     10.67         $     11.30       $     10.50      $     10.92

Sales Charge (4.75% of
the offering price)                       $      0.53         $      0.56       $      0.52      $      0.54

Offering Price to Public                  $     11.20         $     11.86       $     11.02      $     11.46


                                       MASSACHUSETTS INTERMEDIATE        PENNSYLVANIA MUNICIPAL
                                           MUNICIPAL BOND FUND                   BOND FUND

Net Assets                             $57,070,629                       $10.00

Outstanding Shares                       5,350,598                            1

Net Asset Value Per Share              $     10.67                       $10.00

Sales Charge (4.75% of
the offering price)                    $      0.53                       $ 0.50

Offering Price to Public               $     11.20                       $10.50

QUANTITY DISCOUNTS

     Investors may be entitled to reduced sales charges through Rights of Accumulation, a Letter of Intent or a combination of investments, as described below, even if the investor does not wish to make an investment of a size that would normally qualify for a quantity discount.

     In order to obtain quantity discount benefits, an investor must notify PFPC Distributors at the time of purchase that he or she would like to take advantage of any of the discount plans described below. Upon such notification, the investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time and are subject to confirmation of an investor's holdings through a check of appropriate records. For more information about quantity discounts, please contact PFPC Distributors or your financial institution.

     RIGHTS OF ACCUMULATION. A reduced sales charge applies to any purchase of Retail A Shares of any portfolio of Galaxy that is sold with a sales charge ("Eligible Fund") where an investor's then current aggregate investment in Retail A Shares is $50,000 or more. "Aggregate investment" means the total of:
(a) the dollar amount of the then current purchase of shares of an Eligible Fund; and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Funds with an aggregate current value of $49,000 on which a sales charge has been paid and subsequently purchases shares of an Eligible Fund having a current value of $1,000, the sales charge applicable to the subsequent purchase would be reduced to 4.50% of the offering price. Similarly, with respect to each subsequent investment, all shares of Eligible Funds that are beneficially owned by the investor at the time of investment may be combined to determine the applicable sales charge.

     LETTER OF INTENT. By completing the Letter of Intent included as part of the Account Application, an investor becomes eligible for the reduced sales charge applicable to the total number of Eligible Fund Retail A Shares purchased in a 13-month period pursuant to the terms and under the conditions set forth below and in the Letter of Intent. To compute the applicable sales charge, the offering price of Retail A Shares of an Eligible Fund on which a sales charge has been paid and that are beneficially owned by an investor on the date of submission of the

Letter of Intent may be used as a credit toward completion of the Letter of Intent. However, the reduced sales charge will be applied only to new purchases.

     PFPC Inc. ("PFPC"), Galaxy's administrator, will hold in escrow Retail A Shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when the investor fulfills the terms of the Letter of Intent by purchasing the specified amount. If purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect the investor's total purchases. If total purchases are less than the amount specified, the investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, PFPC, as attorney-in-fact pursuant to the terms of the Letter of Intent and at PFPC Distributor's direction, will redeem an appropriate number of Retail A Shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated at the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase.

     QUALIFICATION FOR DISCOUNTS. For purposes of applying the Rights of Accumulation and Letter of Intent privileges described above, the scale of sales charges applies to the combined purchases made by any individual and/or spouse purchasing securities for his, her or their own account or for the account of any minor children, or the aggregate investments of a trustee or custodian of any qualified pension or profit-sharing plan established (or the aggregate investment of a trustee or other fiduciary) for the benefit of the persons listed above.

     Reinstatement Privilege. Investors may reinvest all or any portion of their redemption proceeds in Retail A Shares of the Funds or in Retail A Shares of another portfolio of Galaxy within 90 days of the redemption trade date without paying a sales load. Retail A Shares so reinvested will be purchased at a price equal to the net asset value next determined after Galaxy's transfer agent receives a reinstatement request and payment in proper form.

     Investors wishing to exercise this Privilege must submit a written reinstatement request to PFPC as transfer agent stating that the investor is eligible to use the Privilege. The reinstatement request and payment must be received within 90 days of the trade date of the redemption. Currently, there are no restrictions on the number of times an investor may use this Privilege.

     Generally, exercising the Reinstatement Privilege will not affect the character of any gain or loss realized on redemptions for federal income tax purposes. However, if a redemption results in a loss, the reinstatement may result in the loss being disallowed under the "wash sale" rules of the Internal Revenue Code of 1986, as amended (the "Code").

     GROUP SALES. Members of qualified groups may purchase Retail A Shares of the Funds at the following group sales rates:

                                              TOTAL SALES CHARGE                   REALLOWANCE
                                              ------------------                    TO DEALERS
                                       AS A % OF              AS A % OF             AS A % OF
NUMBER OF QUALIFIED                 OFFERING PRICE        NET ASSET VALUE        OFFERING PRICE
GROUP MEMBERS                          PER SHARE              PER SHARE             PER SHARE
-------------                          ---------              ---------             ---------

50,000 but less than 250,000             3.00                   3.09                   3.00
250,000 but less than 500,000            2.75                   2.83                   2.75
500,000 but less than 750,000            2.50                   2.56                   2.50
750,000 and over                         2.00                   2.04                   2.00

     To be eligible for the discount, a group must meet the requirements set forth below and be approved in advance as a qualified group by PFPC Distributors. To receive the group sales charge rate, group members must purchase Retail A Shares directly from PFPC Distributors in accordance with any of the procedures described in the applicable Prospectus. Group members must also ensure that their qualified group affiliation is identified on the purchase application.

     A qualified group is a group that (i) has at least 50,000 members, (ii) was not formed for the purpose of buying Fund shares at a reduced sales charge,
(iii) within one year of the initial member purchase, has at least 1% of its members invested in the Funds or any of the other investment portfolios offered by Galaxy, (iv) agrees to include Galaxy sales material in publications and mailings to members at a reduced cost or no cost, and (v) meets certain other uniform criteria. PFPC Distributors may request periodic certification of group and member eligibility. PFPC Distributors reserves the right to determine whether a group qualifies for a quantity discount and to suspend this offer at any time.

APPLICABLE SALES CHARGE - RETAIL B SHARES

     The public offering price for Retail B Shares of the Funds is the net asset value of the Retail B Shares purchased. Although investors pay no front-end sales charge on purchases of Retail B Shares, such Shares are subject to a contingent deferred sales charge at the rates set forth in the applicable Prospectus if they are redeemed within six years of purchase with respect to Retail B Shares purchased prior to January 1, 2001 or within seven years of purchase with respect to Retail B Shares purchased on or after January 1, 2001. Securities dealers, brokers, financial institutions and other industry professionals will receive commissions from PFPC Distributors in connection with sales of Retail B Shares. These commissions may be different than the reallowances or placement fees paid to dealers in connection with sales of Retail A Shares. Certain affiliates of Fleet may, at their own expense, provide additional compensation to broker-dealer affiliates of Fleet and to unaffiliated broker-dealers, whose customers purchase significant amounts of Retail B Shares of a Fund. See "Applicable Sales Charge -- Retail A Shares." The contingent deferred sales charge on Retail B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is imposed on any increase in the principal value of an investor's Retail B Shares. In addition, a contingent deferred sales charge will not be assessed on Retail B Shares purchased through reinvestment of dividends or capital gains distributions.

     The proceeds from the contingent deferred sales charge that an investor may pay upon redemption go to PFPC Distributors, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Retail B Shares.

     EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. In addition to the sales charge exemptions described in the applicable Prospectus, the contingent deferred sales charge with respect to Retail B Shares is not assessed on: (i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to
Section 403(b)(7) of the Code; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants in qualified retirement or Keogh plans, individual retirement accounts or custodial accounts maintained pursuant to Section 403(b)(7) of the Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to a Fund's right to liquidate a shareholder's account if the aggregate net asset value of Retail B Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the combination of a Fund with any other investment company registered under the 1940 Act by merger, acquisition of assets, or by any other transaction; (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Code; or (vi) any redemption of Retail B Shares held by investors, provided the investor was the beneficial owner of shares of a Fund (or any of the other portfolios offered by Galaxy or otherwise advised by Fleet or its affiliates) before December 1, 1995. In addition to the foregoing exemptions, no contingent deferred sales charge will be imposed on redemptions made pursuant to the Systematic Withdrawal Plan, subject to the limitations set forth under "Investor Programs -- Retail A Shares and Retail B Shares -- Automatic Investment Program and Systematic Withdrawal Plan" below.

CHARACTERISTICS OF RETAIL A SHARES AND RETAIL B SHARES

     The primary difference between Retail A Shares and Retail B Shares lies in their sales charge structures and shareholder servicing/distribution expenses. An investor should understand that the purpose and function of the sales charge structures and shareholder servicing/distribution arrangements for both Retail A Shares and Retail B Shares are the same.

     Retail A Shares of the Funds are sold at their net asset value plus a front-end sales charge of up to 4.75%. This front-end sales charge may be reduced or waived in some cases. See the applicable Prospectus and "Applicable Sales Charges -- Retail A Shares" and "Quantity Discounts" above. Retail A Shares of a Fund are currently subject to ongoing shareholder servicing fees at an annual rate of up to 0.15% of the Fund's average daily net assets attributable to its Retail A Shares.

     Retail B Shares of the Funds are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed (i) within six years of purchase if the Retail B Shares were purchased prior to January 1, 2001 or (ii) within seven years of purchase if the Retail B Shares were purchased on or after January 1, 2001. See the applicable Prospectus and "Applicable Sales Charges -- Retail B Shares" above. Retail B Shares of a Fund are currently subject to ongoing shareholder servicing and distribution fees at an annual rate of up to 0.80% of the Fund's average daily net assets attributable to its Retail B Shares. These ongoing fees, which are higher than those charged on Retail A Shares, will cause Retail B Shares to have a higher expense ratio and pay lower dividends than Retail A Shares.

     Retail B Shares of a Fund purchased prior to January 1, 2001 will convert automatically to Retail A Shares of the Fund six years after purchase. Retail B Shares of a Fund purchased on or after January 1, 2001 will convert automatically to Retail A Shares eight years after purchase. The purpose of the conversion is to relieve a holder of Retail B Shares of the higher ongoing expenses charged to those shares, after enough time has passed to allow PFPC Distributors to recover approximately the amount it would have received if the applicable front-end sales charge had been charged. The conversion from Retail B Shares to Retail A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Retail A Shares as he or she had of Retail B Shares. The conversion occurs six years or eight years, as the case may be after the beginning of the calendar month in which the Shares are purchased. Upon conversion, the converted shares will be relieved of the distribution and shareholder servicing fees borne by Retail B Shares, although they will be subject to the shareholder servicing fees borne by Retail A Shares.

     Retail B Shares acquired through a reinvestment of dividends or distributions (as discussed under "Applicable Sales Charge -- Retail B Shares") are also converted at the earlier of two dates - (i) six years after the beginning of the calendar month in which the reinvestment occurred if the reinvestment is attributable to dividends or distributions on Retail B Shares purchased prior to January 1, 2001 or eight years after the beginning of the calendar month in which the reinvestment occurred if the reinvestment is attributable to Retail B Shares purchased on or after January 1, 2001 or (ii) the date of conversion of the most recently purchased Retail B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Retail B Shares of a Fund, and subsequently acquires additional Retail B Shares of the Fund only through reinvestment of dividends and/or distributions, all of such investor's Retail B Shares in the Fund, including those acquired through reinvestment, will convert to Retail A Shares of the Fund on the same date.

FACTORS TO CONSIDER WHEN SELECTING RETAIL A SHARES OR RETAIL B SHARES

     Investors deciding whether to purchase Retail A Shares or Retail B Shares of the Funds should consider whether, during the anticipated periods of their investments in a Fund, the accumulated distribution and shareholder servicing fees and potential contingent deferred sales charge on Retail B Shares prior to conversion would be less than the initial sales charge and accumulated shareholder servicing fees on Retail A Shares purchased at the same time, and to what extent such differential would be offset by the higher yield of Retail A Shares. In this regard, to the extent that the sales charge for Retail A Shares is waived or reduced by one of the methods described above, investments in Retail A Shares become more desirable. An investment of $250,000 or more in Retail B Shares would not be in most shareholders' best interest. Shareholders should consult their financial advisers and/or brokers with respect to the advisability of purchasing Retail B Shares in amounts exceeding $250,000.

     Although Retail A Shares are subject to a shareholder servicing fee, they are not subject to the higher distribution and shareholder servicing fee applicable to Retail B Shares. For this reason, Retail A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Retail A Shares (that do not qualify for exemptions from or reductions in the initial sales charge) would have less of their purchase price initially invested in a Fund than purchasers of Retail B Shares in the Fund.

     As described above, purchasers of Retail B Shares will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Retail B Shares. Because a Fund's future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Retail B Shares would, however, own shares that are subject to a contingent deferred sales charge of up to 5.00% upon redemption, depending upon the year of redemption. Investors expecting to redeem during the applicable period should compare the cost of the contingent deferred sales charge plus the aggregate distribution and shareholder servicing fees on Retail B Shares to the cost of the initial sales charge and shareholder servicing fees on the Retail A Shares. Over time, the expense of the annual distribution and shareholder servicing fees on the Retail B Shares may equal or exceed the initial sales charge and annual shareholder servicing fee applicable to Retail A Shares. For example, if net asset value remains constant, the aggregate distribution and shareholder servicing fees with respect to Retail B Shares of a Fund purchased on or after January 1, 2001 would equal or exceed the initial sales charge and aggregate shareholder servicing fees of Retail A Shares approximately eight years after the purchase. In order to reduce such fees for investors that hold Retail B Shares purchased prior to January 1, 2001 for more than eight years, Retail B Shares will be automatically converted to Retail A Shares as described above at the end of such eight-year period.

PURCHASES OF TRUST SHARES AND SHARES OF THE FLORIDA MUNICIPAL BOND FUND

     Trust Shares of the Tax-Exempt Bond, New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Island Municipal Bond, Intermediate Tax-Exempt Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Pennsylvania Municipal Bond Funds and Shares of the Florida Municipal Bond Fund (referred to in the Prospectus for the Fund as Trust Shares) are sold to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Financial Corporation, and to participants in employer-sponsored defined contribution plans (such institutions and plans referred to herein collectively as "Institutions"). Trust Shares and Shares sold to such investors ("Customers") will be held of record by Institutions. Purchases of Trust Shares and Shares will be effected only on days on which PFPC Distributors, the Exchange, the Federal Reserve Bank of New York on the principal bond markets (as recommended by the Bond Market Association) and the purchasing Institution are open for ("Trust Business Days"). If an Institution accepts a purchase order from its Customer on a non-Trust Business Day, the order will not be executed until it is received and accepted by PFPC Distributors on a Trust Business Day in accordance with the foregoing procedures.

OTHER PURCHASE INFORMATION

     On a Business Day or a Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Business Day or Trust Business Day.

REDEMPTIONS

     Redemption orders are effected at the net asset value per share next determined after receipt of the order by PFPC Distributors. On a Business Day or Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which redemption orders must be received in order to be processed on that Business Day or Trust Business Day. Galaxy may require any information reasonably necessary to ensure that a redemption has been duly authorized. Proceeds from the redemptions of Retail B Shares will be reduced by the amount of any applicable contingent deferred sales charge. Galaxy reserves the right to transmit redemption proceeds within seven days after receiving the redemption order if, in its judgment, an earlier payment could adversely affect a Fund.

     Galaxy may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading in the markets the Funds normally utilize is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of a Fund's investments or determination of its net asset value not reasonably practicable;
(b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC by order has permitted such suspension.

     If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, Galaxy may make payment wholly or partly in securities or other property. Such redemptions will only be made in "readily marketable" securities. In such an event, a shareholder would incur transaction costs in selling the securities or other property. However, Galaxy has filed an election with the SEC to pay in cash all redemptions requested by a shareholder of record limited in amount during any 90-day period to the lesser of $250,000 or 1% of the net assets of a Fund at the beginning of such period. Such commitment cannot be revoked without the prior approval of the SEC.

             INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES

     The following information supplements the description in the applicable Prospectus as to the various Investor Programs available to holders of Retail A Shares and Retail B Shares (collectively, "Retail Shares") of the Funds.

EXCHANGE PRIVILEGE

     The minimum initial investment to establish an account in another Fund or portfolio by exchange is $2,500, unless (i) the Retail Shares being redeemed were purchased through a registered representative who is a Fleet Bank employee, in which event there is no minimum investment requirement, or (ii) at the time of the exchange the investor elects, with respect to the Fund or portfolio into which the exchange is being made, to participate in the Automatic Investment Program described below, in which event there is no minimum initial investment requirement, or in the College Investment Program described below, in which event the minimum initial investment is generally $100.

     An exchange involves a redemption of all or a portion of the Retail A Shares or Retail B Shares of a Fund and the investment of the redemption proceeds in Retail A Shares or Retail B Shares, respectively, of another Fund or portfolio offered by Galaxy or, with respect to Retail A Shares, otherwise advised by Fleet or its affiliates. The redemption will be made at the per share net asset value next determined after the exchange request is received. The Retail Shares of a Fund or portfolio to be acquired will be purchased at the per share net asset value next determined after acceptance of the exchange request, plus any applicable sales charge.

     Investors may find the exchange privilege useful if their investment objectives or market outlook should change after they invest in any of the Funds. For further information regarding Galaxy's exchange privilege, investors should call PFPC at 1-877-289-4252. Customers of institutions should call their institution for such information. Customers exercising the exchange privilege into other portfolios should request and review these portfolios' prospectuses prior to making an exchange. Telephone 1-877-289-4252 for a prospectus or to make an exchange.

     In order to prevent abuse of this privilege to the disadvantage of other shareholders, Galaxy reserves the right to terminate the exchange privilege of any shareholder who requests more than three exchanges a year. Galaxy will determine whether to do so based on a consideration of both the number of exchanges that any particular shareholder or group of shareholders has requested and the time period over which their exchange requests have been made, together with the level of expense to Galaxy which will result from effecting additional exchange requests. The exchange privilege may be modified or terminated at any time. At least 60 days' notice of any material modification or termination will be given to shareholders except where notice is not required under the regulations of the SEC.

     For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences.

AUTOMATIC INVESTMENT PROGRAM AND SYSTEMATIC WITHDRAWAL PLAN

     The Automatic Investment Program permits an investor to purchase Retail Shares of a Fund each month or each quarter. Provided an investor's financial institution allows automatic withdrawals, Retail Shares are purchased by transferring funds from the investor's checking, bank money market, NOW or savings account designated by the investor. The account designated will be debited in the specified amount, and Retail Shares will be purchased, on a monthly or quarterly basis, on any Business Day designated by the investor. If the designated day falls on a weekend or holiday, the purchase will be made on the Business Day closest to the designated day. Only an account maintained at a domestic financial institution which is an Automated Clearing House ("ACH") member may be so designated.

     The Systematic Withdrawal Plan permits an investor to automatically redeem Retail Shares on a monthly, quarterly, semi-annual, or annual basis on any Business Day designated by an investor, if the account has a starting value of at least $10,000. If the designated day falls on a weekend or holiday, the redemption will be made on the Business Day closest to the designated day. Proceeds of the redemption will be sent to the shareholder's address of record or financial institution within three Business Days of the redemption. If redemptions exceed purchases and dividends, the number of shares in the account will be reduced. Investors may terminate the Systematic Withdrawal Plan at any time upon written notice to PFPC, Galaxy's transfer agent (but not less than five days before a payment date). There is no charge for this service. Purchases of additional Retail A Shares concurrently with withdrawals are ordinarily not advantageous because of the sales charge involved in the additional purchases. No contingent deferred sales charge will be assessed on redemptions of Retail B Shares of the Tax-Exempt Bond Fund made through the Systematic Withdrawal Plan that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual Systematic Withdrawal Plan redemptions of Retail B Shares will not be subject to the contingent deferred sales charge if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. Systematic Withdrawal Plan redemptions of Retail B Shares in excess of this limit are still subject to the applicable contingent deferred sales charge.

PAYROLL DEDUCTION PROGRAM

     To be eligible for the Payroll Deduction Program, the payroll department of an investor's employer must have the capability to forward transactions directly through the ACH, or indirectly through a third party payroll processing company that has access to the ACH. An investor must complete and submit a Galaxy Payroll Deduction Application to his or her employer's payroll department, which will arrange for the specified amount to be debited from the investor's paycheck each pay period. Retail Shares of Galaxy will be purchased within three days after the debit occurred. If the designated day falls on a weekend or non-Business Day, the purchase will be made on the Business Day closest to the designated day. An investor should allow between two to four weeks for the Payroll Deduction Program to be established after submitting an application to the employer's payroll department.

COLLEGE INVESTMENT PROGRAM

     Galaxy reserves the right to redeem accounts participating in the College Investment Program involuntarily, upon 60 days' written notice, if the account's net asset value falls below the applicable minimum initial investment as a result of redemptions. Investors participating in the College Investment Program will receive consolidated monthly statements of their accounts. Detailed information concerning College Investment Program accounts and applications may be obtained from PFPC Distributors (call 1-877-289-4252).

DIRECT DEPOSIT PROGRAM

     Death or legal incapacity will terminate an investor's participation in the Direct Deposit Program. An investor may elect at any time to terminate his or her participation by notifying in writing the Social Security Administration. Further, Galaxy may terminate an investor's participation upon 30 days' notice to the investor.

                                      TAXES

     Each Fund qualified during its last taxable year and intends to continue to qualify as a regulated investment company under Subchapter M of the Code, and to invest all, or substantially all, of its assets in debt obligations the interest on which is exempt for regular federal income tax purposes, so that the Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be subject to corporate tax on its income without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction. For a Fund to pay tax-exempt dividends for any taxable year, at least 50% of the aggregate value of the Fund's assets at the close of each quarter of the Fund's taxable year must consist of exempt-interest obligations.

     A 4% non-deductible excise tax is imposed on regulated investment companies that fail to distribute with respect to each calendar year at least 98% of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses) for the one-year period ending October 31 of such calendar year. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

     The Funds will be required in certain cases to withhold and remit to the United States Treasury at least 30% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Funds that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."

     Dividends declared in October, November or December of any year which are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

     It is the policy of each Fund to pay dividends with respect to each taxable year equal to at least the sum of 90% of its net exempt-interest income and 90% of its investment company taxable income, if any. Dividends derived from exempt-interest income ("exempt-interest dividends") may be treated by a Fund's shareholders as items of interest excludable from their gross income under
Section 103(a) of the Code unless, under the circumstances applicable to a particular shareholder, exclusion would be disallowed.

     An investment in a Fund is not intended to constitute a balanced investment program. Shares of the Funds would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, not only would the shareholder not gain any additional benefit from the Funds' dividends being tax-exempt, but such dividends would be ultimately taxable to the beneficiaries when distributed. In addition, the Funds may not be an appropriate investment for entities which are "substantial users" of facilities financed by "private activity bonds" or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who (i) regularly uses a part of such facilities in his or her trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (ii) occupies more than 5% of the usable area of such facilities or
(iii) are persons for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

     In order for a Fund to pay exempt-interest dividends for any taxable year, at the close of each taxable quarter at least 50% of the aggregate value of the Fund's portfolio must consist of exempt-interest obligations. Within 60 days after the close of its taxable year, each Fund will notify its shareholders of the portion of the dividends paid by the Fund which constitutes exempt-interest dividends with respect to such taxable year. However, the aggregate amount of dividends so designated by a Fund cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by the Fund over any amounts disallowed as deductions under Section 265 and 171(a)(2) of the Code. The percentage of total dividends paid by a Fund with respect to any taxable year that qualifies as federal exempt-interest dividends will be the same for all shareholders receiving dividends from the Fund for such year.

STATE AND LOCAL

     Exempt-interest dividends and other distributions paid by the Funds may be taxable to shareholders for state or local personal income tax purposes as dividend income, even though all or a portion of such distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such personal income taxes.

     It is anticipated that substantially all dividends paid by the New Jersey Municipal Bond Fund will not be subject to New Jersey personal income tax. In accordance with the provisions of New Jersey law as currently in effect, distributions paid by a "qualified investment fund" will not be subject to the New Jersey personal income tax to the extent that the distributions are attributable to income received as interest or gain from New Jersey Municipal Securities (as defined above), or as interest or gain from direct U.S. Government obligations. Distributions by a "qualified investment fund" that are attributable to most other sources will be subject to the New Jersey personal income tax. Shares of the Fund are not subject to property taxation by New Jersey or its political subdivisions.

     The New Jersey personal income tax is not applicable to corporations. For all corporations subject to the New Jersey Corporation Business Tax, dividends and distributions from a "qualified investment fund" are included in the net income tax base for purposes of computing the Corporation Business Tax. Furthermore, any gain upon the redemption or sale of shares by a corporate shareholder is also included in the net income tax base for purposes of computing the Corporation Business Tax.

     With respect to the New York Municipal Bond Fund, exempt-interest dividends (as defined for federal income tax purposes), derived from interest on New York Municipal Securities (as defined above) will be exempt from New York State and New York City personal income taxes (but not corporate franchise taxes), provided the interest on such obligations is and continues to be exempt from applicable federal income taxes and New York State and New York City personal income taxes. To the extent that investors are subject to state and local taxes outside of New York State and New York City, dividends by the Fund may be taxable income for purposes thereof. Dividends and distributions derived from income (including capital gains on all New York Municipal Securities) other than interest on New York Municipal Securities described above are not exempt from New York State and New York City taxes. Interest or indebtedness incurred or continued by a shareholder to purchase or carry shares of the Fund is not deductible for federal income tax purposes or for New York State or New York City personal income tax purposes.

     Dividends paid by each of the Connecticut Municipal Bond Fund and Connecticut Intermediate Municipal Bond Fund that qualify as exempt-interest dividends for federal income tax purposes are not subject to the Connecticut personal income tax imposed on resident and non-resident individuals, trusts and estates to the extent that they are derived from Connecticut Municipal Securities (as defined above). Other Fund dividends and distributions, whether received in cash or additional shares, are subject to this tax, except that, in the case of shareholders who hold their shares of the Fund as capital assets, distributions treated as capital gain dividends for federal income tax purposes are not subject to the tax to the extent that they are derived from obligations issued by or on behalf of the State of Connecticut, its political subdivisions, or public instrumentalities, state or local authorities, districts or similar public entities created under Connecticut law. Dividends and distributions paid by the Fund that constitute items of tax preference for purposes of the federal alternative minimum tax, other than any derived from Connecticut Municipal Securities, could cause liability for the net Connecticut minimum tax applicable to investors subject to the Connecticut personal income tax who are required to pay the federal alternative minimum tax. Dividends paid by the Fund, including those that qualify as exempt-interest dividends for federal income tax purposes, are taxable for purposes of the Connecticut Corporation Business Tax; however, 70% (100% if the investor owns at least 20% of the total voting power and value of the Fund's shares) of amounts that are treated as dividends and not as exempt-interest dividends or capital gain dividends for federal income tax purposes are deductible for purposes of this tax, but no deduction is allowed for expenses related thereto. Shares of the Fund are not subject to property taxation by Connecticut or its political subdivisions.

     Distributions by each of the Massachusetts Municipal Bond Fund and Massachusetts Intermediate Municipal Bond Fund to its shareholders are exempt from Massachusetts personal income taxation to the extent they are derived from (and designated by the Fund as being derived from) (i) interest on Massachusetts Municipal Securities (as defined above), (ii) capital gains realized by the Fund from the sale of certain Massachusetts Municipal Securities, or (iii) interest on U.S. Government obligations exempt from state income taxation. Distributions from a Fund's other net investment income and short-term capital gains will be taxable as ordinary income. Distributions from a Fund's net long-term capital gains will be taxable as long-term capital gains regardless of how long the shareholder has owned Fund shares. The tax treatment of distributions is the same whether distributions are paid in cash or in additional shares of the Fund. In 1994, the Massachusetts personal income tax statute was modified to provide for graduated rates of tax (with some exceptions) on gains from the sale or exchange of capital assets held for more than one year based on the length of time the asset has been held since January 1, 1995. The Massachusetts Department of Revenue has issued regulations providing that the holding period of the mutual fund (rather than that of its shareholders) will be determinative for purposes of applying the revised statute to shareholders that receive capital gain distributions (other than exempt capital gain distributions, as discussed above), so long as the mutual fund separately designates the amount of such distributions attributable to each of six classes of gains from the sale or exchange of capital assets held for more than one year in a notice provided to shareholders and the Commissioner of Revenue on or before March 1 of the calendar year after the calendar year of such distributions. In the absence of such notice, the holding period of the assets giving rise to such gain is deemed to be more than one but not more than two years. Shareholders should consult their tax advisers with respect to the Massachusetts tax treatment of capital gain distributions from each Fund.

     Distributions by each of the Massachusetts Municipal Bond Fund and Massachusetts Intermediate Municipal Bond Fund to corporate shareholders, including exempt-interest dividends, may be subject to Massachusetts corporate excise tax. Fund shares are not, however, subject to property taxation by Massachusetts or its political subdivisions.

     The Rhode Island Municipal Bond Fund has received a ruling from the Rhode Island Division of Taxation to the effect that distributions by it to its shareholders are exempt from Rhode Island personal income taxation and the Rhode Island business corporation tax to the extent they are derived from (and designated by the Fund as being derived from) interest earned on Rhode Island Municipal Securities (as defined above) or obligations of the United States. Distributions from the Fund's other net investment income and short-term capital gains will be taxable as ordinary income. Distributions from the Fund's net long-term capital gains will be taxable as long-term capital gains regardless of how long the shareholder has owned Fund shares. The tax treatment of distributions is the same whether distributions are paid in cash or in additional shares of the Fund.

     The Rhode Island Municipal Bond Fund will be subject to the Rhode Island business corporation tax on its "gross income" apportioned to the State of Rhode Island. For this purpose, gross income does not include interest income earned by the Fund on Rhode Island Municipal Securities and obligations of the United States, capital gains realized by the Fund on the sale of certain Rhode Island Municipal Securities, and 50 percent of the Fund's other net capital gains.

     The State of Florida does not currently impose an income tax on individuals. Thus, individual shareholders of the Florida Municipal Bond Fund will not be subject to any Florida income tax on distributions received from the Fund. However, Florida does currently impose an income tax on certain corporations. Consequently, distributions may be taxable to corporate shareholders.

     The State of Florida currently imposes an "intangibles tax" at the annual rate of 1 mill or 0.10% on certain securities and other intangible assets owned by Florida residents. The annual rate was recently reduced from 1.5 mill to 1 mill effective for tax years beginning after December 31, 2000. Every natural person is entitled to an exemption of the first $20,000 of the value of taxable property against the annual tax. Spouses filing jointly are entitled to a $40,000 exemption. Notes, bonds and other obligations issued by the State of Florida or its municipalities, counties, and other taxing districts, or by the United States Government, its agencies and certain U.S. territories and possessions (such as Guam, Puerto Rico and the Virgin Islands) as well as cash are exempt from this intangibles tax. If on December 31 of any year at least 90% of the net asset value of the portfolio of the Florida Municipal Bond Fund consists solely of such exempt assets, then the Fund's shares will be exempt from the Florida intangibles tax payable in the following year.

     In order to take advantage of the exemption from the intangibles tax in any year, it may be necessary for the Fund to sell some of its non-exempt assets held in its portfolio during the year and reinvest the proceeds in exempt assets including cash prior to December 31. Transaction costs involved in restructuring the portfolio in this fashion would likely reduce the Fund's investment return and might exceed any increased investment return the Fund achieved by investing in non-exempt assets during the year.

     Outside the State of Florida, income distributions may be taxable to shareholders under state or local law as dividend income even though all or a portion of such distributions may be derived from interest on tax-exempt obligations or U.S. Government obligations which, if realized directly, would be exempt from such income taxes. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.

     Shareholders of the Pennsylvania Municipal Bond Fund will not be subject to Pennsylvania personal income tax on distributions from the Fund attributable to interest income from Pennsylvania Municipal Securities held by the Fund. The exemption from Pennsylvania personal income tax also will extend to interest on obligations of the United States, its territories and certain of its agencies and instrumentalities (collectively, "Federal Securities"). In addition, shareholders of the Fund who are Philadelphia residents will not be subject to the Philadelphia School District net income tax on distributions from the Fund attributable to interest income from Pennsylvania Municipal Securities.

     Distributions derived from investments other than Pennsylvania Municipal Securities and Federal Securities and distributions from net realized capital gains will be subject to the Pennsylvania personal income tax and the Philadelphia School District net income tax, except that distributions attributable to capital gains on investments held by the Fund for more than six months are not subject to the Philadelphia School District net income tax. Gain on the disposition of a share of the Pennsylvania Municipal Bond Fund will be subject to Pennsylvania personal income tax and the Philadelphia School District net income tax, except that gain realized with respect to a share held for more than six months is not subject to the Philadelphia School District net income tax.

     Depending upon the extent of Galaxy's activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, each Fund may be subject to the tax laws of such states or localities. In addition, in those states and localities that have income tax laws, the treatment of a Fund and its shareholders under such laws may differ from their treatment under federal income tax laws. Under state or local law, distributions of net investment income may be taxable to shareholders as dividend income even though a substantial portion of such distributions may be derived from interest on U.S. Government obligations which, if realized directly, would be exempt from such income taxes. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.

TAXATION OF CERTAIN FINANCIAL INSTRUMENTS

     The tax principles applicable to certain financial investments and futures contracts and options that may be acquired by a Fund are complex and, in some cases, uncertain. Such investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

MISCELLANEOUS

     Shareholders will be advised annually as to the federal income tax consequences and, with respect to shareholders of the New Jersey Municipal Bond, New York Municipal Bond, Pennsylvania Municipal Bond, Connecticut Municipal Bond and Connecticut Intermediate Municipal Bond, Massachusetts Municipal Bond and Massachusetts Intermediate Municipal, Florida Municipal Bond and Rhode Island Municipal Bond Funds, the New Jersey personal income tax, New York State and New York City personal income tax, Pennsylvania personal income tax, Connecticut personal income tax, Massachusetts personal income tax, Florida intangibles tax and Rhode Island personal income tax consequences, respectively, of distributions made each year.

                              TRUSTEES AND OFFICERS

     The business and affairs of the Funds are managed under the direction of Galaxy's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. Information pertaining to the trustees and officers of Galaxy is set forth below. Trustees who are not deemed to be "interested persons" of Galaxy as defined in the 1940 Act are referred to as "Independent Trustees." Trustees who are deemed to be "interested persons" of Galaxy are referred to as "Interested Trustees."

                                                                                        NUMBER OF
                                                                                        PORTFOLIOS
                                              TERM OF                                    IN FUND
                           POSITION(S)      OFFICE AND                                  COMPLEX(3)
                            HELD WITH       LENGTH OF      PRINCIPAL OCCUPATION(S)     OVERSEEN BY        OTHER DIRECTORSHIPS
NAME, ADDRESS AND AGE(1)     GALAXY        TIME SERVED(2)    DURING PAST 5 YEARS         TRUSTEE           HELD BY TRUSTEE(4)
------------------------------------------------------------------------------------------------------------------------------------

INDEPENDENT TRUSTEES

Dwight E. Vicks, Jr.         Chairman &      4/2/86         Chairman & Director,           53        Director, Utica First Insurance
Age 68                        Trustee                       Vicks Lithograph &                       Company; Director, SBU Bank;
                                                            Printing Corporation                     Director, Partners Trust
                                                            (book manufacturing and                  Financial Group; Director,
                                                            commercial printing).                    Monitor Life Insurance
                                                                                                     Company; Director, Commercial
                                                                                                     Travelers Mutual Insurance
                                                                                                     Company.

Louis DeThomasis              Trustee        8/10/86        President,                     53                None
Age 61                                                      Saint Mary's University of
                                                            Minnesota.

Kenneth A Froot(5)            Trustee        12/5/00        Professor of Finance,          53                None
Age 44                                                      Harvard University.

James M. Seed                 Trustee        5/26/88        President, The Astra           53        Chairman and Director,
Age 60                                                      Ventures, Incorporated (oil              Fischer-Watt Gold Co.;
                                                            and gas exploration;                     Director, XSCI, Inc.
                                                            private equity).

INTERESTED TRUSTEE

John T. O'Neill(6)            Trustee,       2/25/88        Private Investor;              53                None
Age 57                       President &                    Executive Vice President
                              Treasurer                     and Chief Financial
                                                            Officer, Hasbro, Inc.
                                                            (toy and game
                                                            manufacturer) until
                                                            December 1999.

                                                                                        NUMBER OF
                                                                                        PORTFOLIOS
                                              TERM OF                                    IN FUND
                           POSITION(S)      OFFICE AND                                  COMPLEX(3)
                            HELD WITH       LENGTH OF      PRINCIPAL OCCUPATION(S)     OVERSEEN BY        OTHER DIRECTORSHIPS
NAME, ADDRESS AND AGE(1)     GALAXY        TIME SERVED(2)    DURING PAST 5 YEARS         TRUSTEE           HELD BY TRUSTEE(4)
------------------------------------------------------------------------------------------------------------------------------------

OFFICERS

                               Vice          9/10/98        Vice President and             N/A                    N/A
William Greilich(7)          President                      Division Manager, PFPC
PFPC Inc.                                                   Inc., 1996 to present;
4400 Computer Drive                                         Vice President, PFPC
Westborough, MA 01581-5108                                  Inc., 1991-1996.
Age 47

                             Secretary       4/03/86        Partner of the law firm        N/A                    N/A
W. Bruce McConnel(7)                                        Drinker Biddle &
One Logan Square                                            Reath LLP, Philadelphia,
18th & Cherry Streets                                       Pennsylvania.
Philadelphia, PA 19103
Age 59

Gregory Sackos(7)            Assistant       9/6/01         Director, Fund Accounting      N/A                    N/A
PFPC Inc.                    Secretary                      and Administration, PFPC
4400 Computer Drive                                         Inc., 1998 to present;
Westborough, MA 01581-5108                                  Second Vice President,
Age 37                                                      Chase Global Financial
                                                            Services, 1996-1998.

----------
(1) Each trustee may be contacted by writing to the trustee, c/o The Galaxy Fund, 4400 Computer Drive, Westborough, Massachusetts 01581-5108, Attn: William Greilich.

(2) Each trustee holds offices for an indefinite term until the earliest of:
(a) the election of his successor; (b) the date a trustee dies, resigns or is removed or adjudged incompetent by the Board of Trustees in accordance with Galaxy's Declaration of Trust; (c) in accordance with the current resolutions of the Board of Trustees (which may be changed by the trustees without shareholder approval) at the end of the calendar year during which the trustee attains the age of 70 years (75 years with respect to each current trustee except Mr. Froot); or (d) Galaxy terminates. Each officer holds office for an indefinite term until the earliest of: (a) the election of his successor; (b) the date an officer dies, resigns or is removed by the Board of Trustees in accordance with Galaxy's Code of Regulations; or (c) Galaxy terminates.

(3) The "Fund Complex" consisting of all registered investment companies for which Fleet or any of its affiliates serves as investment adviser, including Galaxy, The Galaxy VIP Fund and Galaxy Fund II. In addition to Galaxy (40 portfolios), each trustee also serves as a trustee of The Galaxy VIP Fund (8 portfolios) and Galaxy Fund II (5 portfolios). In addition to Galaxy, Mr. Vicks and Mr. O'Neill serve as Chairman and President and Treasurer, respectively, of The Galaxy VIP Fund and Galaxy Fund II.

(4) Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.

(5) Prior to June 26, 2000, Mr. Froot was a trustee of the Boston 1784 Funds, which was advised by Fleet National Bank, an affiliate of Fleet. On June 26, 2000, the Boston 1784 Funds were reorganized into Galaxy.

(6) Mr. O'Neill is considered to be an Interested Trustee because (i) he owns securities issued by FleetBoston Financial Corporation and (ii) he serves as an officer of Galaxy.

(7) Mr. Greilich, Mr. McConnel and Mr. Sackos also serve as Vice President, Secretary and Assistant Secretary, respectively, of The Galaxy VIP Fund and Galaxy Fund II.

STANDING BOARD COMMITTEES

     The Board of Trustees has established three committees, i.e., Audit, Nominating and Valuation.

     The Audit Committee annually considers the engagement and compensation of Galaxy's independent auditors, oversees the audit process and reviews with the auditors the scope and results of the audit of Galaxy's financial statements. The Audit Committee is a "committee of the whole" in that all of the trustees serve on the Committee. The Audit Committee met four times during the fiscal year ended October 31, 2001.

     The Nominating Committee is responsible for the selection and nomination of candidates for appointment or election to serve as trustees. The Nominating Committee consists of three Independent Trustees (Messrs. DeThomasis, Seed and Vicks). There were no formal meetings of the Nominating Committee during the fiscal year ended October 31, 2001. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Committee in care of Galaxy's Secretary.

     The Valuation Committee is responsible for the review of pricing and valuation issues as needed. The Valuation Committee consists of two Independent Trustees (Messrs. Seed and Vicks). There were no formal meetings of the Valuation Committee during the fiscal year ended October 31, 2001.

TRUSTEE OWNERSHIP OF FUND SHARES

     The following table shows the dollar range of shares beneficially owned by each trustee in the Funds and other portfolios of Galaxy, The Galaxy VIP Fund and Galaxy Fund II.

------------------------------------------------------------------------------------------------------------
                                                                              AGGREGATE DOLLAR RANGE OF
                                                                               EQUITY SECURITIES IN ALL
                                           DOLLAR RANGE OF                  PORTFOLIOS IN GALAXY COMPLEX(2)
NAME OF TRUSTEE                     EQUITY SECURITIES IN THE FUNDS(1)            OVERSEEN BY TRUSTEE
------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
------------------------------------------------------------------------------------------------------------
Dwight E. Vicks, Jr.          None                                                   over $100,000
------------------------------------------------------------------------------------------------------------
Kenneth A. Froot              Massachusetts Intermediate Municipal Bond
                              Fund
                              $1 - $10,000
------------------------------------------------------------------------------------------------------------
                              All other Funds:  None                                 over $100,000
------------------------------------------------------------------------------------------------------------
Louis DeThomasis              None                                                   over $100,000
------------------------------------------------------------------------------------------------------------
James M. Seed                 None                                                   over $100,000
------------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEE
------------------------------------------------------------------------------------------------------------
John T. O'Neill               None                                                   over $100,000
------------------------------------------------------------------------------------------------------------

----------
(1) Includes the value of shares beneficially owned by each trustee in each Fund as of December 31, 2001.

(2) Includes Galaxy, The Galaxy VIP Fund, and Galaxy Fund II. As of December 31, 2001, Galaxy consisted of 40 portfolios, The Galaxy VIP Fund consisted of 8 portfolios and Galaxy Fund II consisted of 5 portfolios.

     As of February 5, 2002, the trustees and officers of Galaxy owned less than 1% of its outstanding shares.

BOARD COMPENSATION

     Effective September 8, 2000, each trustee receives an annual aggregate fee of $54,000 for his services as a trustee of Galaxy, The Galaxy VIP Fund ("Galaxy VIP") and Galaxy Fund II ("Galaxy II") (collectively, the "Trusts"), plus an additional $4,000 for each in-person Galaxy Board meeting attended and $1,500 for each in-person Galaxy VIP or Galaxy II Board meeting attended not held concurrently with an in-person Galaxy meeting, and is reimbursed for expenses incurred in attending all meetings. Each trustee also receives $750 for each telephone Board meeting in which the trustee participates, $1,000 for each in-person Board committee meeting attended and $500 for each telephone Board committee meeting in which the trustee participates. The Chairman of the Boards of the Trusts is entitled to an additional annual aggregate fee in the amount of $4,000, and the President and Treasurer of the Trusts is entitled to an additional annual aggregate fee of $2,500 for their services in these respective capacities. The foregoing trustees' and officers' fees are allocated among the portfolios of the Trusts based on their relative net assets. Prior to September 8, 2000, each trustee was entitled to receive an annual aggregate fee of $45,000 for his services as a trustee of the Trusts plus an additional $3,500 for each in-person Galaxy Board meeting attended, with all other fees being the same as those currently in effect.

     Effective March 1, 1996, each trustee became entitled to participate in The Galaxy Fund, The Galaxy VIP Fund and Galaxy Fund II Deferred Compensation Plans (the "Original Plans"). Effective January 1, 1997, the Original Plans were merged into The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (together with the Original Plans, the "Plan"). Under the Plan, a trustee may elect to have his deferred fees treated as if they had been invested by the Trusts in the shares of one or more portfolios in the Trusts, or other types of investment options, and the amount paid to the trustees under the Plan will be determined based upon the performance of such investments. Deferral of trustees' fees will have no effect on a portfolio's assets, liabilities, and net income per share, and will not obligate the Trusts to retain the services of any trustee or obligate a portfolio to any level of compensation to the trustee. The Trusts may invest in underlying securities without shareholder approval.

     No employee of PFPC receives any compensation from Galaxy for acting as an officer. No person who is an officer, director or employee of Fleet or any of its affiliates serves as a trustee, officer or employee of Galaxy.

     The following chart provides certain information about the fees received by Galaxy's trustees during the fiscal year ended October 31, 2001.

==================================================================================================================
                                                                      PENSION OR             TOTAL COMPENSATION
                                                                  RETIREMENT BENEFITS         FROM GALAXY AND
                                        AGGREGATE COMPENSATION    ACCRUED AS PART OF           FUND COMPLEX(1)
       NAME OF PERSON/POSITION               FROM GALAXY             FUND EXPENSES            PAID TO TRUSTEES
------------------------------------------------------------------------------------------------------------------

INDEPENDENT TRUSTEES
------------------------------------------------------------------------------------------------------------------
Dwight E. Vicks, Jr.
Chairman and Trustee                           $72,717                   None                     $77,000
------------------------------------------------------------------------------------------------------------------
Donald B. Miller(2),(4)
Trustee                                        $68,940                   None                     $73,000
------------------------------------------------------------------------------------------------------------------
Rev. Louis DeThomasis
Trustee                                        $68,940                   None                     $73,000
------------------------------------------------------------------------------------------------------------------
James M. Seed(4)
Trustee                                        $68,940                   None                     $73,000
------------------------------------------------------------------------------------------------------------------
Kenneth A. Froot(3),(4)
Trustee                                        $51,074                   None                     $54,000
------------------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES
------------------------------------------------------------------------------------------------------------------
Bradford S. Wellman
Trustee2                                       $29,929                   None                     $31,750
------------------------------------------------------------------------------------------------------------------
John T. O'Neill(4)
President, Treasurer
and Trustee                                    $71,300                   None                     $75,500
==================================================================================================================

----------
(1) The "Fund Complex" consists of all registered investment companies for which Fleet or any of its affiliates serves as investment adviser, including Galaxy, The Galaxy VIP Fund and Galaxy Fund II. In addition to Galaxy, each trustee also serves as a trustee of The Galaxy VIP Fund and Galaxy Fund II and receives compensation for such services.

(2) Mr. Wellman resigned as a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 14, 2000 and Mr. Miller retired as a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 31, 2001. Each currently serves as an emeritus trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II and receives the same meeting fees as the trustees and reimbursement for expenses incurred in attending meetings.

(3) Mr. Froot was appointed a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 15, 2000.

(4) Deferred compensation (including interest) in the amounts of $68,418, $54,704, ($32,206) and $52,599 accrued during Galaxy's fiscal year ended October 31, 2001 for Messrs. Miller, O'Neill, Seed and Froot, respectively.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, Galaxy's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of Galaxy, and that every note, bond, contract, order or other undertaking made by Galaxy shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions outside such capacity or for some other reason. The Declaration of Trust also provides that Galaxy shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of Galaxy, and shall satisfy any judgment thereon. Thus, the risk of shareholder liability is limited to circumstances in which Galaxy itself would be unable to meet its obligations.

     The Declaration of Trust states further that no trustee, officer or agent of Galaxy shall be personally liable for or on account of any contract, debt, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of Galaxy; nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or Galaxy shall look solely to the trust property for payment.

     With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Board of Trustees shall indemnify representatives and employees of Galaxy to the same extent to which they themselves are entitled to indemnification.

                               INVESTMENT ADVISER

     Fleet, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, serves as investment adviser to the Funds. In its advisory agreement, Fleet has agreed to provide investment advisory services to the Funds as described in the Prospectuses. Fleet has also agreed to pay all expenses incurred by it in connection with its activities under the advisory agreement other than the cost of securities (including brokerage commissions) purchased for the Funds. See "Expenses" below. For the services provided and expenses assumed with respect to the Funds, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of each Fund. The Funds have been advised by Fleet that, effective August 1, 2001 and until further notice to Galaxy's Board of Trustees, it intends to waive advisory fees payable by the Funds so that advisory fees payable by the Funds would be as follows: 0.55% of the first $500 million of average daily net assets, plus 0.50% of the next $500 million of average daily net assets, plus 0.45% of the next $500 million of average daily net assets, plus 0.40% of the next $500 million of average daily net assets, plus 0.35% of average daily net assets in excess of $2 billion.

     During the last three fiscal years, the following Funds paid advisory fees (net of fee waivers and/or expense reimbursements) to Fleet as set forth below:

                                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                                        2001         2000          1999
----                                                        ----         ----          ----

Tax-Exempt Bond                                          $1,123,154   $1,031,946   $  930,448
New Jersey Municipal Bond                                $  131,530   $   24,798   $   22,651
New York Municipal Bond                                  $  524,927   $  470,287   $  462,553
Connecticut Municipal Bond                               $  208,477   $  157,135   $  149,353
Massachusetts Municipal Bond                             $  404,204   $  262,384   $  254,202
Rhode Island Municipal Bond                              $  612,363   $  245,296   $   76,212
Intermediate Tax-Exempt Bond Fund                        $1,636,227            *            *
Connecticut Intermediate Municipal Bond Fund             $  861,795            *            *
Massachusetts Intermediate Municipal Bond Fund           $1,424,681            *            *
Florida Municipal Bond Fund                              $  349,775            *            *

----------
* See below for advisory fees paid by the Predecessor Boston 1784 Funds

     During the last three fiscal years, Fleet waived advisory fees with respect to such Funds as set forth below:

                                             FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                                2001       2000       1999
----                                                ----       ----       ----

Tax-Exempt Bond                                  $408,420   $375,253   $338,345
New Jersey Municipal Bond                        $106,345   $ 49,597   $ 45,431
New York Municipal Bond                          $190,882   $172,535   $168,340
Connecticut Municipal Bond                       $172,968   $179,582   $170,690
Massachusetts Municipal Bond                     $274,418   $299,868   $290,517
Rhode Island Municipal Bond                      $312,449   $187,644   $ 86,559
Intermediate Tax-Exempt Bond Fund                $378,505          *          *
Connecticut Intermediate Municipal Bond Fund     $205,699          *          *
Massachusetts Intermediate Municipal Bond Fund   $340,436          *          *
Florida Municipal Bond Fund                      $110,667          *          *

----------
* See below for advisory fees waived by the Predecessor Boston 1784 Funds.

     During the last three fiscal years, Fleet reimbursed expenses with respect to such Funds as set forth below:

                                             FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                               2001      2000      1999
----                                               ----      ----      ----
Tax-Exempt Bond                                  $     0   $     0   $     0
New Jersey Municipal Bond                        $     0   $     0   $    65
New York Municipal Bond                          $     0   $ 4,183   $   381
Connecticut Municipal Bond                       $18,250   $     0   $     0
Massachusetts Municipal Bond                     $ 6,613   $     0   $     0
Rhode Island Municipal Bond                      $     0   $     0   $     0
Intermediate Tax-Exempt Bond Fund                $16,249         *         *
Connecticut Intermediate Municipal Bond Fund     $41,215         *         *
Massachusetts Intermediate Municipal Bond Fund   $50,775         *         *
Florida Municipal Bond Fund                      $ 6,351         *         *

----------
* See below for expenses reimbursed by the Predecessor Boston 1784 Funds.

     The advisory agreement provides that Fleet shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of its duties under the advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Fleet in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. Unless sooner terminated, the advisory agreement will continue in effect with respect to a particular Fund from year to year as long as such continuance is approved at least annually (i) by the vote of a majority of trustees who are not parties to such advisory agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) by Galaxy's Board of Trustees, or by a vote of a majority of the outstanding shares of such Fund. The term "majority of the outstanding shares of such Fund" means, with respect to approval of an advisory agreement, the vote of the lesser of (i) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The advisory agreement may be terminated by Galaxy or by Fleet on sixty days' written notice and will terminate immediately in the event of its assignment.

     Prior to March 1, 2001, Summit Bank Investment Management Division, a division of Summit Bank ("Summit Bank"), served as the investment adviser to the Predecessor Pillar Fund. Summit Bank was a wholly-owned subsidiary of Summit Bancorp. On March 1, 2001, FleetBoston Financial Corporation, Fleet's parent corporation, acquired Summit Bancorp and thereafter, Fleet succeeded Summit Bank as the investment adviser to the Predecessor Pillar Fund. The Predecessor Pillar Fund was reorganized into Galaxy on August 27, 2001.

     Summit Bank served as investment adviser to the Predecessor Pillar Fund pursuant to an investment advisory agreement dated April 28, 1996 (the "Prior Pillar Agreement"). Pursuant to the terms of the Prior Pillar Agreement, Summit Bank was entitled to receive fees, accrued daily and paid monthly, at the annual rate of 0.60% of the average daily net assets of the Predecessor Pillar Fund. In addition, Summit Bank waived investment advisory fees and/or reimbursed expenses to help the Predecessor Pillar Fund maintain competitive expense ratios.

     During the fiscal years ended December 31, 2000, 1999 and 1998, the Predecessor Pillar Fund paid advisory fees (net of waivers) to Summit Bank of $109,613, $162,390 and $176,873, respectively. During the fiscal years ended December 31, 2000, 1999 and 1998, Summit Bank waived advisory fees with respect to the Predecessor Pillar Fund of $58,232, $50,876 and $64,111, respectively.

     During the fiscal period January 1, 2001 through October 31, 2001, the Pennsylvania Municipal Bond Fund paid advisory fees (net of fee waivers and/or expense reimbursements) to Summit Bank and/or Fleet of $57,385. For the same period, Summit Bank and/or Fleet waived advisory fees of $58,619 and reimbursed expenses of $8,804 with respect to the Pennsylvania Municipal Bond Fund.

     Prior to the Reorganization, each Predecessor Boston 1784 Fund was advised by Fleet National Bank (formerly, BankBoston N.A. ("BankBoston")). BankBoston was a wholly-owned subsidiary of BankBoston Corporation. On October 1, 1999, BankBoston Corporation merged into Fleet Financial Group, Inc. to form FleetBoston Financial Corporation (the "Holding Company Merger"). As a result of the Holding Company Merger, BankBoston became a subsidiary of FleetBoston Financial Corporation and an affiliate of the Adviser and was renamed Fleet National Bank ("FNB").

     FNB served as investment adviser to each Predecessor Boston 1784 Fund pursuant to an investment advisory agreement dated June 1, 1993 (the "Prior Boston 1784 Agreement"). Pursuant to the terms of the Prior Boston 1784 Agreement, FNB was entitled to receive fees, accrued daily and paid monthly, at the annual rate of 0.74% of the average daily net assets of each Fund. In addition, FNB agreed to waive investment advisory fees and/or reimburse expenses to help the Predecessor Boston 1784 Funds maintain competitive expense ratios.

     During the fiscal years ended May 31, 2000 and 1999, each Predecessor Boston 1784 Fund paid advisory fees (net of fee waivers and/or expense reimbursements) to FNB and/or BankBoston as set forth below:

                                                             FOR THE FISCAL YEARS ENDED MAY 31
                                                                2000                   1999
FUND                                                        (THOUSANDS)             (THOUSANDS)
----                                                        -----------             -----------

Intermediate Tax-Exempt Bond Fund                               $2,249                  $2,241
Connecticut Intermediate Municipal Bond Fund                    $1,142                  $1,139
Massachusetts Intermediate Municipal Bond Fund                  $1,692                  $1,574
Florida Municipal Bond Fund                                     $  424                  $  380

     For the period June 1, 2000 through October 31, 2000, the following Funds paid advisory fees (net of fee waivers and/or expense reimbursements) to Fleet and/or FNB as set forth below:

FUND                                                                  FEES
----                                                                  ----

Intermediate Tax-Exempt Bond Fund                                   $604,853
Connecticut Intermediate Municipal Bond Fund                        $380,878
Massachusetts Intermediate Municipal Bond Fund                      $481,417
Florida Municipal Bond Fund                                         $114,000

     For the period June 1, 2000 through October 31, 2000, Fleet and/or FNB waived advisory fees with respect to such Funds as set forth below:

FUND                                                               WAIVED FEES
----                                                               -----------

Intermediate Tax-Exempt Bond Fund                                   $134,681
Connecticut Intermediate Municipal Bond Fund                        $ 25,713
Massachusetts Intermediate Municipal Bond Fund                      $110,051
Florida Municipal Bond Fund                                         $ 41,010

     For the period June 1, 2000 through October 31, 2000, Fleet reimbursed expenses with respect to such Funds as set forth below:

FUND                                                             REIMBURSED FEES
----                                                             ---------------

Intermediate Tax-Exempt Bond Fund                                   $ 30,405
Connecticut Intermediate Municipal Bond Fund                        $      0
Massachusetts Intermediate Municipal Bond Fund                      $ 32,734
Florida Municipal Bond Fund                                         $ 11,002

ANNUAL BOARD APPROVAL OF INVESTMENT ADVISORY AGREEMENT

     At a meeting held on May 31, 2001, the Board of Trustees of Galaxy, including the Independent Trustees, approved the continuation of Galaxy's investment advisory agreement with Fleet with respect to each Fund for an additional one-year period. In connection with such approval, the trustees considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of Fleet's services provided to each Fund and Fleet's experience and qualifications. Among other items, the trustees also reviewed and considered: (1) a Lipper report comparing the advisory fees and total expense ratio of each class of shares of each Fund to Lipper data on investment objective peer group averages, industry peer group averages and bank peer group averages; (2) a report on Galaxy's advisory fee structure, which included the proposed implementation of new breakpoints in the advisory fees for certain of Galaxy's equity and bond portfolios and a comparison of the proposed fees (after implementation of the breakpoints) to Lipper data describing the median advisory fees for funds with similar investment objectives; (3) a report on the assets, advisory fees, advisory fee waivers and expense reimbursements for each Fund; (4) a Lipper report comparing:
(i) the performance of each class of shares of each Fund to the applicable Lipper average and performance universe (e.g. all large cap core equity funds) average, (ii) the contractual management fee for each Fund with that of funds with the same investment classification, (iii) the expenses for each class of shares of each Fund to bank group and non-bank group averages, and (iv) the expense ratio components (such as contractual management fees and actual administrative fees) for each class of shares of each Fund to bank groups and non-bank groups; and (5) a report on Fleet's profitability related to providing advisory services to Galaxy after taking into account (i) advisory fees and any other benefits realized by Fleet or any of its affiliates as a result of Fleet's role as advisor to Galaxy, and
(ii) the direct and indirect expenses incurred by Fleet in providing such advisory services to Galaxy. The Board also considered a report on soft dollar commissions which included information on brokers and total commissions paid for each Fund for the fiscal year ended October 31, 2000, as well as information on the types of research and services obtained by Fleet in connection with soft dollar commissions.

     After discussion, the Board of Trustees concluded that Fleet had the capabilities, resources and personnel necessary to manage Galaxy. The Board of Trustees also concluded that based on the services that Fleet would provide to Galaxy under the investment advisory agreement and the expenses incurred by Fleet in the performance of such services, the compensation to be paid to Fleet was fair and equitable with respect to each Fund. Based upon such information as it considered necessary to the exercise of its reasonable business judgment, the Board of Trustees concluded unanimously that it was in the best interests of the Funds to continue the investment advisory agreement with Fleet for an additional one-year period.

                                  ADMINISTRATOR

     PFPC Inc. ("PFPC") (formerly known as First Data Investor Services Group, Inc.) located at 4400 Computer Drive, Westborough, Massachusetts 01581-5108, serves as the Funds' administrator. PFPC is an indirect majority-owned subsidiary of PNC Bank Corp.

     PFPC generally assists the Funds in their administration and operation. PFPC also serves as administrator to the other portfolios of Galaxy. For the services provided to the Funds, PFPC is entitled to receive administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy, computed daily and paid monthly, at the following annual rates, effective May 31, 2001:

               COMBINED AVERAGE DAILY NET ASSETS           ANNUAL RATE
               ---------------------------------           -----------

               Up to $2.5 billion                             0.090%
               From $2.5 to $5 billion                        0.085%
               From $5 to $12 billion                         0.075%
               From $12 to $15 billion                        0.065%
               From $15 to $18 billion                        0.060%
               From $18 to $21 billion                       0.0575%
               From $21 to $30 billion                       0.0525%
               Over $30 billion                              0.0500%

     For the period from June 26, 2000 through May 30, 2001, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy, computed daily and paid monthly, at the following annual rates:

               COMBINED AVERAGE DAILY NET ASSETS           ANNUAL RATE
               ---------------------------------           -----------

               Up to $2.5 billion                             0.090%
               From $2.5 to $5 billion                        0.085%
               From $5 to $12 billion                         0.075%
               From $12 to $15 billion                        0.065%
               From $15 to $18 billion                        0.060%
               From $18 to $21 billion                       0.0575%
               Over $21 billion                              0.0525%

     Prior to June 26, 2000, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy at the following rates:

               COMBINED AVERAGE DAILY NET ASSETS           ANNUAL RATE
               ---------------------------------           -----------

               Up to $2.5 billion                             0.090%
               From $2.5 to $5 billion                        0.085%
               From $5 to $12 billion                         0.075%
               From $12 to $15 billion                        0.065%
               From $15 to $18 billion                        0.060%
               Over $18 billion                              0.0575%

     PFPC also receives a separate annual fee from each Galaxy portfolio for certain fund accounting services. From time to time, PFPC may waive voluntarily all or a portion of the administration fee payable to it by the Funds.

     For the fiscal year ended October 31, 2001, PFPC received administration fees at the effective annual rate of 0.07% of each Fund's average daily net assets.

     During the last three fiscal years, the Funds paid administration fees (net of fee waivers) to PFPC as set forth below:

                                          FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                          2001       2000       1999
----                                          ----       ----       ----

Tax-Exempt Bond                             $134,213   $133,340   $127,246
New Jersey Municipal Bond                   $ 20,774   $  7,042   $      0
New York Municipal Bond                     $ 62,701   $ 61,338   $ 63,326
Connecticut Municipal Bond                  $ 34,864   $ 31,943   $ 32,081
Massachusetts Municipal Bond                $ 59,867   $ 53,297   $ 54,619
Rhode Island Municipal Bond                 $ 81,240   $ 39,723   $ 16,327
Intermediate Tax-Exempt Bond                $178,517          *          *
Connecticut Intermediate Municipal Bond     $ 97,463          *          *
Massachusetts Intermediate Municipal Bond   $159,597          *          *
Florida Municipal Bond                      $ 41,024          *          *

----------
* See below for administration fees paid by the Predecessor Boston 1784 Funds.

     During the last three fiscal years, PFPC waived administration fees with respect to such Funds as set forth below:

                                            FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                         2001           2000           1999
----                                         ----           ----           ----

Tax-Exempt Bond                             $    0         $    0         $    0
New Jersey Municipal Bond                   $    0         $    0         $6,887
New York Municipal Bond                     $    0         $    0         $    0
Connecticut Municipal Bond                  $    0         $    0         $    0
Massachusetts Municipal Bond                $    0         $    0         $    0
Rhode Island Municipal Bond                 $    0         $    0         $    0
Intermediate Tax-Exempt Bond                $    0              *              *
Connecticut Intermediate Municipal Bond     $    0              *              *
Massachusetts Intermediate Municipal Bond   $    0              *              *
Florida Municipal Bond                      $    0              *              *

----------
* See below for administration fees waived by the Predecessor Boston 1784 Funds.

     Under the administration agreement between Galaxy and PFPC (the "Administration Agreement"), PFPC has agreed to maintain office facilities for Galaxy, furnish Galaxy with statistical and research data, clerical, accounting, and bookkeeping services, provide certain other services such as internal auditing services required by Galaxy, and compute the net asset value and net income of the Funds. PFPC prepares the Funds' annual and semi-annual reports to the SEC, federal and state tax returns, and filings with state securities commissions, arranges for and bears the cost of processing share purchase and redemption orders, maintains the Funds' financial accounts and records, and generally assists in all aspects of Galaxy's operations. Unless otherwise terminated, the Administration Agreement will remain in effect with respect to each Fund until May 31, 2004 and thereafter will continue for additional terms of one-year each, provided such continuance is specifically reviewed and approved at least annually (i) by vote of a majority of Galaxy's Board of Trustees or by vote of a majority of the outstanding shares of such Fund and
(ii) by a majority of Galaxy's Trustees who are not parties to the Administration Agreement or interested persons (as defined in the 1940 Act) of any party to the Agreement.

     Prior to the Pillar Reorganization, SEI Investments Mutual Funds Services ("SEI") served as the administrator to the Predecessor Pennsylvania Municipal Bond Fund. For its services, SEI received a fee, calculated daily and paid monthly, at the following annual rates based on the aggregate average daily net assets of The Pillar Funds (other than the Institutional Select Money Market Fund and U.S. Treasury Securities Plus Money Market Fund): 0.20% of the first $3.5 billion of aggregate net assets; 0.16% of the next $1.5 billion of aggregate net assets; 0.14% of the next $1.5 billion of aggregate net assets; and 0.12% of aggregate net assets in excess of $6.5 billion.

     During the fiscal years ended December 31, 2000, 1999 and 1998, SEI received administration fees of $55,170, $71,089 and $80,328, respectively, with respect to the Predecessor Municipal Bond Fund.

     During the fiscal years ended December 31, 2000, 1999 and 1998, SEI did not waive any administration fees with respect to the Predecessor Pillar Fund.

     During the period January 1, 2001 through October 31, 2001, the Pennsylvania Municipal Bond Fund paid SEI and/or PFPC administration fees in the amount of $32,798.

     During the period January 1, 2001 through October 31, 2001, SEI and/or PFPC did not waive any administration fees with respect to the Pennsylvania Municipal Bond Fund.

     Prior to the Boston 1784 Reorganization, SEI served as the administrator to the Predecessor Boston 1784 Funds. For its services, SEI received a fee calculated daily and paid monthly, at an annual rate of 0.085% of the first $5 billion of the Boston 1784 Funds' combined average daily net assets and 0.045% of combined average daily net assets in excess of $5 billion. SEI also agreed to waive portions of its fees from time to time.

     During the fiscal years ended May 31, 2000 and May 31, 1999, SEI received administration fees, net of waivers, as set forth below:

                                                            PERIOD
                                                         JUNE 1, 2000    FOR THE FISCAL YEAR ENDED MAY 31
                                                           THROUGH              2000              1999
FUND                                                    JUNE 25, 2000        (THOUSANDS)       (THOUSANDS)
----                                                    -------------    ---------------
Intermediate Tax-Exempt Bond Fund                         $13,335            $   215            $   218
Connecticut Intermediate Municipal Bond Fund              $ 6,706            $   111            $   113
Massachusetts Intermediate Municipal Bond Fund            $10,441            $   163            $   156
Florida Municipal Bond Fund                               $ 2,797            $    43            $    39

     During the period from June 26, 2000 through October 31, 2000, the following Funds paid SEI and/or PFPC administration fees, net of fee waivers, as set forth below:

FUND                                                                      FEES
----                                                                      ----

Intermediate Tax-Exempt Bond Fund                                       $67,681
Connecticut Intermediate Municipal Bond Fund                            $35,655
Massachusetts Intermediate Municipal Bond Fund                          $54,776
Florida Municipal Bond Fund                                             $14,466

                          CUSTODIAN AND TRANSFER AGENT

     The Chase Manhattan Bank ("Chase Manhattan"), located at One Chase Manhattan Plaza, New York, New York 10081, a wholly-owned subsidiary of J.P. Morgan Chase & Co., serves as the custodian of the Funds' assets pursuant to a Global Custody Agreement.

     Under the Global Custody Agreement, Chase Manhattan has agreed to: (i) maintain a separate account or accounts in the name of each Fund; (ii) hold and disburse portfolio securities on account of each Fund; (iii) collect and make disbursements of money on behalf of each Fund; (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities; (v) respond to correspondence from security brokers and others relating to its duties; and (vi) make periodic reports to the Board of Trustees concerning the

Funds' operations. Chase Manhattan is authorized to select one or more banks or trust companies to serve as sub-custodian for the Funds, provided that Chase Manhattan shall remain responsible for the performance of all of its duties under the custodian agreement and shall be liable to the Funds for any loss which shall occur as a result of the failure of a sub-custodian to exercise reasonable care with respect to the safekeeping of the Funds' assets. The assets of the Funds are held under bank custodianship in compliance with the 1940 Act.

     PFPC serves as the Funds' transfer and dividend disbursing agent pursuant to a Transfer Agency and Services Agreement (the "Transfer Agency Agreement"). Communications to PFPC should be directed to PFPC at P.O. Box 5108, 4400 Computer Drive, Westborough, Massachusetts 01581. Under the Transfer Agency Agreement, PFPC has agreed to: (i) issue and redeem shares of each Fund; (ii) transmit all communications by each Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders; (iii) respond to correspondence by security brokers and others relating to its duties; (iv) maintain shareholder accounts; and (v) make periodic reports to the Board of Trustees concerning Galaxy's operations.

                                    EXPENSES

     Fleet and PFPC bear all expenses in connection with the performance of their services for the Funds, except that Galaxy bears the expenses incurred in the Funds' operations including: taxes; interest; fees (including fees paid to its trustees and officers who are not affiliated with PFPC); SEC fees; state securities fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory, administration, shareholder servicing, Rule 12b-1 distribution (if applicable), fund accounting and custody fees; charges of the transfer agent and dividend disbursing agent; certain insurance premiums; outside auditing and legal expenses; costs of independent pricing services; costs of shareholder reports and meetings; and any extraordinary expenses. The Funds also pay for brokerage fees and commissions in connection with the purchase of portfolio securities.

                             PORTFOLIO TRANSACTIONS

     Debt securities purchased or sold by the Funds are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

     The Funds may engage in short-term trading to achieve their investment objectives. Portfolio turnover may vary greatly from year to year as well as within a particular year. In purchasing or selling securities for the Funds, Fleet will seek to obtain the best net price and the most favorable execution of orders. To the extent that the execution and price offered by more than one broker/dealer are comparable, Fleet may effect transactions in portfolio securities with broker/dealers who provide research, advice or other services such as market investment literature.

     Except as permitted by the SEC or applicable law, the Funds will not acquire portfolio securities from, make savings deposits in, enter into repurchase or reverse repurchase agreements with, or sell securities to, Fleet, PFPC, or their affiliates, and will not give preference to affiliates and correspondent banks of Fleet with respect to such transactions.

     Galaxy is required to identify any securities of its "regular brokers or dealers" that the Funds have acquired during Galaxy's most recent fiscal year. At October 31, 2001, the Funds did not own any securities of their regular brokers or dealers.

     Investment decisions for each Fund are made independently from those for the other Funds and portfolios of Galaxy and for any other investment companies and accounts advised or managed by Fleet. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund, another portfolio of Galaxy, and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Fleet believes to be equitable to the Fund and such other portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by such Fund. To the extent permitted by law, Fleet may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for Galaxy's other Funds and portfolios, or other investment companies or accounts in order to obtain best execution.

                            SHAREHOLDER SERVICES PLAN

     Galaxy has adopted a Shareholder Services Plan (the "Services Plan") pursuant to which it intends to enter into servicing agreements with institutions (including Fleet Bank and its affiliates). Pursuant to these servicing agreements, institutions render certain administrative and support services to customers who are the beneficial owners of Retail A Shares of each Fund other than the Pennsylvania Municipal Bond Fund. Such services are provided to customers who are the beneficial owners of Retail A Shares and are intended to supplement the services provided by PFPC as administrator and transfer agent to the shareholders of record of the Retail A Shares. The Services Plan provides that Galaxy will pay fees for such services at an annual rate of up to 0.50% of the average daily net asset value of Retail A Shares owned beneficially by customers. Institutions may receive up to one-half of this fee for providing one or more of the following services to such customers: (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with PFPC Distributors; (ii) processing dividend payments from a Fund; (iii) providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and (iv) providing periodic mailings to customers. Institutions may also receive up to one-half of this fee for providing one or more of these additional services to such customers: (i) providing customers with information as to their positions in Retail A Shares;
(ii) responding to customer inquiries; and (iii) providing a service to invest the assets of customers in Retail A Shares.

     Although the Services Plan has been approved with respect to both Retail A Shares of each Fund except the Pennsylvania Municipal Bond Fund and Trust Shares of all Funds, as of the date of this Statement of Additional Information, Galaxy has entered into servicing agreements under the Services Plan only with respect to Retail A Shares of each Fund, and to limit the payment under these servicing agreements for each Fund to an aggregate fee of not more than 0.15% (on an annualized basis) of the average daily net asset value of the Retail A Shares of the Fund beneficially owned by customers of institutions. Galaxy understands that institutions may charge fees to their customers who are the beneficial owners of Retail A Shares in connection with their accounts with such institutions. Any such fees would be in addition to any amounts which may be received by an institution under the Services Plan. Under the terms of each servicing agreement entered into with Galaxy, institutions are required to provide to their customers a schedule of any fees that they may charge in connection with customer investments in Retail A Shares. As of October 31, 2001, Galaxy had entered into servicing agreements only with Fleet Bank and affiliates.

     Each servicing agreement between Galaxy and an institution ("Service Organization") relating to the Services Plan requires that, with respect to those Funds which declare dividends on a daily basis, the Service Organization agrees to waive a portion of the servicing fee payable to it under the Services Plan to the extent necessary to ensure that the fees required to be accrued with respect to the Retail A Shares of such Funds on any day do not exceed the income to be accrued to such Retail A Shares on that day.

     During the last three fiscal years, Galaxy made payments to Service Organizations (net of expense reimbursements) with respect to Retail A Shares as shown in the table below:

                                               FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                            2001             2000             1999
----                                            ----             ----             ----

Tax-Exempt Bond                               $27,927          $31,350          $33,072
New Jersey Municipal Bond                     $ 4,963          $ 1,054          $   960
New York Municipal Bond                       $57,332(2)       $58,189          $66,562
Connecticut Municipal Bond                    $39,157(2)       $36,001          $39,136
Massachusetts Municipal Bond                  $43,962          $46,003          $63,058
Rhode Island Municipal Bond                   $     0          $     0(1)       $     0
Intermediate Tax-Exempt Bond                  $ 5,968          $     1(1)           N/A
Connecticut Intermediate Municipal Bond       $12,324(2)       $    16(1)           N/A
Massachusetts Intermediate Municipal Bond     $30,707          $   362(1)           N/A

----------
(1)  For the period from June 26, 2000 through October 31, 2000.

(2) Expense reimbursements for the fiscal year ended October 31, 2001 were $904, $3,025 and $14, respectively, for the New York Municipal Bond, Massachusetts Intermediate Municipal Bond and Connecticut Intermediate Municipal Bond Funds.

     Galaxy's servicing agreements are governed by the Services Plan that has been adopted by Galaxy's Board of Trustees in connection with the offering of Retail A Shares of each Fund. Pursuant to the Services Plan, the Board of Trustees reviews, at least quarterly, a written report of the amounts paid under the servicing agreements and the purposes for which the expenditures were made. In addition, the arrangements with Service Organizations must be approved annually by a majority of Galaxy's trustees, including a majority of the trustees who are not "interested persons" of Galaxy as defined in the 1940 Act and who have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

     The Board of Trustees has approved Galaxy's arrangements with Service Organizations based on information provided by Galaxy's service contractors that there is a reasonable likelihood that the arrangements will benefit the Funds and their shareholders by affording Galaxy greater flexibility in connection with the efficient servicing of the accounts of the beneficial owners of Retail A Shares of the Funds. Any material amendment to Galaxy's arrangements with Service Organizations must be approved by a majority of Galaxy's Board of Trustees (including a majority of the Disinterested Trustees). So long as Galaxy's arrangements with Service Organizations are in effect, the selection and nomination of the members of Galaxy's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of Galaxy will be committed to the discretion of such Disinterested Trustees.

                               DISTRIBUTION PLANS

RETAIL A SHARES - DISTRIBUTION PLAN - PENNSYLVANIA MUNICIPAL BOND FUND

     Galaxy has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the "Rule") with respect to Retail A Shares of the Pennsylvania Municipal Bond Fund (the "Retail A Shares Plan"). Under the Retail A Shares Plan, Galaxy may pay PFPC Distributors or another person for expenses and activities intended to result in the sale of Retail A Shares of the Fund, including the payment of commissions to broker-dealers and other industry professionals who sell Retail A Shares and the direct or indirect cost of financing such payments.

     Under the Retail A Shares Plan, payments by Galaxy for distribution expenses may not exceed the annualized rate of 0.50% of the average daily net assets attributable to the Fund's outstanding Retail A Shares. As of the date of this Statement of Additional Information, Galaxy intends to limit the Fund's payments for distribution expenses to not more than 0.15% (on an annualized basis) of the average daily net asset value of the Fund's outstanding Retail A Shares.

     Retail A Shares of the Pennsylvania Municipal Bond Fund were not offered as of October 31, 2001.

RETAIL B SHARES - DISTRIBUTION AND SERVICE PLAN

     Galaxy has adopted a Distribution and Services Plan pursuant to the Rule with respect to Retail B Shares of the Funds (other than the Florida Municipal Bond Fund) (the "Retail B Shares Plan"). Under the Retail B Shares Plan, Galaxy may pay (a) PFPC Distributors or another person for expenses and activities intended to result in the sale of Retail B Shares, including the payment of commissions to broker-dealers and other industry professionals who sell Retail B Shares and the direct or indirect cost of financing such payments, (b) institutions for shareholder liaison services, which means personal services for holders of Retail B Shares and/or the maintenance of shareholder accounts, such as responding to customer inquiries and providing information on accounts, and (c) institutions for administrative support services, which include but are not limited to (i) transfer agent and sub-transfer agent services for beneficial owners of Retail B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in Retail B Shares; (iv) processing dividend payments; (v) providing sub-accounting services for Retail B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (vii) receiving, translating and transmitting proxies executed by beneficial owners.

     Under the Retail B Shares Plan, payments by Galaxy (i) for distribution expenses may not exceed the annualized rate of 0.65% of the average daily net assets attributable to a Fund's outstanding Retail B Shares, and (ii) to an institution for shareholder liaison services and/or administrative support services may not exceed the annual rates of 0.25% and 0.25%, respectively, of the average daily net assets attributable to the Fund's outstanding Retail B Shares which are owned of record or beneficially by that institution's customers for whom the institution is the dealer of record or shareholder of record or with whom it has a servicing relationship. As of the date of this Statement of Additional Information, Galaxy intends to limit a Fund's payments for shareholder liaison and administrative support services under the 12b-1 Plan to an aggregate fee of not more than 0.15% (on an annualized basis) of the average daily net asset value of Retail B Shares owned of record or beneficially by customers of institutions.

     During the last three fiscal years, Retail B Shares of the Tax-Exempt Bond Fund paid the following distribution fees and shareholder servicing fees under the Retail B Shares Plan:

                                                            SHAREHOLDER
FOR THE FISCAL YEAR ENDED OCTOBER 31:     DISTRIBUTION    SERVICING FEES
-------------------------------------     ------------    --------------

2001                                        $22,709           $ 5,136
2000                                        $21,561           $ 4,610
1999                                        $21,499           $ 4,520

     During these periods, all amounts paid under the Retail B Shares Plan were attributable to payments to broker-dealers.

     During the period March 1, 2001 (date of initial public offering) through October 31, 2001, the New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund and Massachusetts Intermediate Municipal Bond Fund paid the following distribution fees and shareholder servicing fees (net of expense reimbursements) under the Retail B Shares Plan:

                                                                                      SHAREHOLDER
FUND:                                                        DISTRIBUTION FEES      SERVICING FEES
-----                                                        -----------------      --------------

New Jersey Municipal Bond                                            $   34           $    6
New York Municipal Bond                                              $  309           $   45(1)
Connecticut Municipal Bond                                           $  130           $    -(1)
Massachusetts Municipal Bond                                         $1,060           $  215(1)
Rhode Island Municipal Bond                                          $  219           $   45(1)
Intermediate Tax-Exempt Bond                                         $   14           $    -(1)
Connecticut Intermediate Municipal Bond                              $   41           $    7
Massachusetts Intermediate Municipal Bond                            $  936           $  203(1)
Florida Municipal Bond                                                    *                 *
Pennsylvania Municipal Bond                                               *                 *

----------

* The Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund do not currently offer Retail B Shares.
(1) For the fiscal year ended October 31, 2001, Fleet and its affiliates reimbursed shareholder servicing fees of $24, $29, $23, $4, $1 and $11, respectively, for the New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Municipal bond, Intermediate Tax-Exempt Bond and Massachusetts Intermediate Municipal Bond Funds.

BOTH PLANS

     Payments for distribution expenses under the Retail A Shares Plan and Retail B Shares Plan (the "12b-1 Plans") are subject to the Rule. The Rule defines distribution expenses to include the cost of "any activity which is primarily intended to result in the sale of shares issued by" Galaxy. The Rule provides, among other things, that an investment company may bear such expenses only pursuant to a plan adopted in accordance with the Rule. In accordance with the Rule, each 12b-1 Plan provides that a report of the amounts expended under the 12b-1 Plan, and the purposes for which such expenditures were incurred, will be made to the Board of Trustees for its review at least quarterly. Each 12b-1 Plan provides that it may not be amended to increase materially the costs which Retail B Shares of a Fund may bear for distribution pursuant to the 12b-1 Plan without shareholder approval, and that any other type of material amendment must be approved by a majority of the Board of Trustees, and by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of Galaxy nor have any direct or indirect financial interest in the operation of the 12b-1 Plan or in any related agreements (the "12b-1 Trustees"), by vote cast in person at a meeting called for the purpose of considering such amendments.

     Galaxy's Board of Trustees has concluded that there is a reasonable likelihood that the 12b-1 Plans will benefit the Funds and holders of Retail A Shares and Retail B Shares. The 12b-1 Plans are subject to annual reapproval by a majority of the 12b-1 Trustees and are terminable at any time with respect to a Fund by a vote of a majority of such Trustees or by vote of the holders of a majority of the Retail A Shares or Retail B Shares of a Fund. Any agreement entered into pursuant to the Retail B Shares Plan with an institution ("Service Organization") is terminable with respect to the Fund without penalty, at any time, by vote of a majority of the 12b-1 Trustees, by vote of the holders of a majority of the Retail B Shares of the Fund, by PFPC Distributors or by the Service Organization. An agreement will also terminate automatically in the event of its assignment.

     As long as the 12b-1 Plans are in effect, the nomination of the trustees who are not interested persons of Galaxy (as defined in the 1940 Act) must be committed to the discretion of the 12b-1 Trustees.

DISTRIBUTOR

     PFPC Distributors serves as Galaxy's distributor. PFPC Distributors, an indirect wholly owned subsidiary of PNC Financial Services Group, is a registered broker-dealer with principal offices located at 400 Bellevue Parkway, Wilmington, Delaware 19809.

     Unless otherwise terminated, the Distribution Agreement between Galaxy and PFPC Distributors remains in effect until January 1, 2003, and thereafter will continue from year to year upon annual approval by Galaxy's Board of Trustees, or by the vote of a majority of the outstanding shares of Galaxy and by the vote of a majority of the Board of Trustees of Galaxy who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Agreement will terminate in the event of its assignment, as defined in the 1940 Act.

     PFPC Distributors is entitled to the payment of a front-end sales charge on the sale of Retail A Shares of the Funds as described in the applicable Prospectus and this Statement of Additional Information. Prior to January 2, 2001, Provident Distributors, Inc. ("PDI") served as Galaxy's distributor and was entitled to the payment of the front-end sales charge on Retail A Shares of the Funds. Prior to December 1, 1999, First Data Distributors, Inc. ("FD Distributors"), a wholly-owned subsidiary of PFPC, served as Galaxy's distributor and was entitled to the payment of the front-end sales charge on Retail A Shares of the Funds. During the last three fiscal years, PFPC Distributors, PDI and/or FD Distributors received front-end sales charges in connection with Retail A Share purchases as follows:

                                         FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                          2001      2000      1999
----                                          ----      ----      ----

Tax-Exempt Bond                             $14,236   $10,342   $13,144
New Jersey Municipal Bond                   $ 6,868   $ 2,697   $13,008
New York Municipal Bond                     $39,244   $19,196   $64,555
Connecticut Municipal Bond                  $30,712   $27,459   $37,006
Massachusetts Municipal Bond                $26,706   $34,975   $70,521
Rhode Island Municipal Bond                 $25,101   $ 2,285   $12,453
Intermediate Tax-Exempt Bond                $     0   $     0       N/A
Connecticut Intermediate Municipal Bond     $ 1,093   $ 2,117       N/A
Massachusetts Intermediate Municipal Bond   $13,687   $ 1,750       N/A
Florida Municipal Bond                            *         *         *
Pennsylvania Municipal Bond                       *         *         *

----------

* The Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund do not currently offer Retail A Shares.

     PFPC Distributors, PDI and FD Distributors retained none of the amounts shown in the table above.

     PFPC Distributors is also entitled to the payment of contingent deferred sales charges upon the redemption of Retail B Shares of the Funds. Prior to January 1, 2001, PDI was entitled to the payment of such contingent deferred sales charges. Prior to December 1, 1999, FD Distributors was entitled to the payment of such contingent deferred sales charges. For the fiscal years ended October 31, 2001, 2000 and 1999, PFPC Distributors, PDI and/or FD Distributors received contingent deferred sales charges in connection with Retail B Share redemptions of the Tax-Exempt Bond Fund in the amounts of $21,295, $12,174 and $14,680, respectively. PDI and FD Distributors retained none of these amounts.

     For the period March 1, 2001 (date of initial public offering) through October 31, 2001, PFPC Distributors received contingent deferred sales charges in connection with redemptions of Retail B Shares of the New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund and Connecticut Intermediate Municipal Bond Fund as follows:

                                              FOR THE FISCAL PERIODS
                                                  ENDED OCTOBER 31
FUND                                                   2001*
----                                                   -----

New Jersey Municipal Bond                               $ 0
New York Municipal Bond                                 $88
Connecticut Municipal Bond                              $ 0
Massachusetts Municipal Bond                            $ 0
Rhode Island Municipal Bond                             $ 0
Intermediate Tax-Exempt Bond                            $ 0
Connecticut Intermediate Municipal Bond                 $ 0
Massachusetts Intermediate Municipal Bond               $ 0
Florida Municipal Bond                                   **
Pennsylvania Municipal Bond                              **

----------
*    Retail B Shares of the Funds were initially offered on March 1, 2001.

** The Florida Municipal Bond Fund and the Pennsylvania Municipal Bond Fund currently do not offer Retail B Shares.

     The following table shows all sales charges, commissions and other compensation received by PFPC Distributors and/or PDI directly or indirectly from the Funds during the fiscal year or period ended October 31, 2001:

                                                                               BROKERAGE
                                       NET UNDERWRITING   COMPENSATION ON   COMMISSIONS IN
                                        DISCOUNTS AND      REDEMPTION AND   CONNECTION WITH       OTHER
FUND                                    COMMISSIONS(1)     REPURCHASE(2)      TRANSACTIONS    COMPENSATION(3)
----                                    --------------     -------------      ------------    ---------------

Tax-Exempt                                  $35,531            $21,295           $     0          $56,292
  Bond
New Jersey Municipal                        $ 6,868            $     0           $     0          $ 4,535
  Bond

New York Municipal                          $39,332            $    88           $     0          $58,491
  Bond
Connecticut Municipal                       $30,712            $     0           $     0          $ 4,558
  Bond
Massachusetts Municipal                     $26,706            $     0           $     0          $47,963
  Bond
Rhode Island Municipal                      $25,101            $     0           $     0          $   184
  Bond
Intermediate Tax-Exempt                     $     0            $     0           $     0          $ 3,486
  Bond
Connecticut Intermediate                    $ 1,093            $     0           $     0          $ 7,753
  Municipal Bond
Massachusetts Intermediate                  $13,687            $     0           $     0          $23,824
  Municipal Bond
Florida Municipal                               N/A                N/A           $     0          $     0
  Bond
Pennsylvania Municipal                          N/A                N/A           $     0          $     0
  Bond

----------
(1) Represents amounts received from front-end sales charges on Retail A Shares and commissions received in connection with sales of Retail B Shares.
(2) Represents amounts received from contingent deferred sales charges on Retail B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Retail B Shares. All such amounts were paid to affiliates of Fleet.
(3) Represents payments made under the Shareholder Services Plan, Distribution Plan for Retail A Shares and Distribution and Services Plan for Retail B Shares during the fiscal year ended October 31, 2001, which includes fees accrued in the fiscal year ended October 31, 2000 which were paid in 2001 (see "Shareholder Services Plan", "Distribution Plan" and "Distribution and Services Plan" above).

                                    AUDITORS

     Ernst & Young LLP, independent auditors, with offices at 200 Clarendon Street, Boston, Massachusetts 02116, currently serve as auditors for Galaxy. The financial highlights for the respective Funds included in the Prospectuses and the information for the Funds contained in the Annual Report for the fiscal years ended on or before October 31, 1998 were audited by Galaxy's former auditors.

     Prior to the Pillar Reorganization, Arthur Andersen LLP, with offices at 1601 Market Street, Philadelphia, Pennsylvania 19103, served as independent auditors for the Predecessor Pillar Fund. The financial highlights for the Predecessor Pillar Fund for each of the fiscal years or periods ended on or before December 31, 2000 have been audited by Arthur Andersen LLP.

     Prior to the Boston 1784 Reorganization, PricewaterhouseCoopers LLP, with offices at Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania 19103, served as independent accountants for the Predecessor Boston 1784 Funds. The financial highlights for the Predecessor Boston 1784 Funds for the fiscal years or periods ended on or before May 31, 2000 have been audited by PricewaterhouseCoopers LLP.

                                     COUNSEL

     Drinker Biddle & Reath LLP (of which W. Bruce McConnel, Secretary of Galaxy, is a partner), One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103, are counsel to Galaxy, will pass upon certain legal matters on its behalf, and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the New Jersey Municipal Bond Fund concerning New Jersey taxes and the description of special considerations relating to New Jersey Municipal Securities and the portion of this Statement of Additional Information and the Prospectuses with respect to the Pennsylvania Municipal Bond Fund concerning Pennsylvania taxes and the description of special consideration relating to Pennsylvania Municipal Securities. The law firm of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, serves as special New York counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the New York Municipal Bond Fund concerning New York taxes and the description of special considerations relating to New York Municipal Securities. The law firm of Day, Berry & Howard LLP, City Place I, Hartford, Connecticut 06103-3499, serves as special Connecticut counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the Connecticut Municipal Bond Fund and Connecticut Intermediate Municipal Bond Fund concerning Connecticut taxes and the description of special considerations relating to Connecticut Municipal Securities. The law firm of Ropes & Gray, One International Place, Boston, Massachusetts 02110 serves as special Massachusetts counsel and special Rhode Island counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the Massachusetts Municipal Bond Fund and Massachusetts Intermediate Municipal Bond Fund concerning Massachusetts taxes and the description of special considerations relating to Massachusetts Municipal Securities and the portion of this Statement of Additional Information and the Prospectus with respect to the Rhode Island Municipal Bond Fund concerning Rhode Island taxes and the description of special considerations relating to Rhode Island Municipal Securities. The law firm of McGuire Woods LLP, 50 North Laura Street, Jacksonville, Florida 32202-3635 serves as special Florida counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the Florida Municipal Bond Fund concerning Florida taxes and the description of special considerations relating to Florida Municipal Securities.

                                 CODES OF ETHICS

     Galaxy and Fleet have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act that permit investment personnel subject to the particular Code of Ethics to invest in securities, including securities that may be purchased or held by the Funds, for their own accounts. The Codes of Ethics are on public file with, and are available from, the Securities and Exchange Commission's Public Reference Room in Washington, D.C.

                        PERFORMANCE AND YIELD INFORMATION

     Investment returns and principal values will vary with market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Unless otherwise indicated, total return figures include changes in share price, deduction of any applicable sales charge, and reinvestment of dividends and capital gains distributions, if any.

     The Funds' 30-day (or one month) standard yields are calculated separately for each series of shares in each Fund in accordance with the method prescribed by the SEC for mutual funds:

                           YIELD = 2[((a-b)/cd+1)6-1]

Where:      a =  dividends and interest earned by a
                 Fund during the period;

            b =  expenses accrued for the period (net
                 of reimbursements);

            c =  average daily number of shares
                 outstanding during the period,
                 entitled to receive dividends; and

            d =  maximum offering price per share on
                 the last day of the period.

     For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the Fund. Except as noted below, interest earned on debt obligations held by a Fund is calculated by computing the yield to maturity of each obligation based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the

Fund. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market value of such debt obligations. Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Fund to all shareholder accounts in proportion to the length of the base period and the Fund's mean (or median) account size. Undeclared earned income will be subtracted from the offering price per share (variable "d" in the formula).

     Interest earned on tax-exempt obligations that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

     With respect to mortgage or other receivables-backed obligations that are expected to be subject to monthly payments of principal and interest ("pay-downs"), (i) gain or loss attributable to actual monthly pay-downs are accounted for as an increase or decrease to interest income during the period, and (ii) each Fund may elect either (a) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted average date is not available or
(b) not to amortize discount or premium on the remaining security.

     The "tax-equivalent" yield of the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Connecticut Intermediate Municipal Bond, Massachusetts Municipal Bond, Massachusetts Intermediate Municipal Bond, Florida Municipal Bond and Rhode Island Municipal Bond Funds is computed by: (a) dividing the portion of each Fund's yield (calculated as above) that is exempt from both federal and state income taxes by one minus a stated combined federal and state income tax rate; (b) dividing the portion of the Fund's yield (calculated as above) that is exempt from federal income tax only by one minus a stated federal income tax rate; and (c) adding the figures resulting from (a) and (b) above to that portion, if any, of the yield that is not exempt from federal income tax. The "tax-equivalent" yield of the Tax-Exempt Bond Fund is computed by (a) dividing the portion of the yield (calculated as above) that is exempt from federal income tax by one minus a stated federal income tax rate and
(b) adding that figure to that portion, if any, of the yield that is not exempt from federal income tax.

     Based on the foregoing calculations, the standard yields and tax-equivalent yields (assuming a 39.1% federal tax rate) for Retail A Shares and Trust Shares of the Funds for the 30-day period ended October 31, 2001 were as set forth below:

                                                                      RETAIL A                       TRUST
                                                                      --------                       -----
FUND                                                         STANDARD     TAX-EQUIVALENT   STANDARD     TAX-EQUIVALENT
----                                                         --------     --------------   --------     --------------

Tax-Exempt Bond                                                3.36%          5.52%          3.72%          6.11%
New Jersey Municipal Bond                                      3.34%          5.48%          3.63%          5.96%
New York Municipal Bond                                        3.52%          5.78%          3.88%          6.37%
Connecticut Municipal Bond                                     3.38%          5.55%          3.73%          6.12%
Massachusetts Municipal Bond                                   3.33%          5.47%          3.65%          5.99%
Rhode Island Municipal Bond                                    3.62%          5.94%          3.82%          6.27%
Intermediate Tax-Exempt Bond                                   2.71%          4.45%          3.05%          5.01%
Connecticut Intermediate Municipal Bond                        3.17%          5.21%          3.52%          5.78%
Massachusetts Intermediate Municipal Bond                      3.35%          5.50%          3.70%          6.08%
Florida Municipal Bond                                            *              *           3.43%**        5.63%**
Pennsylvania Municipal Bond                                       *              *           3.62%          5.94%

----------
* The Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund do not offer Retail A Shares.
**   Represents yields for Shares of the Florida Municipal Bond Fund.

     Based on the foregoing calculations, the standard yields and tax-equivalent yields (assuming a 39.1% federal tax rate) for Retail B Shares of the Funds for the 30-day period ended October 31, 2001 were as set forth below:

                                                                                      RETAIL B
                                                                                      --------
FUND                                                                           STANDARD    TAX-EQUIVALENT
----                                                                           --------    --------------

Tax-Exempt Bond                                                                  2.89%         4.75%
New Jersey Municipal Bond                                                        2.55%         4.19%
New York Municipal Bond                                                          3.06%         5.02%
Connecticut Municipal Bond                                                       3.20%         5.25%
Massachusetts Municipal Bond                                                     2.85%         4.68%
Rhode Island Municipal Bond                                                      3.05%         5.01%
Intermediate Tax-Exempt Bond                                                     2.05%         3.37%
Connecticut Intermediate Municipal Bond                                          2.56%         4.20%
Massachusetts Intermediate Municipal Bond                                        2.90%         4.76%

     Each Fund that advertises its "average annual total return (before taxes)" computes such return separately for each series of shares by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:

            T = [(ERV/P)-1]1/n

Where:      T =         average annual total return;

            ERV  =      ending redeemable value of a hypothetical
                        $1,000 payment made at the beginning of the l, 5 or 10 year (or other) period at the end of the applicable period (or a fractional portion thereof);

            P =         hypothetical initial payment of $1,000; and

            n = period covered by the computation, expressed in years.

     Each Fund that advertises its "aggregate total return" computes such returns separately for each series of shares by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. Aggregate total returns do not reflect the effect of taxes paid by shareholders on Fund distributions or redemption of Fund shares. The formula for calculating aggregate total return is as follows:

            Aggregate Total Return =  [(ERV/P)-1]

     The calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period. In addition, the Funds' Retail Shares average annual return (before taxes) and aggregate total return quotations will reflect the deduction of the maximum sales load charged in connection with purchases of Retail A Shares or redemptions of Retail B Shares, as the case may be.

     The aggregate total returns for Retail A Shares, Retail B Shares and Trust Shares of the Funds from the date of initial public offering through October 31, 2001 are set forth below:

FUND                                                         RETAIL A           RETAIL B             TRUST
----                                                         --------           --------             -----

Tax-Exempt Bond                                              75.25%(1)         28.72%(11)          85.40%(1)
New Jersey Municipal Bond                                    13.34%(2)         -0.39%(12)          19.74%(2)
New York Municipal Bond                                      70.82%(3)         -0.54%(12)          81.81%(3)
Connecticut Municipal Bond                                   50.47%(4)         -0.51%(12)          60.30%(4)
Massachusetts Municipal Bond                                 49.19%(5)         -0.27%(12)          58.56%(5)
Rhode Island Municipal Bond                                  49.83%(6)         -0.40%(12)          14.10%(7)
Intermediate Tax-Exempt Bond                                  7.21%(8)         -0.58%(12)          63.01%(9)
Connecticut Intermediate Municipal Bond                       7.27%(8)         -0.67%(12)          55.36%(10)
Massachusetts Intermediate Municipal Bond                     7.35%(8)         -0.59%(12)          56.92%(9)
Florida Municipal Bond                                           *                 *               26.36%**(13)
Pennsylvania Municipal Bond                                      *                 *               48.60%(14)

----------
* The Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund do not currently offer Retail A Shares or Retail B Shares.
**   Represents returns for Shares of the Florida Municipal Bond Fund.
(1) For the period from December 30, 1991 (initial public offering date) through October 31, 2001.
(2) For the period from April 3, 1998 (initial public offering date) through October 31, 2001.
(3) For the period from December 31, 1991 (initial public offering date) through October 31, 2001.
(4) For the period from March 16, 1993 (initial public offering date) through October 31, 2001.
(5) For the period from March 12, 1993 (initial public offering date) through October 31, 2001.
(6) For the period from December 20, 1994 (initial public offering date) through October 31, 2001.
(7) For the period June 19, 2000 (initial public offering date) through October 31, 2001.
(8) For the period June 26, 2000 through October 31, 2001. The Predecessor Funds did not offer Retail A Shares prior to the Reorganization.
(9) For the period June 14, 1993 (initial public offering date) through October 31, 2001. Performance for the period prior to June 26, 2000 represents performance of the single class of shares of the Predecessor Boston 1784 Fund.
(10) For the period August 1, 1994 (initial public offering date) through October 31, 2000. Performance for the period prior to June 26, 2000 represents performance of the single class of shares of the Predecessor Boston 1784 Fund.

(11) For the period March 4, 1996 (initial public offering date) through October 31, 2001.
(12) For the period March 1, 2001 (initial public offering date) through October 31, 2001.
(13) For the period June 30, 1997 (initial public offering date) through October 31, 2000. Performance for the period prior to June 26, 2000 represents performance of the single class of shares of the Predecessor Boston 1784 Fund.
(14) For the period May 5, 1993 (initial public offering date) through October 31, 2001. Performance for the period prior to August 27, 2001 represents performance of Class I Shares of the Predecessor Pillar Fund.

     The average annual total returns (before taxes) for Retail A Shares and Trust Shares (as applicable) of the Funds for the one-year and five-year periods (as applicable) ended October 31, 2001 are as set forth below:

                                                             RETAIL A               RETAIL B                TRUST
                                                             --------               --------                -----
FUND                                                  ONE-YEAR    FIVE-YEAR   ONE-YEAR   FIVE-YEAR   ONE-YEAR    FIVE-YEAR
----                                                  --------    ---------   --------   ---------   --------    ---------

Tax-Exempt Bond                                        5.32%        4.91%      4.86%       4.79%      10.78%      6.17%
New Jersey Municipal Bond                              4.35%           *          *           *        9.73%        *
New York Municipal Bond                                4.37%        4.92%         *           *        9.80%      6.15%
Connecticut Municipal Bond                             4.59%        4.84%         *           *       10.04%      6.09%
Massachusetts Municipal Bond                           4.89%        4.89%         *           *       10.27%      6.10%
Rhode Island Municipal Bond                            4.62%        5.06%         *           *        9.89%         *
Intermediate Tax-Exempt Bond                           3.83%(1)        *          *           *        9.23%      6.09%(2)
Connecticut Intermediate Municipal Bond                3.91%(1)        *          *           *        9.32%      5.95%(2)
Massachusetts Intermediate Municipal Bond              3.85%(1)        *          *           *        9.24%      5.97%(2)
Florida Municipal Bond                                   **           **         **          **        8.92%(3)      *
Pennsylvania Municipal Bond                              **           **         **          **       11.30%(4)   5.11%(4)

----------
*    Not offered during the full period.
** The Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund currently do not offer Retail A Shares.
(1)  Retail A Shares of the Fund were initially offered on June 26, 2000.
(2) Performance for the period prior to June 26, 2000 represents performance of the single class of shares of the Predecessor Boston 1784 Fund.
(3)  Represents returns for Shares of the Florida Municipal Bond Fund.
(4) Performance for the period prior to August 27, 2001 represents performance of Class I Shares of the Predecessor Pillar Fund.

     The "average annual total return (after taxes on distributions)" and "average annual total return (after taxes on distributions and redemptions)" for each Fund are included in the Prospectuses.

     "Average annual total return (after taxes on distributions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions but not redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment but further assumes that the redemption has no federal income tax consequences. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the impact of federal income taxes due on distributions, the federal income taxes rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gain distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is also taken into account in accordance with federal tax law. The calculation disregards (i) the effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes).

     "Average annual total return (after taxes on distributions and redemptions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions and redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gain distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. The calculation disregards the (i) effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes). In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. The highest federal individual capital gains tax rate in effect on the redemption date is used in such calculation. The federal income tax rates used correspond to the tax character of any gains or losses (e.g., short-term or long-term).

TAX-EQUIVALENCY TABLES - NEW JERSEY MUNICIPAL BOND, NEW YORK MUNICIPAL BOND, CONNECTICUT MUNICIPAL BOND, MASSACHUSETTS MUNICIPAL BOND, RHODE ISLAND MUNICIPAL BOND, CONNECTICUT INTERMEDIATE MUNICIPAL BOND, MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND, PENNSYLVANIA MUNICIPAL BOND AND FLORIDA MUNICIPAL BOND FUNDS

     The New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Florida Municipal Bond, Rhode Island Municipal Bond, Connecticut Intermediate Municipal Bond, Massachusetts Intermediate Municipal Bond and Pennsylvania Municipal Bond Funds also may use tax-equivalency tables in advertising and sales literature. The interest earned by the Municipal Securities in the Funds' respective portfolios generally remains free from federal regular income tax, and from the regular personal income tax imposed by New Jersey, New York, Connecticut, Massachusetts, Rhode Island and Pennsylvania, as applicable. Some portion of the Funds' income may, however, be subject to the federal alternative minimum tax and state and local regular or alternative minimum taxes. As the tables below indicate, "tax-free" investments may be attractive choices for investors, particularly in times of narrow spreads between "tax-free" and taxable yields. The tax-exempt yields used here are hypothetical and no assurance can be made that a Fund will obtain any particular yield. A Fund's yield fluctuates as market conditions change.

     The tax brackets and related yield calculations are based upon the expected 2002 state marginal tax rates and the 2002 Federal marginal tax rates adjusted to reflect changes in rates for 2002 as enacted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "Act"), which was signed into law on June 7, 2001. As enacted, the Act will reduce Federal marginal tax rates gradually until 2006. The combined Federal and state rate reflects an assumed deduction of the state tax liability. In fact, however, certain limitations on this deductibility may apply. Also, the tables do not reflect the phase out of personal exemptions and itemized deductions, which will apply to certain higher income taxpayers.

     These are not indicators of past or future performance of the New Jersey Municipal Bond, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Florida Municipal Bond, Connecticut Intermediate Municipal Bond and Massachusetts Intermediate Municipal, Rhode Island Municipal Bond and Pennsylvania Municipal Bond Funds.

     Note: The maximum marginal tax rate for each bracket was used in calculating the taxable yield equivalent for each chart. Moreover, the charts do not reflect the possible effect of all items relating to the effective marginal tax rate, such as alternative minimum tax, personal exemptions, tax credits, the phase-out of exemptions or credits, itemized deductions (including the federal deduction for state taxes paid) or the possible partial disallowance of deductions.

     Note: The charts below do not address taxable equivalent yields applicable to married taxpayers filing separate returns or heads of households.

     Investors are urged to consult their own tax advisors as to these matters.

NEW JERSEY: 2002

Equivalent yields: Tax-exempt

                                  New
                                  Jersey &    New Jersey Tax
$Taxable                          Federal     Equivalent Yields.**
Income*          State    Federal Effective ----------------------------------------------------------------------------------------
Single           Rate     Rate    Rate      2.0%    2.5%    3.0%   3.5%    4.0%    4.5%    5.0%     5.5%     6.0%     6.5%    7.0%
------------------------------------------------------------------------------------------------------------------------------------

$0-6,000          1.40%   10.0%   11.26%    2.25%   2.82%   3.38%  3.94%   4.51%   5.07%   5.63%    6.20%    6.76%    7.32%   7.89%
6,001-20,000      1.40%   15.0%   16.19%    2.39%   2.98%   3.58%  4.18%   4.77%   5.37%   5.97%    6.56%    7.16%    7.76%   8.35%
20,001-27,950     1.75%   15.0%   16.49%    2.39%   2.99%   3.59%  4.19%   4.79%   5.39%   5.99%    6.59%    7.18%    7.78%   8.38%
27,951-35,000     1.75%   27.0%   28.28%    2.79%   3.49%   4.18%  4.88%   5.58%   6.27%   6.97%    7.67%    8.37%    9.06%   9.76%
35,001 -40,000    3.50%   27.0%   29.56%    2.84%   3.55%   4.26%  4.97%   5.68%   6.39%   7.10%    7.81%    8.52%    9.23%   9.94%
40,001- 67,700   5.525%   27.0%   31.03%    2.90%   3.62%   4.35%  5.07%   5.80%   6.52%   7.25%    7.97%    8.70%    9.42%  10.15%
67,701-75,000    5.525%   30.0%   33.87%    3.02%   3.78%   4.54%  5.29%   6.05%   6.80%   7.56%    8.32%    9.07%    9.83%  10.59%
75,001-141,250    6.37%   30.0%   34.46%    3.05%   3.81%   4.58%  5.34%   6.10%   6.87%   7.63%    8.39%    9.15%    9.92%  10.68%
141,251-307,050   6.37%   35.0%   39.14%    3.29%   4.11%   4.93%  5.75%   6.57%   7.39%   8.22%    9.04%    9.86%   10.68%  11.50%
Over 307,050      6.37%   38.6%   42.51%    3.48%   4.35%   5.22%  6.09%   6.96%   7.83%   8.70%    9.57%   10.44%   11.31%  12.18%
------------------------------------------------------------------------------------------------------------------------------------

                                   New
                                   Jersey &  New Jersey Tax
                                   Federal   Equivalent Yields.**
$Taxable Income*  State    Federal Effective --------------------------------------------------------------------------------------
Married Jointly   Rate     Rate    Rate      2.0%    2.5%    3.0%    3.5%   4.0%   4.5%   5.0%    5.5%    6.0%     6.5%     7.0%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
$0-12,000          1.40%   10.0%   11.26%  2.25%   2.82%   3.38%   3.94%  4.51%  5.07%   5.63%   6.20%   6.76%    7.32%    7.89%
12,001-20,000      1.40%   15.0%   16.19%  2.39%   2.98%   3.58%   4.18%  4.77%  5.37%   5.97%   6.56%   7.16%    7.76%    8.35%
20,001-46,700      1.75%   15.0%   16.49%  2.39%   2.99%   3.59%   4.19%  4.79%  5.39%   5.99%   6.59%   7.18%    7.78%    8.38%
46,701-50,000      1.75%   27.0%   28.28%  2.79%   3.49%   4.18%   4.88%  5.58%  6.27%   6.97%   7.67%   8.37%    9.06%    9.76%
50,001-70,000      2.45%   27.0%   28.79%  2.81%   3.51%   4.21%   4.92%  5.62%  6.32%   7.02%   7.72%   8.43%    9.13%    9.83%
70,001-80,000      3.50%   27.0%   29.56%  2.84%   3.55%   4.26%   4.97%  5.68%  6.39%   7.10%   7.81%   8.52%    9.23%    9.94%
80,001-112,850    5.525%   27.0%   31.03%  2.90%   3.62%   4.35%   5.07%  5.80%  6.52%   7.25%   7.97%   8.70%    9.42%   10.15%
112,851-150,000   5.525%   30.0%   33.87%  3.02%   3.78%   4.54%   5.29%  6.05%  6.80%   7.56%   8.32%   9.07%    9.83%   10.59%
150,001-171,950    6.37%   30.0%   34.46%  3.05%   3.81%   4.58%   5.34%  6.10%  6.87%   7.63%   8.39%   9.15%    9.92%   10.68%
171,951-307,050    6.37%   35.0%   39.14%  3.29%   4.11%   4.93%   5.75%  6.57%  7.39%   8.22%   9.04%   9.86%   10.68%   11.50%
Over 307,050       6.37%   38.6%   42.51%  3.48%   4.35%   5.22%   6.09%  6.96%  7.83%   8.70%   9.57%  10.44%   11.31%   12.18%
------------------------------------------------------------------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income for New Jersey tax purposes is the same as defined in the Internal Revenue Code. In fact, however, New Jersey taxable income may differ due to differences in exemptions, itemized deductions and other items.
** Each entry represents the taxable yield that is the equivalent to the specified Federal and New Jersey tax-exempt yield for a New Jersey taxpayer in the specified income bracket.

NEW YORK STATE AND CITY: 2002

Equivalent yields: Tax-exempt

                                                                              New York Tax Equivalent Yields:****
                                   State              Federal    Federal      ------------------------------------------------
$Taxable Income*   City     State  City      Federal  Effective  Effective
Single             Rate***  Rate   Combined  Rate     Rate       Rate***      2.0%     2.5%    3.0%   3.5%    4.0%    4.5%
------------------------------------------------------------------------------------------------------------------------------

$0-6,000           2.907%   4.00%   6.91%    10.0%    13.6000%   16.2163%     2.39%    2.98%   3.58%  4.18%   4.77%   5.37%
$6,001-8,000       2.907%   4.00%   6.91%    15.0%    18.4000%   20.8710%     2.53%    3.16%   3.79%  4.42%   5.06%   5.69%
$8,001-11,000      2.907%   4.50%   7.41%    15.0%    18.8250%   21.2960%     2.54%    3.18%   3.81%  4.45%   5.08%   5.72%
$11,001-12,000     2.907%   5.25%   8.16%    15.0%    19.4625%   21.9335%     2.56%    3.20%   3.84%  4.48%   5.12%   5.76%
$12,001-13,000     3.534%   5.25%   8.78%    15.0%    19.4625%   22.4664%     2.58%    3.22%   3.87%  4.51%   5.16%   5.80%
$13,001-20,000     3.534%   5.90%   9.43%    15.0%    20.0150%   23.0189%     2.60%    3.25%   3.90%  4.55%   5.20%   5.85%
$20,001-25,000     3.534%   6.85%  10.38%    15.0%    20.8225%   23.8264%     2.63%    3.28%   3.94%  4.59%   5.25%   5.91%
$25,001-27,950     3.591%   6.85%  10.44%    15.0%    20.8225%   23.8749%     2.63%    3.28%   3.94%  4.60%   5.25%   5.91%
$27,951-50,000     3.591%   6.85%  10.44%    27.0%    32.0005%   34.6219%     3.06%    3.82%   4.59%  5.35%   6.12%   6.88%
$50,001-67,700     3.648%   6.85%  10.50%    27.0%    32.0005%   34.6635%     3.06%    3.83%   4.59%  5.36%   6.12%   6.89%
$67,701-141,250    3.648%   6.85%  10.50%    30.0%    34.7950%   37.3486%     3.19%    3.99%   4.79%  5.59%   6.38%   7.18%
141,251 - 307,050  3.648%   6.85%  10.50%    35.0%    39.4525%   41.8237%     3.44%    4.30%   5.16%  6.02%   6.88%   7.74%
Over 307,050       3.648%   6.85%  10.50%    38.6%    42.8059%   45.0458%     3.64%    4.55%   5.46%  6.37%   7.28%   8.19%

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                       5.0%     5.5%     6.0%     6.5%     7.0%
------------------------------------------------------------------

$0-6,000              5.97%    6.56%    7.16%    7.76%    8.35%
$6,001-8,000          6.32%    6.95%    7.58%    8.21%    8.85%
$8,001-11,000         6.35%    6.99%    7.62%    8.26%    8.89%
$11,001-12,000        6.40%    7.05%    7.69%    8.33%    8.97%
$12,001-13,000        6.45%    7.09%    7.74%    8.38%    9.03%
$13,001-20,000        6.50%    7.14%    7.79%    8.44%    9.09%
$20,001-25,000        6.56%    7.22%    7.88%    8.53%    9.19%
$25,001-27,950        6.57%    7.22%    7.88%    8.54%    9.20%
$27,951-50,000        7.65%    8.41%    9.18%    9.94%   10.71%
$50,001-67,700        7.65%    8.42%    9.18%    9.95%   10.71%
$67,701-141,250       7.98%    8.78%    9.58%   10.37%   11.17%
141,251 - 307,050     8.59%    9.45%   10.31%   11.17%   12.03%
Over 307,050          9.10%   10.01%   10.92%   11.83%   12.74%
------------------------------------------------------------------

                                                       New York     New York State
                                                       State and    City and
$Taxable Income*                     State             Federal      Federal         New York Tax Equivalent Yields****
Married Filing     City      City    City      Federal Effective    Effective       -----------------------------------------------
Jointly            Rate***   Rate    Combined  Rate    Rate         Rate***         2.0%      2.5%     3.0%       3.5%     4.0%
-----------------------------------------------------------------------------------------------------------------------------------

$0-12,000          2.907%    4.00%   6.91%     10.0%   13.6000%      16.2163%       2.39%     2.98%     3.58%      4.18%   4.77%
$12,001-16,000     2.907%    4.00%   6.91%     15.0%   18.4000%      20.8710%       2.53%     3.16%     3.79%      4.42%   5.06%
$16,001-21,600     2.907%    4.50%   7.41%     15.0%   18.8250%      21.2960%       2.54%     3.18%     3.81%      4.45%   5.08%
$21,601-22,000     3.534%    4.50%   8.03%     15.0%   18.8250%      21.8289%       2.56%     3.20%     3.84%      4.48%   5.12%
$22,001-26,000     3.534%    5.25%   8.78%     15.0%   19.4625%      22.4664%       2.58%     3.22%     3.87%      4.51%   5.16%
$26,001-40,000     3.534%    5.90%   9.43%     15.0%   20.0150%      23.0189%       2.60%     3.25%     3.90%      4.55%   5.20%
$40,001-45,000     3.534%    6.85%   10.38%    15.0%   20.8225%      23.8264%       2.63%     3.28%     3.94%      4.59%   5.25%
$45,001-46,700     3.591%    6.85%   10.44%    15.0%   20.8225%      23.8749%       2.63%     3.28%     3.94%      4.60%   5.25%
$46,701-90,000     3.591%    6.85%   10.44%    27.0%   32.0005%      34.6219%       3.06%     3.82%     4.59%      5.35%   6.12%
$90,001-112,850    3.648%    6.85%   10.50%    27.0%   32.0005%      34.6635%       3.06%     3.83%     4.59%      5.36%   6.12%
$112,851-171,950   3.648%    6.85%   10.50%    30.0%   34.7950%      37.3486%       3.19%     3.99%     4.79%      5.59%   6.38%
$171,951- 307,050  3.648%    6.85%   10.50%    35.0%   39.4525%      41.8237%       3.44%     4.30%     5.16%      6.02%   6.88%
Over 307,050       3.648%    6.85%   10.50%    38.6%   42.8059%      45.0458%       3.64%     4.55%     5.46%      6.37%   7.28%
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                       4.5%     5.0%     5.5%    6.0%     6.5%     7.0%
--------------------------------------------------------------------------

$0-12,000             5.37%    5.97%     6.56%    7.16%   7.76%    8.35%
$12,001-16,000        5.69%    6.32%     6.95%    7.58%   8.21%    8.85%
$16,001-21,600        5.72%    6.35%     6.99%    7.62%   8.26%    8.89%
$21,601-22,000        5.76%    6.40%     7.04%    7.68%   8.32%    8.95%
$22,001-26,000        5.80%    6.45%     7.09%    7.74%   8.38%    9.03%
$26,001-40,000        5.85%    6.50%     7.14%    7.79%   8.44%    9.09%
$40,001-45,000        5.91%    6.56%     7.22%    7.88%   8.53%    9.19%
$45,001-46,700        5.91%    6.57%     7.22%    7.88%   8.54%    9.20%
$46,701-90,000        6.88%    7.65%     8.41%    9.18%   9.94%   10.71%
$90,001-112,850       6.89%    7.65%     8.42%    9.18%   9.95%   10.71%
$112,851-171,950      7.18%    7.98%     8.78%    9.58%  10.37%   11.17%
$171,951- 307,050     7.74%    8.59%     9.45%   10.31%  11.17%   12.03%
Over 307,050          8.19%    9.10%    10.01%   10.92%  11.83%   12.74%
--------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income as defined in the Internal Revenue Code is the same as under the New York State or City Personal Income Tax law; however, New York state or city taxable income may differ due to differences in exemptions, itemized deductions, and other items.

** For federal tax purposes, these combined rates reflect the applicable marginal rates for 2002, including indexing for inflation. These rates include the effect of deducting state and city taxes on your Federal return. For New York purposes, these combined rates reflect the New York State and New York City tax and surcharge rates for 2002.

*** The New York City rate is comprised of the tax base rate and city surcharge for 2002.

****      These represent New York State, City, and Federal Equivalent Yields

CONNECTICUT: 2002

                                              Connecticut Tax-Equivalent
                                    Combined  Yields**
$Taxable Income*  State    Federal  Effective --------------------------------------------------------------------------------------
Single            Rate     Rate     Rate      2.0%   2.5%    3.0%     3.5%   4.0%    4.5%    5.0%    5.5%     6.0%    6.5%    7.0%
------------------------------------------------------------------------------------------------------------------------------------

$0-6,000          3.00%    10.0%    12.70%    2.29%  2.86%   3.44%    4.01%  4.58%   5.15%   5.73%   6.30%    6.87%    7.45%   8.02%
6,001-27,950      3.96%    15.0%    18.37%    2.45%  3.06%   3.68%    4.29%  4.90%   5.51%   6.13%   6.74%    7.35%    7.96%   8.58%
27,951-67,700     4.50%    27.0%    30.29%    2.87%  3.59%   4.30%    5.02%  5.74%   6.46%   7.17%   7.89%    8.61%    9.32%  10.04%
67,701-141,250    4.50%    30.0%    33.15%    2.99%  3.74%   4.49%    5.24%  5.98%   6.73%   7.48%   8.23%    8.98%    9.72%  10.47%
$141,251-307,050  4.50%    35.0%    37.93%    3.22%  4.03%   4.83%    5.64%  6.44%   7.25%   8.06%   8.86%    9.67%   10.47%  11.28%
Over 307,050      4.50%    38.6%    41.36%    3.41%  4.26%   5.12%    5.97%  6.82%   7.67%   8.53%   9.38%   10.23%   11.08%  11.94%
------------------------------------------------------------------------------------------------------------------------------------

                                              Connecticut
                                              Tax-Equivalent
$Taxable Income*                    Combined  Yields**
Married Filing    State    Federal  Effective --------------------------------------------------------------------------------------
Jointly           Rate     Rate     Rate      2.0%   2.5%    3.0%     3.5%   4.0%    4.5%   5.0%   5.5%     6.0%     6.5%     7.0%
------------------------------------------------------------------------------------------------------------------------------------

$0-12,000          3.00%   10.0%    12.70%    2.29%  2.86%   3.44%    4.01%  4.58%   5.15%  5.73%  6.30%    6.87%    7.45%    8.02%
12,001-46,700     3.825%   15.0%    18.25%    2.45%  3.06%   3.67%    4.28%  4.89%   5.50%  6.12%  6.73%    7.34%    7.95%    8.56%
46,701-112,850     4.50%   27.0%    30.29%    2.87%  3.59%   4.30%    5.02%  5.74%   6.46%  7.17%  7.89%    8.61%    9.32%   10.04%
112,851-171,950    4.50%   30.0%    33.15%    2.99%  3.74%   4.49%    5.24%  5.98%   6.73%  7.48%  8.23%    8.98%    9.72%   10.47%
171,951-307,050    4.50%   35.0%    37.93%    3.22%  4.03%   4.83%    5.64%  6.44%   7.25%  8.06%  8.86%    9.67%   10.47%   11.28%
Over 307,050       4.50%   38.6%    41.36%    3.41%  4.26%   5.12%    5.97%  6.82%   7.67%  8.53%  9.38%   10.23%   11.08%   11.94%
------------------------------------------------------------------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income for Connecticut tax purposes is the same as defined in the Internal Revenue Code. In fact, however, Connecticut taxable income may differ due to differences in exemptions, itemized deductions or other items.
** Each entry represents the taxable yield that is the equivalent to the specified Federal and Connecticut tax-exempt yield for a Connecticut tax payer in the specified income bracket.

MASSACHUSETTS: 2002

Equivalent Yields:  Tax-Exempt

                                 Combined  Massachusetts Tax-Equivalent Yields**
$Taxable         State   Federal Effective -------------------------------------------------------------------------------------
Income Single*   Rate    Rate    Rate      2.0%    2.5%    3.0%   3.5%    4.0%    4.5%   5.0%    5.5%    6.0%    6.5%    7.0%
--------------------------------------------------------------------------------------------------------------------------------

$0-6,000         5.30%   10.0%   14.77%    2.35%   2.93%   3.52%  4.11%   4.69%   5.28%  5.87%   6.45%   7.04%   7.63%   8.21%
6,001-27,950     5.30%   15.0%   19.51%    2.48%   3.11%   3.73%  4.35%   4.97%   5.59%  6.21%   6.83%   7.45%   8.08%   8.70%
27,951-67,700    5.30%   27.0%   30.87%    2.89%   3.62%   4.34%  5.06%   5.79%   6.51%  7.23%   7.96%   8.68%   9.40%  10.13%
67,701-141,250   5.30%   30.0%   33.71%    3.02%   3.77%   4.53%  5.28%   6.03%   6.79%  7.54%   8.30%   9.05%   9.81%  10.56%
141,251-307,050  5.30%   35.0%   38.45%    3.25%   4.06%   4.87%  5.69%   6.50%   7.31%  8.12%   8.94%   9.75%  10.56%  11.37%
Over 307,050     5.30%   38.6%   41.85%    3.44%   4.30%   5.16%  6.02%   6.88%   7.74%  8.60%   9.46%  10.32%  11.18%  12.04%
--------------------------------------------------------------------------------------------------------------------------------

$Taxable
Income*                          Combined  Massachusetts Tax-Equivalent Yields**
Married Filing   State   Federal Effective -------------------------------------------------------------------------------------
Jointly          Rate    Rate    Rate      2.0%    2.5%    3.0%   3.5%    4.0%    4.5%   5.0%    5.5%    6.0%     6.5%     7.0%
---------------------------------------------------------------------------------------------------------------------------------

$0-12,000        5.30%   10.0%   14.77%    2.35%   2.93%   3.52%  4.11%   4.69%   5.28%  5.87%   6.45%   7.04%    7.63%    8.21%
12,001-46,700    5.30%   15.0%   19.51%    2.48%   3.11%   3.73%  4.35%   4.97%   5.59%  6.21%   6.83%   7.45%    8.08%    8.70%
46,701-112,850   5.30%   27.0%   30.87%    2.89%   3.62%   4.34%  5.06%   5.79%   6.51%  7.23%   7.96%   8.68%    9.40%   10.13%
112,851-171,950  5.30%   30.0%   33.71%    3.02%   3.77%   4.53%  5.28%   6.03%   6.79%  7.54%   8.30%   9.05%    9.81%   10.56%
171,951-307,050  5.30%   35.0%   38.45%    3.25%   4.06%   4.87%  5.69%   6.50%   7.31%  8.12%   8.94%   9.75%   10.56%   11.37%
Over 307,050     5.30%   38.6%   41.85%    3.44%   4.30%   5.16%  6.02%   6.88%   7.74%  8.60%   9.46%  10.32%   11.18%   12.04%
---------------------------------------------------------------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income for Massachusetts tax purposes is the same as defined in the Internal Revenue Code. In fact, however, Massachusetts taxable income may differ due to differences in exemptions, itemized deductions or other items.
** Each entry represents the taxable yield that is the equivalent to the specified Federal and Massachusetts tax-exempt yield for a Massachusetts tax payer in the specified income bracket.

RHODE ISLAND: 2002

Equivalent yields: Tax-Exempt

                                   Combined   Rhode Island Tax-Equivalent Yields**
$Taxable Income   State   Federal  Effective -----------------------------------------------------------------------------------
Single*           Rate    Rate     Rate       2.0%   2.5%    3.0%    3.5%   4.0%   4.5%    5.0%    5.5%   6.0%    6.5%     7.0%
--------------------------------------------------------------------------------------------------------------------------------

$0-6,000          3.75%   10.0%    13.38%     2.31%  2.89%   3.46%   4.04%  4.62%  5.20%   5.77%   6.35%   6.93%   7.50%    8.08%
6,001-27,950      3.75%   15.0%    18.19%     2.44%  3.06%   3.67%   4.28%  4.89%  5.50%   6.11%   6.72%   7.33%   7.95%    8.56%
27,951-67,700     7.00%   27.0%    32.11%     2.95%  3.68%   4.42%   5.16%  5.89%  6.63%   7.36%   8.10%   8.84%   9.57%   10.31%
67,701-141,250    7.75%   30.0%    35.43%     3.10%  3.87%   4.65%   5.42%  6.19%  6.97%   7.74%   8.52%   9.29%  10.07%   10.84%
141,251-307,050   9.00%   35.0%    40.85%     3.38%  4.23%   5.07%   5.92%  6.76%  7.61%   8.45%   9.30%  10.14%  10.99%   11.83%
Over 307,050      9.90%   38.6%    44.68%     3.62%  4.52%   5.42%   6.33%  7.23%  8.13%   9.04%   9.94%  10.85%  11.75%   12.65%
--------------------------------------------------------------------------------------------------------------------------------

$Taxable                            Combined
Income                              Effective Rhode Island Tax-Equivalent Yields**
Married Filing             Federal  Rates     -------------------------------------------------------------------------------------
Jointly         State Rate Rate               2.0%    2.5%    3.0%    3.5%   4.0%   4.5%   5.0%    5.5%    6.0%     6.5%    7.0%
-----------------------------------------------------------------------------------------------------------------------------------

$0-12,000         3.75%    10.0%    13.38%    2.31%   2.89%   3.46%   4.04%  4.62%  5.20%  5.77%   6.35%    6.93%    7.50%   8.08%
12,001-46,700     3.75%    15.0%    18.19%    2.44%   3.06%   3.67%   4.28%  4.89%  5.50%  6.11%   6.72%    7.33%    7.95%   8.56%
46,701 -112,850   7.00%    27.0%    32.11%    2.95%   3.68%   4.42%   5.16%  5.89%  6.63%  7.36%   8.10%    8.84%    9.57%  10.31%
112,851-171,950   7.75%    30.0%    35.43%    3.10%   3.87%   4.65%   5.42%  6.19%  6.97%  7.74%   8.52%    9.29%   10.07%  10.84%
171,951-307,050   9.00%    35.0%    40.85%    3.38%   4.23%   5.07%   5.92%  6.76%  7.61%  8.45%   9.30%   10.14%   10.99%  11.83%
Over 307,050      9.90%    38.6%    44.68%    3.62%   4.52%   5.42%   6.33%  7.23%  8.13%  9.04%   9.94%   10.85%   11.75%  12.65%
-----------------------------------------------------------------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income for Rhode Island tax purposes is the same as defined in the Internal Revenue Code. In fact, however, Rhode Island taxable income may differ due to differences in exemptions, itemized deductions or other items.
** Each entry represents the taxable yield that is the equivalent to the specified Federal and Rhode Island tax-exempt yield for a Rhode Island tax payer in the specified income bracket.

FLORIDA: 2002

Equivalent yields:  Tax-Exempt

$Taxable                  Federal         Florida Tax-Equivalent Yields**
Income*          Federal  Effective Rate ------------------------------------------------------------------------------
Single           Rate                     2.0%   2.5%   3.0%   3.5%   4.0%   4.5%   5.0%   5.5%   6.0%   6.5%    7.0%
-----------------------------------------------------------------------------------------------------------------------

$0-6,000         10.0%    10.0%           2.22%  2.78%  3.33%  3.89%  4.44%  5.00%  5.56%  6.11%  6.67%   7.22%  7.78%
6,001-27,950     15.0%    15.0%           2.35%  2.94%  3.53%  4.12%  4.71%  5.29%  5.88%  6.47%  7.06%   7.65%  8.24%
27,951-67,700    27.0%    27.0%           2.74%  3.42%  4.11%  4.79%  5.48%  6.16%  6.85%  7.53%  8.22%   8.90%  9.59%
67,701-141,250   30.0%    30.0%           2.86%  3.57%  4.29%  5.00%  5.71%  6.43%  7.14%  7.86%  8.57%   9.29% 10.00%
141,251-307,050  35.0%    35.0%           3.08%  3.85%  4.62%  5.38%  6.15%  6.92%  7.69%  8.46%  9.23%  10.00% 10.77%
Over 307,050     38.6%    38.6%           3.26%  4.07%  4.89%  5.70%  6.51%  7.33%  8.14%  8.96%  9.77%  10.59% 11.40%
-----------------------------------------------------------------------------------------------------------------------

$Taxable                  Federal
Income*                   Effective Florida Tax-Equivalent Yields**
Married filing   Federal  Rate      ------------------------------------------------------------------------------
Jointly          Rate               2.0%   2.5%    3.0%   3.5%   4.0%   4.5%   5.0%   5.5%   6.0%   6.5%    7.0%
------------------------------------------------------------------------------------------------------------------

$0-12,000        10.0%    10.0%     2.22%  2.78%   3.33%  3.89%  4.44%  5.00%  5.56%  6.11%  6.67%   7.22%   7.78%
12,001-46,700    15.0%    15.0%     2.35%  2.94%   3.53%  4.12%  4.71%  5.29%  5.88%  6.47%  7.06%   7.65%   8.24%
46,701-112,850   27.0%    27.0%     2.74%  3.42%   4.11%  4.79%  5.48%  6.16%  6.85%  7.53%  8.22%   8.90%   9.59%
112,851-171,950  30.0%    30.0%     2.86%  3.57%   4.29%  5.00%  5.71%  6.43%  7.14%  7.86%  8.57%   9.29%  10.00%
171,951-307,050  35.0%    35.0%     3.08%  3.85%   4.62%  5.38%  6.15%  6.92%  7.69%  8.46%  9.23%  10.00%  10.77%
Over 307,050     38.6%    38.6%     3.26%  4.07%   4.89%  5.70%  6.51%  7.33%  8.14%  8.96%  9.77%  10.59%  11.40%
------------------------------------------------------------------------------------------------------------------

*    This amount represents taxable income as defined in the Internal Revenue
     Code.
** Each entry represents the taxable yield that is the equivalent to the specified Federal tax-exempt yield for a Florida taxpayer in the specified income bracket.

PENNSYLVANIA: 2002

Equivalency yields: Tax-Exempt

                                             Connecticut Tax-Equivalent
                                  Combined   Yields**
@Taxable Income*  State  Federal  Effective  ------------------------------------------------------------------------------
Single            Rate   Rate     Rate       2.0%   2.5%   3.0%   3.5%   4.0%   4.5%   5.0%    5.5%   6.0%   6.5%    7.0%
---------------------------------------------------------------------------------------------------------------------------

$0-6,000          2.80%  10.0%    12.52%     2.29%  2.86%  3.43%  4.00%  4.57%  5.14%  5.72%   6.29%   6.86%  7.43%   8.00%
6,001-27,950      2.80%  15.0%    17.38%     2.42%  3.03%  3.63%  4.24%  4.84%  5.45%  6.05%   6.66%   7.26%  7.87%   8.47%
27,951-67,700     2.80%  27.0%    29.04%     2.82%  3.52%  4.23%  4.93%  5.64%  6.34%  7.05%   7.75%   8.46%  9.16%   9.86%
67,701-141,250    2.80%  30.0%    31.96%     2.94%  3.67%  4.41%  5.14%  5.88%  6.61%  7.35%   8.08%   8.82%  9.55%  10.29%
$141,251-307,050  2.80%  35.0%    36.82%     3.17%  3.96%  4.75%  5.54%  6.33%  7.12%  7.91%   8.71%   9.50% 10.29%  11.08%
Over 307,050      2.80%  38.6%    40.32%     3.35%  4.19%  5.03%  5.86%  6.70%  7.54%  8.38%   9.22%  10.05% 10.89%  11.73%
---------------------------------------------------------------------------------------------------------------------------

$Taxable Income*                   Combined  Connecticut Tax-Equivalent Yields**
Married Filing    State   Federal  Effective -------------------------------------------------------------------------------------
Jointly           Rate    Rate     Rate      2.0%   2.5%    3.0%     3.5%   4.0%    4.5%    5.0%    5.5%    6.0%    6.5%    7.0%
----------------------------------------------------------------------------------------------------------------------------------

$0-12,000         2.80%   10.0%    12.52%    2.29%  2.86%   3.43%    4.00%  4.57%   5.14%   5.72%   6.29%    6.86%   7.43%   8.00%
12,001-46,700     2.80%   15.0%    17.38%    2.42%  3.03%   3.63%    4.24%  4.84%   5.45%   6.05%   6.66%    7.26%   7.87%   8.47%
46,701-112,850    2.80%   27.0%    29.04%    2.82%  3.52%   4.23%    4.93%  5.64%   6.34%   7.05%   7.75%    8.46%   9.16%   9.86%
112,851-171,950   2.80%   30.0%    31.96%    2.94%  3.67%   4.41%    5.14%  5.88%   6.61%   7.35%   8.08%    8.82%   9.55%  10.29%
171,951-307,050   2.80%   35.0%    36.82%    3.17%  3.96%   4.75%    5.54%  6.33%   7.12%   7.91%   8.71%    9.50%  10.29%  11.08%
Over 307,050      2.80%   38.6%    40.32%    3.35%  4.19%   5.03%    5.86%  6.70%   7.54%   8.38%   9.22%   10.05%  10.89%  11.73%
----------------------------------------------------------------------------------------------------------------------------------

* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income for Pennsylvania tax purposes is the same as defined in the Internal Revenue Code. In fact, however, Pennsylvania taxable income may differ due to differences in exemptions, itemized deductions or other items.
** Each entry represents the taxable yield that is the equivalent to the specified Federal and Pennsylvania tax-exempt yield for a Pennsylvania tax payer in the specified income bracket.

PERFORMANCE REPORTING

     From time to time, in advertisements or in reports to shareholders, the performance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant bond indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of the Funds may be compared to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds.

     Performance data as reported in national financial publications including, but not limited to, MONEY MAGAZINE, FORBES, BARRON'S, THE WALL STREET JOURNAL, and THE NEW YORK TIMES, or publications of a local or regional nature, may also be used in comparing the performance of the Funds. Performance data will be calculated separately for Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares of the Funds, as applicable.

     The standard yield is computed as described above. Each Fund may also advertise its "effective yield" which is calculated similarly but, when annualized, the income earned by an investment in a Fund is assumed to be reinvested. Each Fund may also quote its "tax equivalent yield" which demonstrates the level of taxable yield necessary to produce an after-tax equivalent yield to the Fund's tax-free yield. It is calculated as described above. A Fund's tax-equivalent yield will always be higher than its yield.

     The Funds may also advertise their performance using "average annual total return (before taxes)" figures over various periods of time. Such total return figures reflect the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring period and are calculated as described above. Average total return figures will be given for the most recent one-, five- and ten-year periods (if applicable), and may be given for other periods as well, such as from the commencement of a Fund's operations, or on a year-by-year basis. Each Fund may also use "aggregate total return" figures for various periods, representing the cumulative change in the value of an investment in a Fund for the specified period. Both methods of calculating total return reflect the maximum front-end sales load charged by the Funds for Retail A Shares and the applicable contingent deferred sales charge for Retail B Shares and assume that dividends and capital gains distributions made by a Fund during the period are reinvested in Fund shares.

     The Funds may also advertise total return data without reflecting the sales charges imposed on the purchase of Retail A Shares or the redemption of Retail B Shares in accordance with the rules of the SEC. Quotations that do not reflect the sales charges will be higher than quotations that do reflect the sales charges.

     The performance of the Funds will fluctuate and any quotation of performance should not be considered as representative of the future performance of the Funds. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance data are generally functions of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any additional fees charged by institutions with respect to accounts of customers that have invested in shares of a Fund will not be included in performance calculations.

     The portfolio managers of the Funds and other investment professionals may from time to time discuss in advertising, sales literature or other material, including periodic publications, various topics of interest to shareholders and prospective investors. The topics may include but are not limited to the advantages and disadvantages of investing in tax-deferred and taxable investments; Fund performance and how such performance may compare to various market indices; shareholder profiles and hypothetical investor scenarios; the economy; the financial and capital markets; investment strategies and techniques; investment products; and tax, retirement and investment planning.

                                  MISCELLANEOUS

     As used in this Statement of Additional Information, "assets belonging to" a particular Fund or series of a Fund means the consideration received by Galaxy upon the issuance of shares in that particular Fund or series of the Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds and a portion of any general assets of Galaxy not belonging to a particular series or Fund. In determining the net asset value of a particular series of a Fund, assets belonging to the particular series of the Fund are charged with the direct liabilities in respect of that series and with a share of the general liabilities of Galaxy, which are allocated in proportion to the relative asset values of the respective series and Funds at the time of allocation. Subject to the provisions of Galaxy's Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable liabilities, and the allocable portion of any general assets with respect to a particular series or Fund, are conclusive.

     Shareholders will receive unaudited semi-annual reports describing the Funds' investment operations and annual financial statements audited by independent certified public accountants.

     A "vote of the holders of a majority of the outstanding shares" of a particular Fund or a particular series of shares in a Fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund or such series of shares, or (b) 67% or more of the shares of such Fund or such series of shares present at a meeting if more than 50% of the outstanding shares of such Fund or such series of shares are represented at the meeting in person or by proxy.

     As of February 5, 2002, the name, address and percentage ownership of the entities or persons that held of record or beneficially 5% or more of the outstanding shares of each class of Galaxy's investment portfolios were as follows:

                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

MONEY MARKET FUND
   TRUST SHARES
   Fleet National Bank                                            97.94%
   P.O. Box 92800
   Rochester, NY  14692-8900

TAX-EXEMPT MONEY MARKET FUND
   TRUST SHARES
   Fleet National Bank                                            94.09%
   P.O. Box 92800
   Rochester, NY  14692-8900

GOVERNMENT MONEY MARKET FUND
   TRUST SHARES
   Fleet National Bank                                            96.42%
   P.O. Box 92800
   Rochester, NY  14692-8900

U.S. TREASURY MONEY MARKET FUND
   TRUST SHARES
   Fleet National Bank                                            94.49%
   P.O. Box 92800
   Rochester, NY  14692-8900

INSTITUTIONAL GOVERNMENT MONEY MARKET FUND
   TRUST SHARES
   Fleet National Bank                                            93.06%
   P.O. Box 92800
   Rochester, NY  14692-8900

MASSACHUSETTS MUNICIPAL MONEY MARKET FUND
   RETAIL A SHARES
   Fleet National Bank                                            35.92%
   P.O. Box 92800
   Rochester, NY  14692-8900
   U.S. Clearing A Division of Fleet
   Securities Inc.                                                26.40%
   26 Broadway
   New York, NY  10004-1703

CONNECTICUT MUNICIPAL MONEY MARKET FUND
   RETAIL A SHARES
   Fleet National Bank                                            49.46%
   P.O. Box 92800
   Rochester, NY  14692-8900

INSTITUTIONAL TREASURY MONEY MARKET FUND
   CLASS I SHARES
   Fleet National Bank                                            16.57%
   P.O. Box 92800
   Rochester, NY  14692-8900

   Bob & Co.                                                      12.99%
   Treasury Attn: A.J. Ferullo
   100 Federal Street
   Mailstop MADE10013E
   Boston, MA  02110-1802

   Fleet Bank Omnibus                                             67.09%
   20 Church Street, 8th Floor
   Mailstop CT/EH/40608F
   CAS Operations
   Hartford, CT  06103


                                                                 PERCENT
REGISTRATION NAME                                                OWNERSHIP
---------------------------------------------------------------------------

   CLASS II SHARES
   FIM Funding, Inc.                                             100.00%
   Attn: Glen Martin
   150 Federal Street, 4th Floor
   Boston, MA  02110

   CLASS III SHARES
   Bob & Co.                                                      97.33%
   Treasury Attn: A.J. Ferullo
   100 Federal Street
   Mailstop MADE10013E
   Boston, MA  02110-1802

INSTITUTIONAL PRIME MONEY MARKET FUND
   CLASS I SHARES
   Fleet National Bank                                            62.64%
   P.O. Box 92800
   Rochester, NY 14692-8900

   U.S. Clearing Corp.                                             8.53%
   26 Broadway
   New York, NY  10004-1703

   Bob & Co.                                                      21.30%
   Treasury Attn: A.J. Ferullo
   100 Federal Street
   Mailstop MADE10013E
   Boston, MA  02110-1802

   PFPC Inc.                                                       5.64%
   As Agent for the Benefit of TA Clients
   Kim Croston Auth. Officer
   4400 Computer Drive
   Westboro, MA  01581

   CLASS II SHARES
   FIM Funding, Inc.                                             100.00%
   Attn: Glen Martin
   150 Federal Street
   4th Floor
   Boston, MA  02110

   CLASS III SHARES
   FIM Funding, Inc.                                              10.69%
   Attn: Glen Martin
   150 Federal Street
   4th Floor
   Boston, MA  02110

   Bob & Co.                                                      89.31%
   Treasury Attn: A.J. Ferullo
   100 Federal Street
   Mailstop MADE10013E
   Boston, MA  02110-1802

EQUITY VALUE FUND
   TRUST SHARES
   Gales & Co.                                                    28.79%
   Fleet Investment Services
   Mutual Funds Unit- NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    21.39%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    24.17%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Amvescap National Trust
   Company                                                         5.44%
   Agent for Fleet National Bank FBO
   Leviton Manufacturing Savings Plan
   P.O. Box 4054
   Concord, CA  94524



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

EQUITY GROWTH FUND
   TRUST SHARES
   Gales & Co.                                                    52.09%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    18.81%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    17.41%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   PRIME A SHARES
   U.S. Clearing Corp.                                             6.83%
   FBO 104-32732-16
   Hilda Brandt
   Roland Park Place
   830 W. 40th Street Apt. 359
   Baltimore, MD  21211-2176

   NH Bragg & Sons                                                89.34%
   401(K) Profit Sharing Plan
   Lawrence S. Cronkite & John Bragg
   TTEES
   92 Perry Road
   P.O. Box 927
   Bangor, ME  04402-0927

   PRIME B SHARES
   U.S. Clearing Corp.                                            19.54%
   FBO 111-98315-17
   Thomas J. Bernfeld
   185 West End Avenue, Apt. 21D
   New York, NY  10023-5548

   U.S. Clearing Corp.                                            12.26%
   FBO 150-90636-14
   Lynn C. Sherrie
   245 Lake Street
   Wilson, NY  14172-9659

   U.S. Clearing Corp.                                            10.58%
   FBO 221-00085-18
   Walter M. Swiecicki & Cathleen
   Swiecicki
   JT WROS
   119 Old Beekman Road
   Monmouth Junction,  NJ 08852-3114

   U.S. Clearing Corp.                                             5.81%
   FBO 195-90734-10
   W.P. Fleming
   66500 E. 253 Road
   Grove, OK  74344-6163

   U.S. Clearing Corp.                                             5.71%
   FBO 131-98122-18
   Elaine B. Odessa
   9 Newman Road
   Pawtucket, RI  02860-6183

   U.S. Clearing Corp.                                            12.63%
   FBO 166-31108-21
   Frank Catanho, Trustee of the Frank
   Catanho
   1996 Trust - Dated 10/22/96
   22315 Main Street
   Hayward, NY  94541-4006

GROWTH FUND II
   TRUST SHARES
   Gales & Co.                                                    18.32%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   Gales & Co.                                                    13.31%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    58.71%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

EQUITY INCOME FUND
   TRUST SHARES
   Gales & Co.                                                    58.08%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    22.51%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    14.86%
   Fleet Investment Services
   Mutual Funds Unit- NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

INTERNATIONAL EQUITY FUND
   TRUST SHARES
   Gales & Co.                                                    23.92%
   Fleet Investment Services
   Mutual Funds Unit- NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    31.38%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    35.53%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   PRIME A SHARES
   U.S. Clearing Corp.                                            76.73%
   FBO 125-98055-11
   Albert F. Twanmo
   6508 81st Street
   Cabin John, MD  20818-1203

   U.S. Clearing Corp.                                            14.11%
   FBO 136-99157-13
   Jon-Paul Dadaian
   178 Clarken Drive
   West Orange, NJ  07052-3441

   U.S. Clearing Corp.                                             8.76%
   FBO 200-80589-15
   Mark A Rydell
   Quick & Reilly 401k Plan
   40 Bethesda Park Circle
   Boynton Beach, FL  33435-6613

   PRIME B SHARES
   U.S. Clearing Corp.                                            72.44%
   FBO 102-59241-17
   Church & Friary of St. Francis of Assisi
   c/o Fr. Peter Brophy, OFM
   135 West 31st Street
   New York, NY  10001-3405



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   U.S. Clearing Corp.                                             5.35%
   FBO 195-90025-13
   Guido Guinasso
   418 College Avenue
   San Francisco, CA  94112-1114

GROWTH & INCOME FUND
   TRUST SHARES
   Gales & Co.                                                    56.96%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    32.78%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   PRIME A SHARES
   U.S. Clearing Corp.                                            59.43%
   FBO 113-27816-16
   Pamela M. Fein
   68 Oak Ridge Drive
   Bethany, CT  06524-3118

   U.S. Clearing Corp.                                            17.98%
   FBO 175-97327-10
   Margaret Ann Gillenwater
   2525 E. Prince Road #23
   Tucson, AZ  85716-1146

   U.S. Clearing Corp.                                             6.14%
   FBO 114-97798-19
   Dona Schneid
   7909 Venture Center Way #9104
   Boynton Beach, FL  33437-7412

   U.S. Clearing Corp.                                             8.83%
   FBO 134-93669-12
   Krzysztof Mizura
   26 Perron Road
   Plainville, CT  06062-1100

   PRIME B SHARES
   U.S. Clearing Corp.                                            29.63%
   FBO 147-97497-13
   Martin Allen Sante
   8858 Moanalua Way
   Diamondhead, MS  39525-3760

   U.S. Clearing Corp.                                            17.37%
   FBO 103-31744-16
   Irwin Luftig & Elaine Luftig
   6119 Bear Creek Ct.
   Lake Worth, FL  33467-6812

   U.S. Clearing Corp.                                            16.62%
   FBO 148-28677-18
   Linda M Berke &
   Michael E. Berke JT TEN
   30941 Westwood Road
   Farmington Hills, MI  48331-1466

   U.S. Clearing Corp.                                            16.21%
   FBO 147-29019-15
   Walter W. Quan
   2617 Skyline Drive
   Lorain, OH  44053-2243

   U.S. Clearing Corp.                                             6.21%
   FBO 013-90166-12
   Florence G. St. Onge
   34 Cedar Lane
   Warren, RI  02885-2236



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

ASSET ALLOCATION FUND
   TRUST SHARES
   Gales & Co.                                                    48.98%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                     6.80%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   PRIME A SHARES
   U.S. Clearing Corp.                                            10.96%
   FBO 155-98529-16
   Frederick B. Galt
   616 Vanderlyn Lane
   Slingerlands, NY  12159-9543

   U.S. Clearing Corp.                                            20.40%
   FBO 175-97327-10
   Margaret Ann Gillenwater
   2525 E. Prince Road #23
   Tucson, AZ  85716-1146

   U.S. Clearing Corp.                                            31.50%
   FBO 194-97099-17
   James K. Winter
   2523 Greenridge Drive
   Belden, MS  38826-9530

   U.S. Clearing Corp.                                             7.88%
   FBO 108-98907-17
   Linda Lecessi-Karp
   141 Norwood Avenue
   Malverne, NY  11565-1422

   U.S. Clearing Corp.                                             6.29%
   FBO 170-02634-19
   Albert Roselli &
   Arlene Roselli JT TEN
   57 Deerpath Lane
   Westfield, MA  01085-1133

   U.S. Clearing Corp.                                            11.79%
   FBO 170-02647-14
   Frederick J. Roselli &
   Carol A. Roselli JT TEN
   585 North Westfield Street
   Feeding Hills, MA  01030-1217

   U.S. Clearing Corp.                                             6.95%
   FBO 145-90771-19
   IRA Rollover
   Nicole A. Zielske
   1914 Grayson Ridge Ct.
   Chesterfield, MO  63017-8740

   PRIME B SHARES
   U.S. Clearing Corp.                                            12.16%
   FBO 138-97818-14
   Carol Y. Foster
   20270 NE Marie Avenue
   Blountstown, FL  32424-1273

   U.S. Clearing Corp.                                            11.87%
   FBO 102-92974-11
   Ann E. Csernica
   8 Hunter Court
   Egg Harbor Twp., NJ  08234-7390

   U.S. Clearing Corp.                                             7.91%
   FBO 166-98559-16
   Ann P. Sargent
   422 Los Encinos Avenue
   San Jose, CA  95134-1336



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   U.S. Clearing Corp.                                             7.68%
   FBO 166-97970-19
   Alicia E. Schober
   10139 Ridgeway Drive
   Cupertino, CA  95014-2658

   U.S. Clearing Corp.                                             7.05%
   FBO 181-01324-13
   Paul R. Thornton & Karin
   Z. Thornton JT TEN
   1207 Oak Glen Lane
   Sugar Land, TX  77479-6175

   U.S. Clearing Corp.                                             5.85%
   FBO 013-00189-14
   David Paquin &
   Susan Paquin JT TEN
   Attn: Paul D. Nunes VP
   110 Westminister St. RI/MO/F02G
   Providence, RI  02903-2318

   SMALL COMPANY EQUITY FUND
   TRUST SHARES
   Gales & Co.                                                    50.00%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638

   Gales & Co.                                                    27.05%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638

   Gales & Co.                                                    11.02%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638

   SMALL CAP VALUE FUND
   TRUST SHARES
   Gales & Co.                                                    36.42%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    33.50%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    21.22%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   PRIME A SHARES
   U.S. Clearing Corp.                                            49.11%
   FBO 104-32732-16
   Hilda Brandt
   Roland Park Place
   830 W. 40th Street, Apt. 359
   Baltimore, MD  21211-2176

   U.S. Clearing Corp.                                            16.39%
   FBO 103-97564-14
   IRA Rollover Account
   Thomas X McKenna
   170 Turtle Creek Drive
   Tequesta, FL 33469-1547

   U.S. Clearing Corp.                                            15.12%
   FBO 103-31296-18
   Edward U. Roddy III
   109 Angler Avenue
   Palm Beach, FL  33480-3101



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   PRIME B SHARES
   U.S. Clearing Corp.                                            12.99%
   FBO 111-98315-17
   Thomas J. Bernfeld
   185 West End Avenue, Apt. 21D
   New York, NY  10023-5548

   U.S. Clearing Corp.                                             6.85%
   FBO 233-97395-15
   Rufus O. Eddins
   360 Dominion Circle
   Knoxville, TN  37922-2750

   U.S. Clearing Corp.                                             6.01%
   FBO 138-30212-17
   Virginia Godenrath T.O.D.
   Robert Godenrath
   5925 Shore Boulevard South #104
   Gulfport, FL  33707-5904

   U.S. Clearing Corp.                                             5.24%
   FBO 108-98907-17
   Linda Lecessi-Karp
   141 Norwood Avenue
   Malverne, NY  11565-1422

   U.S. Clearing Corp.                                             6.58%
   FBO 221-97250-13
   Michael A. Veschi
   106 Exmoor Court
   Leesburg, VA  20176-2049

   U.S. Clearing Corp.                                             8.80%
   FBO 107-30623-23
   Andrejs Zvejnieks
   2337 Christopher Walk
   Atlanta, GA  30327-1110

   U.S. Clearing Corp.                                             9.63%
   FBO 134-955935-15
   Reenee L. Mayne
   285 Redwood Road
   Manchester, CT  06040-6333

   STRATEGIC EQUITY FUND
   TRUST SHARES
   Gales & Co.                                                    30.06%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    52.42%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    16.99%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   FIM Funding, Inc.                                              98.42%
   Attn:  Glen Martin
   150 Federal Street 4th Floor
   Boston, MA  02109

   RETAIL A SHARES
   Fleet Bank, N.A.                                                8.08%
   Cust For The IRA Plan FBO
   Susan A. Bird
   30 Lafayette Avenue
   Somerset, NJ  08873-2556



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   Striplin Family Trust                                           5.44%
   Dave Striplin & Kristen Striplin JT
   WROS PDAA
   U/T/A DTD 1-22-2001
   1705 Vista Del Monte
   Auburn, CA  95603-6104

   U.S. Clearing Corp.                                             6.27%
   FBO 210-00116-14
   Anthony P. Verrico & Antonia Verrico
   JT/TEN
   32 Susan Drive
   Saugus, MA  01906-1238

   U.S. Clearing Corp.                                            39.22%
   FBO 230-05564-18
   Adelaide Donohue & Matthew Donohue
   JT/TEN
   42 Oceanview Drive
   Southhampton, NY  11968-4216

   RETAIL B SHARES
   FIM Funding, Inc.                                              11.83%
   Attn: Glen Martin
   150 Federal Street, 4th Floor
   Boston, MA  02109

   US Clearing Corp.                                              12.42%
   FBO 245-01434-13
   Anthony M. Savoy
   103 Oak Street
   Indian Orchard, MA  01151-1538

   US Clearing Corp.                                              28.33%
   FBO 245-94856-17
   Daniel Coletti
   465 Lexington Street
   Waltham, MA  02452

   US Clearing Corp.                                              11.83%
   FBO 108-04359-18
   Raheem Horton
   115 W. Fulton Avenue
   Roosevelt, NY  11575-2026

   US Clearing Corp.                                              33.95%
   FBO 134-08957-11
   Sergio M. Sevillano &
   Lourdes Colon JT/TEN
   23 Fairwood Farms Road
   West Hartford, CT  06107-3502

   PRIME A SHARES
   FIM Funding, Inc.                                              99.61%
   Attn: Glen Martin
   150 Federal Street, 4th Floor
   Boston, MA  02109

   PRIME B SHARES
   FIM Funding, Inc.                                              99.61%
   Attn: Glen Martin
   150 Federal Street, 4th Floor
   Boston, MA  02109

   LARGE CAP VALUE FUND
   TRUST SHARES
   Fleet National Bank                                            21.26%
   Attn: Daniel Berg
   P.O. Box 92800
   Rochester, NY  14692-8900

   Fleet National Bank                                            62.73%
   Attn: Daniel Berg
   P.O. Box 92800
   Rochester, NY  14692-8900

   BISYS BD Services Inc.                                          5.66%
   Fleet Conversion
   P.O. Box 4054
   Concord, CA  94524



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   LARGE CAP GROWTH FUND
   TRUST SHARES
   Fleet National Bank                                            15.02%
   Attn: Daniel Berg
   P.O. Box 92800
   Rochester, NY  14692-8900

   Fleet National Bank                                            74.90%
   Attn:  Daniel Berg
   P.O. Box 92800
   Rochester, NY  14692-8900

   BISYS BD Services Inc.                                          5.53%
   Fleet Conversion
   P.O. Box 4054
   Concord, CA  94524

   RETAIL A SHARES
   U.S. Clearing Corp.                                             7.59%
   FBO 236-91311-11
   C/F Peter J. Peff IRA
   PMB 413
   1151 Aquidneck Avenue
   Middletown, RI  02842-5255

   INTERMEDIATE GOVERNMENT INCOME
   FUND
   TRUST SHARES
   Gales & Co.                                                    55.93%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    26.79%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    13.41%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL B SHARES
   U.S. Clearing Corp.                                             5.03%
   FBO 209-90200-14
   Joel S. Corriveau
   28 Louise Avenue
   Methuen, MA  01844-3537

   HIGH QUALITY BOND FUND
   TRUST SHARES
   Gales & Co.                                                    28.05%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    19.60%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    45.19%
   Fleet Investment Services
   Mutual Funds Unit- NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   PRIME A SHARES
   U.S. Clearing Corp.                                            16.45%
   FBO 103-30971-12
   Doris G. Schack
   FBO- Doris G. Schack Living Trust
   9161 East Evans
   Scottsdale, AZ  85260-7575



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   U.S. Clearing Corp.                                            43.83%
   FBO 132-90090-11
   IRA Rollover
   Virginia Holmes
   207 Adams Street
   Ithaca, NY  14850-3514

   U.S. Clearing Corp.                                             8.01%
   FBO 013-02964-11
   Jane L. Grayhurst
   770 Boylston St., Apt. 10G
   Boston, MA  02199-7709

   US Clearing Corp.                                              31.59%
   FBO 246-90802-18
   Ratimir Pavesic
   65 East India Row Apt. 26G
   Boston, MA  02110-3388

   PRIME B SHARES
   U.S. Clearing Corp.                                            12.30%
   FBO 119-97697-10
   Ira Zornberg
   4219 Nautilus Avenue
   Brooklyn, NY  11224-1019

   U.S. Clearing Corp.                                            11.15%
   FBO 147-24459-13
   Jay Robert Klein
   26800 Amhearst Circle #209
   Cleveland, OH  44122-7572

   U.S. Clearing Corp.                                            14.41%
   FBO 230-02116-18
   Marjorie Dion
   301 Raimond Street
   Yaphank, NY  11980-9725

   U.S. Clearing Corp.                                             7.85%
   FBO 157-98031-13
   Patricia Fusco
   112 E. Chapel Avenue
   Cherry Hill, NJ  08034-1204

   U.S. Clearing Corp.                                             6.51%
   FBO 119-11589-12
   Hilja Schein
   264 East 211 Street, Apt. 2D
   Bronx, NY  10467-1528

   U.S. Clearing Corp.                                            10.72%
   FBO 131-07457-14
   U/A/D 1/29/99
   Petrella Fam Rev Trust #3
   John Petrella Trustee
   39 Cydot Drive
   North Kingstown, RI  02852-5611

   U.S. Clearing Corp.                                            10.72%
   FBO 131-07459-12
   U/A/D 1/29/99
   Petrella Fam Rev Trust #2
   John Petrella Trustee
   39 Cydot Drive
   North Kingstown, RI  02852-5611

   U.S. Clearing Corp.                                             5.81%
   FBO 238-97175-19
   Marie Goftfried
   Rollover IRA Account
   6411 Grand Cypress Circle
   Lake North, FL  33463-7363

SHORT-TERM BOND FUND
   Gales & Co.                                                    22.83%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   Gales & Co.                                                    38.30%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    32.51%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL B SHARES
   Chelsea Police Relief Assoc.                                    9.01%
   John R. Phillips Treas. &
   Michael McCona Clerk
   180 Crescent Avenue
   Chelsea, MA  02150-3017

   US Clearing Corp.                                               5.90%
   FBO 236-92074-16
   Willie M. Moye Sr.
   268 Mount Prospect Avenue
   Newark, NJ  07104-2008

TAX-EXEMPT BOND FUND
   TRUST SHARES
   Gales & Co.                                                    32.36%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    26.76%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    39.05%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL B SHARES
   Sylvia Fendler                                                 13.36%
   72 Brinkerhoff Avenue
   Stamford, CT  06905

   U.S. Clearing Corp.                                             5.95%
   FBO 978-02869-11
   Carol Guy
   Ali E. Guy
   14 Thomas Street
   Scarsdale, NY  10583-1031

   U.S. Clearing Corp.                                             5.28%
   FBO 245-07280-15
   Alan Landman
   Box 2339
   Providence, RI  02906-0339

   FISERV Securities Inc.                                          5.01%
   FAO 13875955
   Attn: Mutual Funds
   One Commerce Square
   2005 Market Street, Suite 1200
   Philadelphia, PA  19103

   FISERV Securities Inc.                                          6.55%
   FAO 13878082
   Attn: Mutual Funds
   One Commerce Square
   2005 Market Street, Suite 1200
   Philadelphia, PA  19103



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

INTERMEDIATE TAX-EXEMPT BOND FUND
   TRUST SHARES
   Gales & Co.                                                    10.91%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    85.01%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL A SHARES
   Richard F. Messing                                              7.12%
   3310 South Ocean Boulevard
   Apt. 532
   Highland Beach, FL  33487

   Charles Schwab & Co. Inc.                                      31.61%
   Attn: Mutual Funds
   101 Montgomery Street
   San Francisco, CA  94094-4122

   RETAIL B SHARES
   FIM Funding, Inc.                                              36.53%
   Attn: Glen Martin
   150 Federal Street, 4th Floor
   Boston, MA  02109

   Fleet Bank NA                                                  32.94%
   Cust of the IRA
   FBO Michael R. Gaulin
   78 St. Joseph St. Unit 7
   Woonsocket, RI  02895

   U.S. Clearing Corp.                                            30.53%
   FBO 597-06940-13
   Cenelia Perez
   201 Central Avenue
   Englewood, NJ  07631-2214

CONNECTICUT MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.
   Fleet Investment Services                                      75.95%
   Mutual Funds Unit -
   NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    23.90%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL A SHARES
   U.S. Clearing Corp.                                             7.33%
   FBO 134-08973-29
   Marquis Restitution Fund
   Charles D. Gersten Trustee
   216 Main Street
   Hartford, NY  06106-1817

   RETAIL B SHARES
   U.S. Clearing Corp.                                             6.36%
   FBO 245-06995-13
   Hans Hoffmann & Janice Hoffman
   36 Leeway
   Madison, CT  06443-2823

   U.S. Clearing Corp.                                             6.18%
   FBO 113-05954-14
   Darlene Kirychuk-Francis
   425 North Main Street
   Wallingford, CT  06492-3210

   U.S. Clearing Corp.                                            12.35%
   FBO 142-04560-12
   Zivko Blude
   60 Colonial Drive
   Stratford, CT  06614-2226



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   U.S. Clearing Corp.                                            14.35%
   FBO 142-04599-17
   Anthony Fiorello II & L. Ruth Fiorello
   20 Red Fox Road
   Stratford, CT  06614-2239

   U.S. Clearing Corp.                                            40.16%
   FBO 142-04600-14
   Richard L. Massey
   261 Pomperaug Woods
   Southbury, CT  06483-3501

CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.                                                     5.62%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638

   Gales & Co.                                                    20.60%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638

   SEI Trust Company                                               5.62%
   c/o Webster TR CO
   Attn:  Mutual Fund Administrator
   One Freedom Valley Dr.
   Oaks, PA  19456

   RETAIL A SHARES
   Charles Schwab & Co.                                           22.96%
   Attn: Mutual Funds
   101 Montgomery Street
   San Francisco, CA  94104-4122

   Kelly F. Shackelford                                            5.96%
   P.O. Box 672
   New Canaan, CT  06840-0672

   RETAIL B SHARES
   U.S. Clearing Corp.                                            95.45%
   FBO 221-08330-14
   Cara Pressman
   59 Tilia Court
   Hamilton, NJ  08690-3344

FLORIDA MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.                                                    74.00%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    25.10%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

MASSACHUSETTS MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.                                                    55.85%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    42.44%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL B SHARES
   U.S. Clearing Corp.                                            73.31%
   FBO 245-09436-14
   Thomas M. Apone
   64 Jacqueline Road #4
   Waltham, MA  02452-4973



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   U.S. Clearing Corp.                                             7.38%
   FBO 222-00942-19
   Gary P. McGrath & Amy J. McGrath
   JT/TEN
   9 Baldwin Road
   Westford, MA  01886-2063

   U.S. Clearing Corp.                                            11.81%
   FBO 222-00960-16
   John W. Carroll & Carole A. Carroll
   JT/TEN
   14 Ames Street
   Pepperell, MA  01463

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.                                                    76.78%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    22.84%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL B SHARES
   U.S. Clearing Corp.                                             9.82%
   FBO 210-00232-013
   Kathleen McLaughlin
   370 Charles River Road
   Watertown, MA  02472-2738

   U.S. Clearing Corp.                                            21.37%
   FBO 136-35267-14
   Margaret A. Geraghty
   253 Needham Street
   Dedham, MA  02026-7018

   U.S. Clearing Corp.                                             7.12%
   FBO 222-00665-14
   Michael Ashmore & Ann M. Evans-Ashmore
   JT/TEN
   345 Sargent Road
   Boxborough, MA  01719-1203

   US Clearing Corp.                                              19.05%
   FBO 222-00850-19
   Edwin M. Leung & Daphne Y. Chu JT/TEN
   15 Canterbury Lane
   Groton, MA  01450-4242

CORPORATE BOND FUND
   TRUST SHARES
   Gales & Co.                                                    24.13%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    42.54%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    25.25%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

RHODE ISLAND MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.                                                    78.29%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   Gales & Co.                                                    21.06%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL A SHARES
   Gales & Co.                                                    33.74%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    16.61%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   James R. McCulloch                                              5.96%
   c/o Microfibre
   P.O. Box 1208
   Pawtucket, RI  02862-1208

   RETAIL B SHARES
   U.S. Clearing Corp.                                            35.82%
   FBO 247-00404-17
   Phyllis J. Silverstein
   28 Kennedy Blvd.
   Lincoln, RI  02865-3602

   U.S. Clearing Corp.                                            10.14%
   FBO 247-00732-10
   Jose A Severino
   22 Set-N-Sun Drive
   Hope, RI  02831-1830

   U.S. Clearing Corp.                                            10.12%
   FBO 131-08123-16
   Anastasia Tsonos
   12 Nevada Avenue
   Rumford, RI  02916-2407

   U.S. Clearing Corp.                                            25.36%
   FBO 247-00882-18
   Lillian M. Crepeau
   16 Wagon Road
   Cumberland, RI  02864

   U.S. Clearing Corp.                                            14.95%
   FBO 131-07752-16
   Dina N. Cote
   20 Taber Avenue
   Providence, RI  02906-4111

NEW YORK MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.                                                    63.23%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    31.23%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL B SHARES
   U.S. Clearing Corp.                                            31.43%
   FBO 978-00592-19
   Michelina Pezzulo
   Joseph Pezzulo
   249 Crescent Place
   Yonkers,  NY 10704-1628

   U.S. Clearing Corp.                                            41.68%
   FBO 245-01932-10
   Robert A. Miller
   130 Greenwood Street
   Canisteo, NY  14823-1234



                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   U.S. Clearing Corp.                                             8.26%
   FBO 116-02797-15
   Michael F. Mucia
   222 Manitan Road
   Cayuga, NY  13034-4117

NEW JERSEY MUNICIPAL BOND FUND
   TRUST SHARES
   Gales & Co.                                                    37.08%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                    52.19%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   Gales & Co.                                                     8.44%
   Fleet Investment Services
   Mutual Funds Unit - NY/RO/TO4A
   159 East Main Street
   Rochester, NY  14638-0001

   RETAIL A SHARES
   U.S. Clearing Corp.                                            15.13%
   FBO 979-10688-11
   John J. Delucca
   314 Ardmore Road
   Ho Ho Kus, NJ  07423-1110

   U.S. Clearing Corp.                                             9.45%
   FBO 979-14430-14
   John R. Wright & Maria N. Wright
   JTTEN
   706 Princeton Kingston Road
   Princeton, NJ  08540-4124

   RETAIL B SHARES
   FIM Funding, Inc.                                              14.57%
   Attn: Glen Martin
   150 Federal Street, 4th Floor
   Boston, MA  02110

   U.S. Clearing Corp.                                            36.40%
   FBO 597-09005-19
   Chaia-Lin Sung Lee & Diana S. Lee
   JT/TEN
   P.O. Box 291
   Tenafly, NJ  07670-0291

   U.S. Clearing Corp.                                            49.02%
   FBO 597-09212-18
   Antoun Khouri
   T.O.D. Marie Shaleesh
   358 Mountain Road
   Englewood, NJ  07631-3727

PENNSYLVANIA MUNICIPAL BOND FUND
   TRUST SHARES
   Fleet National Bank                                            45.40%
   Attn: Daniel Berg
   P.O. Box 92800
   Rochester, NY  14692-8900

   Fleet National Bank                                            36.62%
   Attn: Daniel Berg
   P.O. Box 92800
   Rochester, NY  14692-8900

   Northeast Pennsylvania
   Trust Co.                                                       6.55%
   William C. Kringe
   Rhoda Lescowitch & Joanne Yachera
   Auth Officers
   31 W. Broad Street
   Hazelton, PA  18201-6407


                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   SEI Private Trust Co.                                           8.13%
   c/o Philadelphia Trust Co.
   Attn: Mutual Fund Administrator
   1 Freedom Valley Dr.
   Oaks, PA  19456

   PRIME RESERVES
   U.S. Clearing Corp.                                           100.00%
   26 Broadway
   New York, NY  10004-1703

   GOVERNMENT RESERVES
   U.S. Clearing Corp.                                           100.00%
   26 Broadway
   New York, NY  10004-1703

   TAX-EXEMPT RESERVES
   U.S. Clearing Corp.                                           100.00%
   26 Broadway
   New York, NY  10004-1703

     As of February 5, 2002, the name, address and percentage ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding Trust Shares (Class I Shares of the Institutional Money Market, Institutional Treasury Money Market and Institutional Government Money Market Funds) of each of Galaxy's investment portfolios were as follows:

                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

MONEY MARKET FUND
   Stable Asset Fund
   c/o Norstar Trust Company
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             6.37%

GOVERNMENT MONEY MARKET FUND
   AMS Trust Account
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             6.09%

U.S. TREASURY MONEY MARKET FUND
   Loring Walcott Client Sweep Acct
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            19.34%

EQUITY GROWTH FUND
   Fleet Savings Plus-Equity Growth
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            22.45%

   Nusco Retiree Health VEBA Trust
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             6.97%

INTERNATIONAL EQUITY FUND
   Fleet Savings Plus-Intl Equity
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            12.03%

STRATEGIC EQUITY FUND
   Perstorp Retirement Trust
   c/o Fleet Financial Group
   159 East Main
   Rochester, NY 14638                                            14.69%

HIGH QUALITY BOND FUND
   Fleet Savings Plus Plan-HQ Bond
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            13.58%

ASSET ALLOCATION FUND
   Fleet Savings Plus-Asset Allocation
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            30.67%

SMALL COMPANY EQUITY FUND
   Fleet Savings Plus-Small Company
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            39.13%


                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

TAX-EXEMPT BOND FUND
   Nusco Retiree Health VEBA Trust
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            32.05%

CONNECTICUT MUNICIPAL BOND FUND
   Doris C. Bullock Trust Cust.
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             5.38%

MASSACHUSETTS MUNICIPAL BOND FUND
   Jeffrey or Gail Press IMA
   c/o  Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             6.82%

GROWTH & INCOME FUND
   Fleet Savings Plus-Grth Income
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            52.09%

SMALL CAP VALUE FUND
   FBF Penison Plan - Misc Assets
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            13.73%

   CVS Inc. 401(K) P/S SCV
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            11.50%

   CVS Inc 401(K) P/S Pln Aggressive
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             5.37%

INSTITUTIONAL GOVERNMENT MONEY MARKET
FUND
   Transwitch Cap Focus Acct c/o Norstar
   Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             8.24%

   Susan Morse-Hilles Trust
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             7.80%

   Aeroflex Inc. Cap Focus
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             6.47%

RHODE ISLAND MUNICIPAL BOND FUND
   CP Pritchard TR GST Non-Exempt
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                            12.95%

INSTITUTIONAL MONEY MARKET FUND
   NJ Guarantee
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             7.28%


                                                                  PERCENT
REGISTRATION NAME                                                 OWNERSHIP
---------------------------------------------------------------------------

   Liposome I/M
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY 14638                                             5.26%

   SSC Investments
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY  14638                                            5.02%

FLORIDA MUNICIPAL BOND FUND
   Michael C Kent Trust Agency
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY  14638                                           11.83%

   C Pritchard TR B SH LP Hess
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY  14638                                            5.75%

   William M. Wood Trust
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY  14638                                            5.49%

PENNSYLVANIA MUNICIPAL BOND FUND
   Morse, William Sr.
   c/o Norstar Trust Co.
   Gales & Co.
   159 East Main
   Rochester, NY  14638                                            5.65%

                              FINANCIAL STATEMENTS

     Galaxy's Annual Report to Shareholders with respect to the Funds for the fiscal year ended October 31, 2001 has been filed with the SEC. The financial statements contained in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and financial highlights for the Funds for the fiscal years ended October 31, 2001, 2000 and 1999 have been audited by Galaxy's independent auditors, Ernst & Young LLP, whose report thereon also appears in such Annual Report and is incorporated herein by reference. The financial statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The information in the Annual Report for the fiscal years ended on or before October 31, 1998 was audited by Galaxy's former auditors.

     The Annual Report to Shareholders with respect to the Predecessor Pillar Fund for the fiscal year ended December 31, 2000 has been filed with the SEC. The financial statements contained in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and financial highlights for the Predecessor Pillar Fund included in such Annual Report to Shareholders have been audited by the Predecessor Pillar Fund's independent accountants, Arthur Andersen LLP, whose report thereon also appears in such Annual Report and is also incorporated herein by reference. The financial statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The Annual Report to Shareholders with respect to the Predecessor Boston 1784 Funds for the fiscal year ended May 31, 2000 has been filed with the SEC. The financial statements contained in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and financial highlights for the Predecessor Boston 1784 Funds included in such Annual Report to Shareholders have been audited by the Predecessor Boston 1784 Funds' independent accountants, PricewaterhouseCoopers LLP, whose report thereon also appears in such Annual Report and is also incorporated herein by reference. The financial statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   APPENDIX A

                        DESCRIPTION OF SECURITIES RATINGS

SHORT-TERM CREDIT RATINGS

     A Standard & Poor's short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor's for short-term issues:

     "A-1" - Obligations are rated in the highest category and indicate that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

     "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

     "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     "B" - Obligations have significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

     "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

     Moody's short-term ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for short-term obligations:

     "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

     "Prime-2" - Issuers (or supporting institutions) have a strong ability to repay senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation than is the case for Prime-1 securities. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

     "Not Prime" - Issuers do not fall within any of the Prime rating categories.

     Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

     "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

     "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

     "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

     "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

     "C" - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

     "D" - Securities are in actual or imminent payment default.

LONG-TERM CREDIT RATINGS

     The following summarizes the ratings used by Standard & Poor's for long-term issues:

     "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

     "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

     "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

     "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

     "C" - A subordinated debt obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

     "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payment will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     The following summarizes the ratings used by Moody's for long-term debt:

     "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

     "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     "Caa" - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes long-term ratings used by Fitch:

     "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

     "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

     "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

     "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

     "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

     "B" - Securities considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

     "CCC," "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

     "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in these categories are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

     Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

     PLUS (+) or MINUS (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category or to categories below "CCC".

NOTES TO SHORT-TERM AND LONG-TERM CREDIT RATINGS

STANDARD & POOR'S

     CREDITWATCH: CreditWatch highlights the potential direction of a short- or long-term rating. It focuses on identifiable events and short-term trends that cause ratings to be placed under special surveillance by Standard & Poor's analytical staff. These may include mergers, recapitalizations, voter referendums, regulatory action, or anticipated operating developments. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is necessary to evaluate the current rating. A listing, however, does not mean a rating change is inevitable, and whenever possible, a range of alternative ratings will be shown. CreditWatch is not intended to include all ratings under review, and rating changes may occur without the ratings having first appeared on CreditWatch. The "positive" designation means that a rating may be raised; "negative" means a rating may be lowered; and "developing" means that a rating may be raised, lowered or affirmed.

     RATING OUTLOOK: A Standard & Poor's Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

             - Positive means that a rating may be raised.
             - Negative means that a rating may be lowered.
             - Stable means that a rating is not likely to change.
             - Developing means a rating may be raised or lowered.
             - N.M. means not meaningful.

MOODY'S

     WATCHLIST: Watchlists list the names of credits whose ratings have a likelihood of changing. These names are actively under review because of developing trends or events which, in Moody's opinion, warrant a more extensive examination. Inclusion on this Watchlist is made solely at the discretion of Moody's Investors Services, and not all borrowers with ratings presently under review for possible downgrade or upgrade are included on any one Watchlist. In certain cases, names may be removed from this Watchlist without a change in rating.

FITCH

     WITHDRAWN: A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

     RATING WATCH: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

     RATING OUTLOOK: A Rating Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlooks does not imply a rating change is inevitable. Similarly, companies whose outlooks are "stable" could be upgraded or downgraded before an outlook moves to a positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.

MUNICIPAL NOTE RATINGS

     A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

     "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

     "SP-2" - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

     "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

     In municipal debt issuance, there are three rating categories for short-term obligations that are considered investment grade. These ratings are designated Moody's Investment Grade ("MIG") and are divided into three levels - MIG 1 through MIG 3. In the case of variable rate demand obligations, a two-component rating is assigned. The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature is designated as VMIG. MIG ratings expire at note maturity. By contrast, VMIG ratings expirations will be a function of each issue's specific structural or credit features. The following summarizes the ratings by Moody's for these short-term obligations:

     "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

     "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

     "MIG-3"/"VMIG-3" - This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

     "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

     Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

ABOUT CREDIT RATINGS

A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation. The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation. Credit ratings may be changed, suspended or withdrawn.

Moody's credit ratings must be construed solely as statements of opinion and not recommendations to purchase, sell or hold any securities.

Fitch credit ratings are an opinion on the ability of an entity or of a securities issue to meet financial commitments on a timely basis. Fitch credit ratings are used by investors as indications of the likelihood of getting their money back in accordance with the terms on which they invested. However, Fitch credit ratings are not recommendations to buy, sell or hold any security. Ratings may be changed or withdrawn.

                                   APPENDIX B

     As stated above, the Funds (other than the Pennsylvania Municipal Bond
Fund) may enter into futures transactions for hedging purposes. The following is a description of such transactions.

I.   INTEREST RATE FUTURES CONTRACTS

     Use of Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Funds may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

     The Funds presently could accomplish a similar result to that which they hope to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Funds, through using futures contracts.

     DESCRIPTION OF INTEREST RATE FUTURES CONTRACTS. An interest rate futures contract sale would create an obligation by a Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

     Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Fund immediately is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

     Interest rate futures contracts are traded in an auction environment on the floors of several exchanges -- principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

     A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Funds may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

     EXAMPLE OF FUTURES CONTRACT SALE. The Funds would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security held by a particular Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). Fleet wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and Fleet believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of
98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

     In that case, the five point loss in the market value of the portfolio security would be offset by the five point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

     Fleet could be wrong in its forecast of interest rates, and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

     If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

     EXAMPLE OF FUTURES CONTRACT PURCHASE. A Fund would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Fund may purchase.

     For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. Fleet wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and Fleet believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5 point increase in the price that the Fund pays for the long-term bond would be offset by the 5 point gain realized by closing out the futures contract purchase.

     Fleet could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

     If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

II.  MUNICIPAL BOND INDEX FUTURES CONTRACTS

     A municipal bond index assigns relative values to the bonds included in the index and the index fluctuates with changes in the market values of the bonds so included. The Chicago Board of Trade has designed a futures contract based on the Bond Buyer Municipal Bond Index. This Index is composed of 40 term revenue and general obligation bonds, and its composition is updated regularly as new bonds meeting the criteria of the Index are issued and existing bonds mature. The Index is intended to provide an accurate indicator of trends and changes in the municipal bond market. Each bond in the Index is independently priced by six dealer-to-dealer municipal bond brokers daily. The 40 prices then are averaged and multiplied by a coefficient.

The coefficient is used to maintain the continuity of the Index when its composition changes. The Chicago Board of Trade, on which futures contracts based on this Index are traded, as well as other U.S. commodities exchanges, are regulated by the Commodity Futures Trading Commission. Transactions on such exchange are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

     The Funds will sell index futures contracts in order to offset a decrease in market value of their respective portfolio securities that might otherwise result from a market decline. A Fund may do so either to hedge the value of its portfolio as a whole, or to protect against declines occurring prior to sales of securities, in the value of the securities to be sold. Conversely, a Fund will purchase index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, a Fund will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

     Closing out a futures contract sale prior to the settlement date may be effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the index involved and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Fund is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

EXAMPLE OF A MUNICIPAL BOND INDEX FUTURES CONTRACT

     Consider a portfolio manager holding $1 million par value of each of the following municipal bonds on February 2 in a particular year.

                                                                     Current Price
                                                                     (points and
                                                       Maturity      thirty-seconds
Issue                   Coupon    Issue Date             Date        of a point)
----------------------------------------------       ---------------------------------
Ohio HFA                9 3/8       5/05/83             5/1/13       94-2
NYS Power               9 3/4       5/24/83             1/1/17       102-0
San Diego, CA IDR       10          6/07/83             6/1/18       100-14
Muscatine, IA Elec      10 5/8      8/24/83             1/1/08       103-16
Mass Health & Ed        10          9/23/83             7/1/16       100-12

     The current value of the portfolio is $5,003,750.
     To hedge against a decline in the value of the portfolio, resulting from a rise in interest rates, the portfolio manager can use the municipal bond index futures contract. The current value of the Municipal Bond Index is 86-09. Suppose the portfolio manager takes a position in the futures market opposite to his or her cash market position by selling 50 municipal bond index futures contracts (each contract represents $100,000 in principal value) at this price.

       On March 23, the bonds in the portfolio have the following values:

            Ohio HFA                               81-28
            NYS Power                              98-26
            San Diego, CA IDB                      98-11
            Muscatine, IA Elec                     99-24
            Mass Health & Ed                       97-18

     The bond prices have fallen, and the portfolio has sustained a loss of $130,312. This would have been the loss incurred without hedging. However, the Municipal Bond Index also has fallen, and its value stands at 83-27. Suppose now the portfolio manager closes out his or her futures position by buying back 50 municipal bond index futures contracts at this price.

     The following table provides a summary of transactions and the results of the hedge.

                         CASH MARKET                       FUTURES MARKET
                         -----------                       --------------
      February 2         $5,003,750 long position          Sell 50 Municipal Bond
                         in municipal bonds.               Futures contracts at 86-09
      March 23           $4,873,438 long position          Buy 50 Municipal Bond
                         in municipal bonds                futures contracts at 83-27
                         ----------------------------      ----------------------------
                         $130,312 Loss                     $121,875 Gain

     While the gain in the futures market did not entirely offset the loss in the cash market, the $8,437 loss is significantly lower than the loss which would have been incurred without hedging.

     The numbers reflected in this appendix do not take into account the effect of brokerage fees or taxes.

III. MARGIN PAYMENTS

     Unlike purchases or sales of portfolio securities, no price is paid or received by a Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with Galaxy's custodian an amount of cash or cash equivalents, known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when a particular Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the futures contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, Fleet may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

IV.  RISKS OF TRANSACTIONS IN FUTURES CONTRACTS

     There are several risks in connection with the use of futures by the Funds as hedging devices. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments that are the subject of the hedge. The price of the futures may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, a Fund would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Funds involved will experience either a loss or gain on the futures, which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the investment adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by Fleet. It is also possible that, where a Fund had sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of instruments held in the Fund may decline. If this occurred, the Fund would lose money on the futures and also experience a decline in value in its portfolio securities.

     Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

     In instances involving the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with Galaxy's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

     In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the adviser may still not result in a successful hedging transaction over a short time frame.

     Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Funds intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

     Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

     Successful use of futures by the Funds is also subject to Fleet's ability to predict correctly movements in the direction of the market. For example, if a particular Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Funds may have to sell securities at a time when it may be disadvantageous to do so.